EXECUTION COPY

POOLING AND SERVICING AGREEMENT

Relating to

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C

Among

NATIONSTAR FUNDING LLC,

as Depositor,

NATIONSTAR MORTGAGE LLC,
as Seller,

AUBURN FUNDING, LLC,

as Conduit Seller,

NATIONSTAR MORTGAGE LLC,
as Servicer,

and

THE BANK OF NEW YORK
as Trustee

Dated as of June 1, 2007

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION

2

Section 1.01.

Definitions.

2

Section 1.02.

Use of Words and Phrases.

43

Section 1.03.

Captions, Table of Contents.

43

Section 1.04.

Opinions.

43

ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST

44

Section 2.01.

Establishment of the Trust.

44

Section 2.02.

Office.

44

Section 2.03.

Purposes and Powers.

44

Section 2.04.

Appointment of the Trustee; Declaration of Trust.

44

Section 2.05.

Expenses of the Trust.

44

Section 2.06.

Ownership of the Trust.

44

Section 2.07.

Situs of the Trust.

45

Section 2.08.

Designation of Interests in REMICs.

45

Section 2.09.

Miscellaneous REMIC Provisions.

60

Section 2.10.

Supplemental Interest Trust.

60

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

DEPOSITOR, THE SERVICER AND THE SELLERS; COVENANT OF SELLER TO

CONVEY HOME EQUITY LOANS

61

Section 3.01.

Representations and Warranties of the Depositor.

61

Section 3.02.

Representations and Warranties of the Servicer.

63

Section 3.03.

Representations and Warranties of the Sellers.

65

Section 3.04.

Covenants of Sellers to Take Certain Actions with Respect to the Home

Equity Loans in Certain Situations.

68

Section 3.05.

Sale Treatment of the Home Equity Loans and Qualified Replacement

Mortgages.

82

Section 3.06.

Acceptance by Trustee; Certain Substitutions of Home Equity Loans;

Certification by Trustee.

86

Section 3.07.

High-Cost Home Loans.

88

Section 3.08.

Custodian.

88

Section 3.09.

Cooperation Procedures.

89

Section 3.10.

Payment of Taxes, Insurance and Other Charges.

89

ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES

91

Section 4.01.

Issuance of Certificates.

91

Section 4.02.

Sale of Certificates.

91

ARTICLE V CERTIFICATES AND TRANSFER OF INTERESTS

92

Section 5.01.

Terms.

92

Section 5.02.

Forms.

92

Section 5.03.

Execution, Authentication and Delivery.

92

Section 5.04.

Registration and Transfer of Certificates.

93

Section 5.05.

Mutilated, Destroyed, Lost or Stolen Certificates.

95

Section 5.06.

Persons Deemed Owners.

96

Section 5.07.

Cancellation.

96

Section 5.08.

Limitation on Transfer of Ownership Rights.

96

Section 5.09.

Assignment of Rights.

98

ARTICLE VI COVENANTS

100

Section 6.01.

Distributions.

100

Section 6.02.

Money for Distributions to be Held in Trust; Withholding.

100

Section 6.03.

Protection of Trust Estate.

101

Section 6.04.

Performance of Obligations.

102

Section 6.05.

Negative Covenants.

102

Section 6.06.

No Other Powers.

103

Section 6.07.

Limitation of Suits.

103

Section 6.08.

Unconditional Rights of Owners to Receive Distributions.

103

Section 6.09.

Rights and Remedies Cumulative.

104

Section 6.10.

Delay or Omission Not Waiver.

104

Section 6.11.

Control by Owners.

104

Section 6.12.

Indemnification by Nationstar Mortgage.

104

ARTICLE VII ACCOUNTS, DISBURSEMENTS AND RELEASES

106

Section 7.01.

Collection of Money.

106

Section 7.02.

Establishment of Accounts.

106

Section 7.03.

Flow of Funds.

106

Section 7.04.

Net WAC Cap Carryover Reserve Fund; WAC Excess.

112

Section 7.05.

Investment of Accounts.

113

Section 7.06.

Payment of Trust Expenses.

113

Section 7.07.

Eligible Investments.

113

Section 7.08.

Accounting and Directions by Trustee.

115

Section 7.09.

Reports by Trustee to Owners.

116

Section 7.10.

Reports by Trustee.

119

Section 7.11.

Allocation of Losses.

120

Section 7.12.

Swap Account.

121

Section 7.13.

Tax Treatment of Swap Payments and Swap Termination Payments.

123

ARTICLE VIII SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

124

Section 8.01.

Servicer and Sub-Servicers.

124

Section 8.02.

Collection of Certain Home Equity Loan Payments.

125

Section 8.03.

Sub-Servicing Agreements Between Servicer and Sub-Servicers.

126

Section 8.04.

Successor Sub-Servicers.

126

Section 8.05.

Liability of Servicer; Indemnification.

126

Section 8.06.

No Contractual Relationship Between Sub-Servicer, Trustee or the Owners.

127

Section 8.07.

Assumption or Termination of Sub-Servicing Agreement by Trustee.

127

Section 8.08.

Principal and Interest Account.

127

Section 8.09.

Delinquency Advances, Servicing Advances and Arrearages.

129

Section 8.10.

Compensating Interest; Repurchase of Home Equity Loans.

131

Section 8.11.

Maintenance of Insurance.

132

Section 8.12.

Due-on-Sale Clauses; Assumption and Substitution Agreements.

133

Section 8.13.

Realization Upon Defaulted Home Equity Loans; Workout of Home Equity

Loans.

134

Section 8.14.

Trustee to Cooperate; Release of Files.

136

Section 8.15.

Servicing Compensation.

137

Section 8.16.

Annual Statement as to Compliance.

137

Section 8.17.

[Reserved].

137

Section 8.18.

Access to Certain Documentation and Information Regarding the Home

Equity Loans.

137

Section 8.19.

Assignment of Agreement.

138

Section 8.20.

Removal of Servicer; Retention of Servicer; Resignation of Servicer.

138

Section 8.21.

Inspections; Errors and Omissions Insurance.

142

Section 8.22.

Additional Servicing Responsibilities for Second Mortgage Loans.

142

Section 8.23.

The Adjustable Rate Home Equity Loans.

143

Section 8.24.

Merger, Conversion, Consolidation or Succession to Business of Servicer.

143

Section 8.25.

Notices of Material Events.

144

Section 8.26.

Indemnification by the Servicer.

144

Section 8.27.

Reports on Foreclosure and Abandonment of Properties.

144

Section 8.28.

[Reserved].

145

Section 8.29.

Advance Facility.

145

ARTICLE IX TERMINATION OF TRUST

148

Section 9.01.

Termination of Trust.

148

Section 9.02.

Termination Upon Option of the Servicer.

148

Section 9.03.

Disposition of Proceeds.

149

ARTICLE X THE TRUSTEE

150

Section 10.01.

Certain Duties and Responsibilities.

150

Section 10.02.

Removal of Trustee for Cause.

152

Section 10.03.

Certain Rights of the Trustee.

153

Section 10.04.

Not Responsible for Recitals or Issuance of Certificates.

155

Section 10.05.

May Hold Certificates.

155

Section 10.06.

Money Held in Trust.

156

Section 10.07.

Compensation and Reimbursement.

156

Section 10.08.

Corporate Trustee Required; Eligibility.

156

Section 10.09.

Resignation and Removal; Appointment of Successor.

157

Section 10.10.

Acceptance of Appointment by Successor Trustee.

158

Section 10.11.

Merger, Conversion, Consolidation or Succession to Business of the

Trustee.

158

Section 10.12.

Reporting; Withholding.

159

Section 10.13.

Indemnification and Liability of the Trustee.

159

Section 10.14.

Appointment of Co-Trustee or Separate Trustee.

160

Section 10.15.

Appointment of Custodians.

161

ARTICLE XI MISCELLANEOUS

162

Section 11.01.

Compliance Certificates and Opinions.

162

Section 11.02.

Form of Documents Delivered to the Trustee.

162

Section 11.03.

Acts of Owners.

163

Section 11.04.

Notices, etc. to Trustee.

163

Section 11.05.

Notices and Reports to Owners; Waiver of Notices.

164

Section 11.06.

Rules by Trustee.

164

Section 11.07.

Successors and Assigns.

164

Section 11.08.

Severability.

165

Section 11.09.

Benefits of Agreement; Third-Party Beneficiaries.

165

Section 11.10.

Legal Holidays.

165

Section 11.11.

Governing Law; Submission to Jurisdiction.

165

Section 11.12.

Counterparts.

166

Section 11.13.

Usury.

166

Section 11.14.

Amendment.

166

Section 11.15.

Paying Agent; Appointment and Acceptance of Duties.

167

Section 11.16.

REMIC Status.

168

Section 11.17.

Additional Limitation on Action and Imposition of Tax.

170

Section 11.18.

Appointment of Tax Matters Person.

171

Section 11.19.

Notices.

171

Section 11.20.

Rule 144A Information.

173

ARTICLE XII EXCHANGE ACT REPORTING

174

Section 12.01.

Filing Obligations.

174

Section 12.02.

Form 10-D Filings.

174

Section 12.03.

Form 8-K Filings.

175

Section 12.04.

Form 10-K Filings.

175

Section 12.05.

Sarbanes-Oxley Certification.

176

Section 12.06.

Form 15 Filing.

177

Section 12.07.

Report on Assessment of Compliance and Attestation.

177

Section 12.08.

Use of Subservicers and Subcontractors.

178

Section 12.09.

Amendments.

179

SCHEDULE I-A

SCHEDULE OF THE GROUP 1 HOME EQUITY LOANS

SCHEDULE I-B

SCHEDULE OF THE GROUP 2 HOME EQUITY LOANS

SCHEDULE I-C

PREPAYMENT CHARGE SCHEDULE

SCHEDULE I-D

[RESERVED]

SCHEDULE I-E

SELLER SCHEDULE OF HOME EQUITY LOANS

SCHEDULE I-F

CONDUIT SCHEDULE OF HOME EQUITY LOANS

SCHEDULE I-G

INVESTMENT INSTRUCTIONS TO TRUSTEE

SCHEDULE I-H

SWAP AGREEMENT SCHEDULE OF NOTIONAL AMOUNTS

EXHIBIT A-1

FORM OF CLASS 1-AV-1 CERTIFICATE

EXHIBIT A-2

FORM OF CLASS 2-AV-1 CERTIFICATE

EXHIBIT A-3

FORM OF CLASS 2-AV-2 CERTIFICATE

EXHIBIT A-4

FORM OF CLASS 2-AV-3 CERTIFICATE

EXHIBIT A-5

FORM OF CLASS 2-AV-4 CERTIFICATE

EXHIBIT A-6

FORM OF CLASS M-1 CERTIFICATE

EXHIBIT A-7

FORM OF CLASS M-2 CERTIFICATE

EXHIBIT A-8

FORM OF CLASS M-3 CERTIFICATE

EXHIBIT A-9

FORM OF CLASS M-4 CERTIFICATE

EXHIBIT A-10

FORM OF CLASS M-5 CERTIFICATE

EXHIBIT A-11

FORM OF CLASS M-6 CERTIFICATE

EXHIBIT A-12

FORM OF CLASS M-7 CERTIFICATE

EXHIBIT A-13

FORM OF CLASS M-8 CERTIFICATE

EXHIBIT A-14

FORM OF CLASS M-9 CERTIFICATE

EXHIBIT A-15

FORM OF CLASS M-10 CERTIFICATE

EXHIBIT B-1

FORM OF CLASS X-IO CERTIFICATE

EXHIBIT B-2

FORM OF CLASS P CERTIFICATE

EXHIBIT C

FORM OF CLASS R CERTIFICATE

EXHIBIT D

FORM OF CERTIFICATE RE:  HOME EQUITY LOANS PREPAID IN

FULL AFTER THE CUT-OFF DATE

EXHIBIT E-1

FORM OF TRUSTEE’S ACKNOWLEDGEMENT OF RECEIPT

EXHIBIT E-2

FORM OF CUSTODIAN’S ACKNOWLEDGEMENT OF RECEIPT

EXHIBIT E-3

FORM OF DELAYED DELIVERY CERTIFICATION

EXHIBIT F

FORM OF POOL CERTIFICATION

EXHIBIT G

FORM OF DELIVERY ORDER

EXHIBIT H

FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

EXHIBIT I-1

FORM OF CERTIFICATE REGARDING TRANSFER (ACCREDITED

INVESTOR)

EXHIBIT I-2

FORM OF CERTIFICATE OF TRANSFER (RULE 144A)

EXHIBIT J

HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS

EXHIBIT K

[RESERVED]

EXHIBIT L

[RESERVED]

EXHIBIT M

[RESERVED]

EXHIBIT N

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

[RESERVED]

EXHIBIT R

SWAP AGREEMENT

EXHIBIT S

[RESERVED]

EXHIBIT T-1

FORM OF PERFORMANCE CERTIFICATION (TRUSTEE)

EXHIBIT T-2

FORM OF PERFORMANCE CERTIFICATION (SUBSERVICER)

EXHIBIT U

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN

ASSESSMENT OF COMPLIANCE STATEMENT

EXHIBIT V

LIST OF ITEM 1119 PARTIES

EXHIBIT W

FORM OF SARBANES-OXLEY CERTIFICATION

POOLING AND SERVICING AGREEMENT, relating to NATIONSTAR HOME EQUITY LOAN TRUST 2007-C, dated as of June 1, 2007 by and among NATIONSTAR FUNDING LLC, a Delaware limited liability company, in its capacity as the depositor (the “Depositor”), NATIONSTAR MORTGAGE LLC, a Delaware limited liability company, (“Nationstar Mortgage”) in its capacities as a seller (in such capacity, the “Seller”) and as the servicer (in such capacity, the “Servicer”), Auburn Funding, LLC, a Delaware limited liability company, in its capacity as a seller (the “Conduit Seller”; and together with the Seller, the “Sellers”) and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as the trustee (the “Trustee”).

WHEREAS, the Seller wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

WHEREAS, the Seller and the Conduit Seller wish to sell to the Depositor, the Depositor wishes to purchase from the Seller and the Conduit Seller and to sell to the Trustee on behalf of the Trust, and the Trustee wishes to purchase on behalf of the Trust, the Home Equity Loans and all payments thereon, including all Prepayment Charges;

WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the trust estate;

WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

WHEREAS, The Bank of New York is willing to serve in the capacity of Trustee hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, the Conduit Seller, the Servicer, and the Trustee hereby agree as follows:

CONVEYANCE

The Seller with respect to the Seller Home Equity Loans and the Conduit Seller with respect to the Conduit Home Equity Loans each hereby bargains, sells, conveys, assigns and transfers to the Depositor, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates, all of its right, title and interest in and to (a) all principal collected on the Home Equity Loans on and after the Cut-Off Date and all interest due on the Home Equity Loans after the Cut-Off Date, and any and all other benefits accruing from the Home Equity Loans which the Depositor is causing to be delivered to the Custodian on behalf of the Trustee herewith, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon, including all Prepayment Charges, and proceeds of the conversion, voluntary or involuntary, of the foregoing, and (b) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (the “Home Equity Loan Assets”).

The Depositor, concurrently with the execution and delivery hereof, hereby bargains, sells, conveys, assigns and transfers to the Trustee for the benefit of the Owners of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Trust Estate.

The Trustee acknowledges such sale, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein in accordance with the provisions of the Operative Documents.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01.

Definitions.

For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

“Account”:  Any account established in accordance with Section 7.02 or 8.08 hereof.

“Additional Designated Information”:  As defined in Section 12.02.

“Adjustable Rate Home Equity Loans”:  With respect to the Home Equity Loans, the adjustable rate Home Equity Loans identified as such in Schedule I-A or Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.  With respect to the Conduit Home Equity Loans, the adjustable rate Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also identified as such in Schedule I-A or Schedule I-B hereto, and with respect to the Seller Home Equity Loans, the adjustable rate Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also identified as such in Schedule I-A or Schedule I-B hereto.

“Advance Facility”:  As defined in Section 8.29(a) hereof.

“Advancing Person”:  As defined in Section 8.29(a) hereof.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Amount”:  As to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.

“Agreement”:  This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

“Applied Realized Loss Amounts”:  As to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Certificate Principal Balance of the Offered Certificates, after giving effect to all distributions on such Distribution Date over (ii) the Pool Balance as of the last day of the related Remittance Period.

“Appraised Value”:  The appraised value of any Property based upon the appraisal made at the time of the origination or an updated appraisal made after the time of origination, but prior to the Cut-off Date, of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage, the sales price of the Property, if such sales price is less than such appraised value.

“Arrearage”:  A Property Protection Arrearage and/or a Delinquency Arrearage, as the context requires.

“Authorized Officer”:  With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Sellers and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other officers of the Trustee to whom a matter arising under this Agreement may be referred.

“Basic Principal Amount”:  With respect to each Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):

(a)

the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any Prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(b)

the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(c)

any Substitution Amounts relating to principal, delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(d)

all Net Liquidation Proceeds and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal) in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(e)

the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust.

“Business Day”:  Any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York, Dallas, Texas, the city in which the Corporate Trust Office is located or, with respect to the obligations of the Custodian hereunder, the State of Texas or any other state where the principal office of the Custodian is located, are authorized or obligated by law or executive order to be closed.

“Certificate”:  Any one of the Offered Certificates, the Class X-IO Certificates, the Class P Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

“Certificate Account”:  The segregated certificate account established in accordance with Section 7.02(a) hereof and maintained at the applicable Corporate Trust Office entitled “The Bank of New York, as Trustee on behalf of the Owners of the Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates.”  The Certificate Account shall be an Eligible Account.

“Certificate Group” or “Group”:  The Group 1 Certificates or the Group 2 Certificates, as the case may be.

“Certificate Principal Balance”:  As of the Startup Day as to each of the following Classes of Offered Certificates and Class P Certificates, the principal balances thereof, as follows:

Class 1-AV-1 Certificates	-	$224,590,000
Class 2-AV-1 Certificates	-	$141,639,000
Class 2-AV-2 Certificates	-	$100,700,000
Class 2-AV-3 Certificates	-	$37,740,000
Class 2-AV-4 Certificates	-	$57,306,000
Class M-1 Certificates	-	$39,016,000
Class M-2 Certificates	-	$28,886,000
Class M-3 Certificates	-	$17,257,000
Class M-4 Certificates	-	$14,256,000
Class M-5 Certificates	-	$12,005,000
Class M-6 Certificates	-	$6,752,000
Class M-7 Certificates	-	$12,005,000
Class M-8 Certificates	-	$6,753,000
Class M-9 Certificates	-	$11,629,000
Class M-10 Certificates	-	$13,506,000
Class P Certificates	-	$100

As of any time of determination after the Startup Day, the Certificate Principal Balance of a Class of Offered Certificates and the Class P Certificates shall be the Certificate Principal Balance of such Class as of the Startup Day less the aggregate of all amounts actually distributed to such Class in reduction of such Class’s Certificate Principal Balance pursuant to Section 7.03 hereof on all prior Distribution Dates and, in the case of any Class of Subordinate Certificates, reduced by any Applied Realized Loss Amounts and increased by any Recoveries allocated to such Class on prior Distribution Dates.

The Class X-IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.

“Certificate Rate”:  Any of the Class 1-AV-1 Certificate Rate, Class 2-AV-1 Certificate Rate, the Class 2-AV-2 Certificate Rate, the Class 2-AV-3 Certificate Rate, the Class 2-AV-4 Certificate Rate, the Class M-1 Certificate Rate, the Class M-2 Certificate Rate, the Class M-3 Certificate Rate, the Class M-4 Certificate Rate, the Class M-5 Certificate Rate, the Class M-6 Certificate Rate, the Class M-7 Certificate Rate, the Class M-8 Certificate Rate, the Class M-9 Certificate Rate or the Class M-10 Certificate Rate.

“Certification Parties”:  As defined in Section 12.05.

“Certifying Person”:  As defined in Section 12.05.

“Class”:  Any class of the Offered Certificates or the Class X-IO Certificates, the Class P Certificates or the Class R Certificates.

“Class 1-AV-1 Certificate”:  Any one of the Certificates designated on the face thereof as a Class 1-AV-1 Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class 1-AV-1 Certificate Rate”:  With respect to any Distribution Date and the Class 1-AV-1 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.175% per annum (or 0.350% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group 1 Net WAC Cap for the Distribution Date.

“Class 2-AV-1 Certificate”:  Any one of the Certificates designated on the face thereof as a Class 2-AV-1 Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class 2-AV-1 Certificate Rate”:  With respect to any Distribution Date and the Class 2-AV-1 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.060% per annum (or 0.120% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group 2 Net WAC Cap for the Distribution Date.

“Class 2-AV-2 Certificate”:  Any one of the Certificates designated on the face thereof as a Class 2-AV-2 Certificate, substantially in the form annexed hereto as Exhibit A-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class 2-AV-2 Certificate Rate”:  With respect to any Distribution Date and the Class 2-AV-2 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.130% per annum (or 0.260% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group 2 Net WAC Cap for the Distribution Date.

“Class 2-AV-3 Certificate”:  Any one of the Certificates designated on the face thereof as a Class 2-AV-3 Certificate, substantially in the form annexed hereto as Exhibit A-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class 2-AV-3 Certificate Rate”:  With respect to any Distribution Date and the Class 2-AV-3 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.180% per annum (or 0.360% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group 2 Net WAC Cap for the Distribution Date.

“Class 2-AV-4 Certificate”:  Any one of the Certificates designated on the face thereof as a Class 2-AV-4 Certificate, substantially in the form annexed hereto as Exhibit A-5 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class 2-AV-4 Certificate Rate”:  With respect to any Distribution Date and the Class 2-AV-4 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.250% per annum (or 0.500% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Group 2 Net WAC Cap for the Distribution Date.

“Class Interest Carryover Shortfall”:  As to any Class of Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Owners of such Class on such preceding Distribution Date plus (ii) one month’s interest on such excess, to the extent permitted by law, at the Certificate Rate for such Class.

“Class M-1 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-1 Certificate, substantially in the form annexed hereto as Exhibit A-6 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-1 Certificate Rate”:  With respect to any Distribution Date and the Class M-1 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.250% per annum (or 0.375% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-1 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each Class of the Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 60.20% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-2 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-2 Certificate, substantially in the form annexed hereto as Exhibit A-7 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-2 Certificate Rate”:  With respect to any Distribution Date and the Class M-2 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.270% per annum (or 0.405% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-2 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior and Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 67.90% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-3 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-3 Certificate, substantially in the form annexed hereto as Exhibit A-8 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-3 Certificate Rate”:  With respect to any Distribution Date and the Class M-3 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.300% per annum (or 0.450% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-3 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior, Class M-1 and Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 72.50% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-4 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-4 Certificate, substantially in the form annexed hereto as Exhibit A-9 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-4 Certificate Rate”:  With respect to any Distribution Date and the Class M-4 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.430% per annum (or 0.645% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-4 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to distribution of the Class M-3 Principal Distribution Amount for such Distribution Date) and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 76.30% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-5 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-5 Certificate, substantially in the form annexed hereto as Exhibit A-10 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-5 Certificate Rate”:  With respect to any Distribution Date and the Class M-5 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.480% per annum (or 0.720% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-5 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (F) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 79.50% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-6 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-6 Certificate, substantially in the form annexed hereto as Exhibit A-11 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-6 Certificate Rate”:  With respect to any Distribution Date and the Class M-6 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 0.750% per annum (or 1.125% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-6 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Certificate Principal Balance at the Class M-5 Certificates (after giving effect to distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 81.30% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-7 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-7 Certificate, substantially in the form annexed hereto as Exhibit A-12 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-7 Certificate Rate”:  With respect to any Distribution Date and the Class M-7 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 1.350% per annum (or 2.025% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-7 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to distributions of the Senior Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after giving effect to distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after giving effect to distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (H) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 84.50% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-8 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-8 Certificate, substantially in the form annexed hereto as Exhibit A-13 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-8 Certificate Rate”:  With respect to any Distribution Date and the Class M-8 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 2.050% per annum (or 3.075% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-8 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance each Class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to the distribution of the Senior Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after giving effect to the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after giving effect to the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class M-7 Certificates (after giving effect to the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) 86.30% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-9 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-9 Certificate, substantially in the form annexed hereto as Exhibit A-14 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-9 Certificate Rate”:  With respect to any Distribution Date and the Class M-9 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 2.500% per annum (or 3.750% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-9 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance each Class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to the distribution of the Senior Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after giving effect to the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after giving effect to the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class M-7 Certificates (after giving effect to the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class M-8 Certificates (after giving effect to the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) 89.40% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class M-10 Certificate”:  Any one of the Certificates designated on the face thereof as a Class M-10 Certificate, substantially in the form annexed hereto as Exhibit A-15 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for purposes of the REMIC Provisions.

“Class M-10 Certificate Rate”:  With respect to any Distribution Date and the Class M-10 Certificates, the lesser of (A) the sum of (1) LIBOR and (2) 2.500% per annum (or 3.750% per annum for each Interest Period occurring after the Clean-Up Call Date) and (B) the Subordinate Net WAC Cap for the Distribution Date.

“Class M-10 Principal Distribution Amount”:  As to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance each Class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Senior Certificates (after giving effect to the distribution of the Senior Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after giving effect to the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after giving effect to the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after giving effect to the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after giving effect to the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class M-7 Certificates (after giving effect to the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class M-8 Certificates (after giving effect to the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the Certificate Principal Balance of the Class M-9 Certificates (after giving effect to the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (K) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) 93.00% of the Pool Balance as of the last day of the related Remittance Period and (B) the Pool Balance as of the last day of the related Remittance Period minus the OC Floor.

“Class Monthly Interest Amount”:  With respect to each Class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued during the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the Class of Offered Certificates.

“Class P Certificate”:  Any one of the Certificates designated on the face thereof as a Class P Certificate, substantially in the form annexed hereto as Exhibit B-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing a percentage ownership of the Prepayment Charges.

“Class Principal Carryover Shortfall”:  As to any Class of Subordinate Certificates and any Distribution Date, the excess, if any, of (i) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that Class of Subordinate Certificates on such Distribution Date as a result of the application of Applied Realized Loss Amounts for such Distribution Date and (y) the amount of such reductions on prior Distribution Dates over (ii) the sum of (x) the amount distributed in respect of the Class Principal Carryover Shortfall to such Class of Subordinate Certificates on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that Class of Subordinate Certificates on such Distribution Date and any prior Distribution Dates as a result of the application of Recoveries to such Class as provided in Section 7.11(b) hereof.

“Class Principal Distribution Amount”:  The Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount, the Class M-9 Principal Distribution Amount or the Class M-10 Principal Distribution Amount, as the case may be.

“Class R Certificate”:  Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.  For the purposes of the REMIC Provisions, the Class R Certificate shall evidence (i) an interest designated as the R-1 Interest, which is the “residual interest” in REMIC I, the R-2 Interest, which is the “residual interest” in REMIC II and (ii) an interest designated as the R-3 Interest, which is the “residual interest” in the Master REMIC.  The Owner of the Class R Certificate shall be entitled to separate such Certificate into its component R-1 Interest, R-2 Interest and R-3 Interest parts, as further described in the Class R Certificate attached hereto as Exhibit C.

“Class X-IO Certificate”:  Any one of the Certificates designated on the face thereof as a Class X-IO Certificate, substantially in the form annexed hereto as Exhibit B-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing ownership of an interest designated as a “regular interest” in the Master REMIC created hereunder for the purposes of the REMIC Provisions.

“Class X-IO Distribution Amount”:  With respect to any Distribution Date, the lesser of (i) the aggregate funds, if any, remaining after the making of all applications, transfers and disbursements described in Section 7.03(b) clause A.1. through 7.03(b) clause C.15. hereof and (ii) the amount described in footnote (17) of Section 2.08(g) for the current and for all prior Distribution Dates less amounts treated as distributed to the Class X-IO Certificates on prior Distribution Dates pursuant to Section 7.03(b) clauses C.16, C.19 and C.21.

“Class X-IO Shortfall Amount”:  As defined in Section 7.12(e).

“Clean-Up Call Date”:  The first Distribution Date following the last day of the Remittance Period on which the Pool Balance has declined to 10% or less of the Pool Balance as of the Cut-Off Date.

“Closing”:  As defined in Section 4.02 hereof.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest”:  As defined in Section 8.10(a) hereof.

“Conduit Home Equity Loans”:  The home equity loans listed on the Conduit Schedule of Home Equity Loans.

“Conduit Schedule of Home Equity Loans”:  The Schedule of Home Equity Loans attached as Schedule I-F hereto.

“Conduit Seller”:  Auburn Funding, LLC, a Delaware limited liability company.

“Conduit Servicer”:  Nationstar Mortgage in its capacity as servicer with respect to the Conduit Warehousing Facility.

“Conduit Warehousing Facility”:  The Mortgage Loan Purchase and Servicing Agreement dated January 5, 2007, among Auburn Funding, LLC and Nationstar Mortgage, as amended.

“Corporate Trust Office”:   For all purposes other than certificate transfers and final payments, the principal office of the Trustee at 101 Barclay Street Floor 4W, New York, New York 10286, Attention:  Structured Finance Services, Nationstar Home Equity Loan Trust 2007-C.  For purposes of certificate transfers and final payment, at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention:  Structured Finance Services, Nationstar Home Equity Loan Trust 2007-C (as of the Startup Day), or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicer and the Owners, or the principal office of any successor Trustee hereunder.

“Coupon Rate”:  The rate of interest borne by each Note from time to time.

“Cram Down Loss”:  With respect to a Home Equity Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance of such Home Equity Loan, the amount of such reduction.  A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Cumulative Loss Trigger Event”:  With respect to any Distribution Date and the Home Equity Loans, shall have occurred if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of Recoveries during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentage described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
July 2009 to June 2010	1.75% for the first month, plus an additional 1/12th of 2.15% for each month thereafter.
July 2010 to June 2011	3.90% for the first month, plus an additional 1/12th of 2.35% for each month thereafter.
July 2011 to June 2012	6.25% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.
July 2012 to June 2013	8.15% for the first month, plus an additional 1/12th of 1.10% for each month thereafter.
July 2013 to June 2014	9.25% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.
July 2014 and thereafter	9.40%.

“Custodial Agreement”:  The Custodial Agreement dated as of June 1, 2007 among the Custodian, the Servicer and the Trustee.

“Custodian”:  The Bank of New York Trust Company, National Association, as Custodian on behalf of the Trustee pursuant to the Custodial Agreement and any successor Custodian.

“Cut-Off Date”:  June 1, 2007.

“Delayed Delivery Home Equity Loans”:  The Home Equity Loans for which all or a portion of a related File is not delivered to the Trustee or the Custodian on behalf of the Trustee on the Startup Day.  The number of Delayed Delivery Home Equity Loans shall not exceed 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  To the extent that Nationstar Mortgage shall be in possession of any Files with respect to any Delayed Delivery Home Equity Loan, until delivery of such File to the Trustee or the Custodian on behalf of the Trustee, as provided in Section 3.05, Nationstar Mortgage shall hold such files as Servicer hereunder, as agent and in trust for the Trustee.

“Delinquency Advance”:  As defined in Section 8.09(a) hereof.

“Delinquency Arrearage”:  With respect to any Home Equity Loan, advances made prior to the Cut-off Date by Nationstar Mortgage, as servicer, in respect of delinquent payments of interest, which remain unreimbursed as of the Cut-off Date.

“Delinquency Event”:  A Delinquency Event shall have occurred and be continuing if, at any time, the 60+ Delinquency Percentage (Rolling Three Month) exceeds 32.10% of the Senior Enhancement Percentage from the prior period.

“Delinquent”:  A Home Equity Loan is “Delinquent” if any payment due thereon is not made by the Mortgagor by the close of business on the related Due Date; provided, however, if a Home Equity Loan has an Arrearage, such Home Equity Loan shall not  be “Delinquent” due to such Arrearage.  A Home Equity Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent,” “90 days Delinquent” and so on.

“Delivery Order”:  The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

“Depositor”:  Nationstar Funding LLC, a Delaware limited liability company, or any successor thereto.

“Depository”:  The Depository Trust Company, 7 Hanover Square, New York, New York, 10004, and any successor Depository.

“Designated Depository Institution”:  With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution, acting in its fiduciary capacity, having combined capital and surplus of at least $100,000,000; provided, however, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least “A” by Standard & Poor’s, “A2” by Moody’s and, if rated by Fitch, “A” by Fitch and (ii) the Servicer shall provide the Trustee with a statement, which the Trustee will send to the Owners, identifying the location and account information of the Principal and Interest Account upon a change in the location of such account.

“Direct Participant” or “DTC Participant”:  Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

“Disqualified Organization”:  The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto).

“Distribution Date”:  Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

“Downgrade Provisions”:  Provisions of the Swap Agreement which are triggered if the short-term or long-term credit ratings of the Swap Provider fall below certain levels specified in the Swap Agreement.

“Due Date”:  With respect to any Home Equity Loan, the date on which the Monthly Payment with respect to such Home Equity Loan is required to be paid pursuant to the related Note exclusive of any days of grace.

“EDGAR”:  The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Eligible Account”:  Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated “AA” or higher by Standard & Poor’s and, in the case of any institution other than The Bank of New York, “Aa2” or higher by Moody’s and, if rated by Fitch, “AA” or higher by Fitch, (in the case of its long-term obligations), and in the highest short term rating category by each of Standard & Poor’s, Moody’s and, if rated by Fitch, Fitch (in the case of its short-term obligations), and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by each of the Rating Agencies or (B) a segregated trust account or accounts maintained with the Corporate Trust Office of the Trustee, or the trust department of a federal or state chartered depository institution acceptable to each Rating Agency, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

“Eligible Investments”:  Those investments so designated pursuant to Section 7.07 hereof.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“ERISA-Restricted Certificate”:  Any Class M-10, Class X-IO, Class P and Class R Certificate and any Certificate with a rating below the lowest applicable rating permitted under an Underwriter’s Exemption.

“ERISA-Restricted Swap Certificate”:  Any Offered Certificate other than the Class M-10 Certificates.

“Events of Default”:  Under the Swap Agreement (each a “Swap Default”), among others, the following standard events of default under the ISDA Master Agreement, as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

•

Failure to Pay or Deliver,

•

“Bankruptcy” (as amended in the Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider).

“Excess Interest”:  As to any Distribution Date, the amounts remaining after the application of payments pursuant to Section 7.03(b) clauses A., B. and C.1. through C.13.

“Excess Overcollateralization Amount”:  As to any Distribution Date, the lesser of (i) the Aggregate Principal Amount for that Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Principal Amount is distributed on the Senior and Subordinate Certificates) over (y) the Required Overcollateralization Amount.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Act Reports”:  Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Estate under the Exchange Act.

“FAS 140”:  The Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board, dated September 2000.

“FDIC”:  The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

“FHLMC”:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

“File”:  The documents delivered to the Custodian on behalf of the Trustee pursuant to Section 3.05(b) hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

“Final Certification”:  As defined in Section 3.06(c) hereof.

“Final Recovery Determination”:  With respect to any defaulted Home Equity Loan or REO Property (other than a Home Equity Loan purchased by the Seller, the Depositor or the Servicer), a determination made by the Servicer that all recoveries which the Servicer, in its reasonable business judgment, expects to be finally recoverable in respect thereof have been so recovered or that the Servicer believes in its reasonable business judgment the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.  The Servicer shall maintain records of each Final Recovery Determination.

“Final Scheduled Distribution Date”:  As set out in Section 2.08(g) hereof with respect to each Certificate.

“First Mortgage Loan”:  A Home Equity Loan which constitutes a first priority mortgage lien with respect to any Property.

“Fitch”:  Fitch Ratings or any successor thereto.

“Fixed Rate Home Equity Loan”:  With respect to the Home Equity Loans, the fixed rate Home Equity Loans identified as such in Schedule I-A or Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.  With respect to the Conduit Home Equity Loans, the fixed rate Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also identified as such in Schedule I-A or Schedule I-B hereto, and with respect to the Seller Home Equity Loans, the fixed rate Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also identified as such in Schedule I-A or Schedule I-B hereto.

“Fixed Swap Payment”:  With respect to any Distribution Date, an amount equal to the product of (i) 5.15%, (ii)  the lesser of (a) the related Scheduled Notional Amount (as set forth on Schedule I-H hereto), and (b) (x) the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class M-10 Certificates) as of such Distribution Date prior to giving effect to any payments on such Distribution Date divided by (y) 100, (iii) a fraction, the numerator of which is 30 and the denominator of which is 360 and (iv) the related Payment Factor (as set forth on Schedule I-H hereto).

“Floating Swap Payment”:  With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Swap Agreement for such Distribution Date), (ii)  the lesser of (a) the related Scheduled Notional Amount (as set forth on Schedule I-H hereto), and (b) (x) the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class M-10 Certificates) as of such Distribution Date prior to giving effect to any payments on such Distribution Date divided by (y) 100, (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 and (iv) the related Payment Factor (as set forth on Schedule I-H hereto).

“FNMA”:  The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

“FNMA Guide”:  FNMA’s Servicing Guide, as the same may be amended by FNMA from time to time.

“Form 10-D Disclosure Item”:  With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Estate, the Depositor, the Trustee, the Servicer or any Subservicer that would have a materially adverse effect on the Certificateholders, if such Person has actual knowledge thereof.

“Form 10-K Disclosure Item”:  With respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations, or relationships entered into outside the ordinary course of business, between such Person and any Item 1119 Party.

“Group Balance”:  With respect to any date and Home Equity Loan Group, the aggregate of the Loan Balances of all Home Equity Loans of the related Home Equity Loan Group as of such date.

“Group”:  Any of Group 1 or Group 2, as applicable.

“Group 1”:  With respect to the Home Equity Loans, the pool of Home Equity Loans identified in Schedule I-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.  Group 1 refers, with respect to the Conduit Home Equity Loans, to the Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also assigned to Group 1 in Schedule I-A hereto, and with respect to the Seller Home Equity Loans, to the Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also assigned to Group 1 in Schedule I-A hereto.  With respect to the Offered Certificates, the Group 1 Certificates.

“Group 1 Allocation Percentage”:  With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 1 Certificates”:  The Class 1-AV-1 Certificates.

“Group 1 Monthly Remittance Amount”:  As of any Monthly Remittance Date, (A) the sum, without duplication, of (i) all interest received (other than interest received on or after the Cut-off Date that accrued on the Group 1 Home Equity Loans during May 2007) (including any related Delinquency Advances) during the related Remittance Period with respect to the Home Equity Loans in Group 1 (net of the Group 1 Servicing Fee), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group 1, (iii) the portion of the Loan Purchase Price amounts, and Substitution Amounts relating to interest on the Home Equity Loans in Group 1 paid by Nationstar Mortgage or the Servicer on or prior to such Monthly Remittance Date, (iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group 1 during the related Remittance Period, (v) the principal actually collected by the Servicer with respect to Home Equity Loans in Group 1 during the related Remittance Period, (vi) the outstanding principal balance of each Home Equity Loan in Group 1 that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (vii) any Substitution Amounts relating to principal delivered by Nationstar Mortgage in connection with a substitution of a Home Equity Loan in Group 1, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (viii) the principal portion of all Net Liquidation Proceeds and Recoveries actually collected by the Servicer with respect to Home Equity Loans in Group 1 during the related Remittance Period and (ix) the amount of investment losses required to be deposited pursuant to Section 8.08(b); minus (B) any amounts netted from the foregoing or withdrawn from the Principal and Interest Account by the Servicer as permitted by this Agreement.

“Group 1 Net WAC Cap”:  With respect to any Distribution Date, and the Group 1 Certificates, a rate per annum equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

“Group 1 Net WAC Cap Carryover”:  With respect to any Distribution Date, and the Group 1 Certificates, the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such Class at the respective Certificate Rate for such Class for the Distribution Date and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap) not previously paid to such Class.

“Group 1 Principal Distribution Amount”:  The product of (i) the Principal Distribution Amount for that Distribution Date and (ii) the Group 1 Allocation Percentage.

“Group 1 REMIC Cap Carryover”:  With respect to any Distribution Date, and for the Group 1 Certificates, the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates is entitled to receive on the Distribution Date (or, if greater, would be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Group 1 Net WAC Cap) over (2) the amount of interest payable on the Master REMIC Regular Certificate with a Class designation corresponding to the Group 1 Certificates at the respective certificate interest rate for such Master REMIC Regular Certificate for the Distribution Date, as provided in Section 2.08 hereof, and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap) not previously paid to such Class.

“Group 1 Senior Principal Distribution Amount”:  The excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) 49.80% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

“Group 2”:  With respect to the Home Equity Loans, the pool of Home Equity Loans identified in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof. Group 2 refers, with respect to the Conduit Home Equity Loans, to the Home Equity Loans listed in the Conduit Schedule of Home Equity Loans that are also assigned to Group 2 in Schedule I-B hereto, and with respect to the Seller Home Equity Loans, to the Home Equity Loans listed in the Seller Schedule of Home Equity Loans that are also assigned to Group 2 in Schedule I-B hereto. With respect to the Offered Certificates, the related Class or Classes of Group 2 Certificates, as the context requires.

“Group 2 Allocation Percentage”:  With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 2 Certificates”:  The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates.

“Group 2 Monthly Remittance Amount”:  As of any Monthly Remittance Date, (A) the sum, without duplication, of (i) all interest received (other than interest received on or after the Cut-off Date relating to interest that accrued on the Group 2 Home Equity Loans during May 2007) (including any related Delinquency Advances) during the related Remittance Period with respect to the Home Equity Loans in Group 2 (net of the Group 2 Servicing Fee), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group 2, (iii) the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the Home Equity Loans in Group 2 paid by Nationstar Mortgage or the Servicer on or prior to such Monthly Remittance Date, (iv) the interest portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group 2 during the related Remittance Period, (v) the principal actually collected by the Servicer with respect to Home Equity Loans in Group 2 during the related Remittance Period, (vi) the outstanding principal balance of each Home Equity Loan in Group 2 that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (vii) any Substitution Amounts relating to principal delivered by Nationstar Mortgage in connection with a substitution of a Home Equity Loan in Group 2, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, (viii) the principal portion of all Net Liquidation Proceeds and Recoveries actually collected by the Servicer with respect to Home Equity Loans in Group 2 during the related Remittance Period and (ix) the amount of investment losses required to be deposited pursuant to Section 8.08(b); minus (B) any amounts netted from the foregoing or withdrawn from the Principal and Interest Account by the Servicer as permitted by this Agreement.

“Group 2 Net WAC Cap”:  With respect to any Distribution Date, and for any Class of Group 2 Certificates, a rate per annum equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

“Group 2 Net WAC Cap Carryover”:  With respect to any Distribution Date and the Group 2 Certificates, the sum of (A) the excess of (1) the amount of interest the related Class of Group 2 Certificates would otherwise be entitled to receive on the Distribution Date had its Certificate Rate been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such Class at the Certificate Rate for such Class for the Distribution Date and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued thereon at the related Certificate Rate without regard to the Group 2 Net WAC Cap) not previously paid to such Class.

“Group 2 Principal Distribution Amount”:  The product of (i) the Principal Distribution Amount for that Distribution Date and (ii) the Group 2 Allocation Percentage.

“Group 2 REMIC Cap Carryover”:  With respect to any Distribution Date, and for the Group 2 Certificates, the sum of (A) the excess of (1) the amount of interest that the Group 2 Certificates is entitled to receive on the Distribution Date (or, if greater, would be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Group 2 Net WAC Cap) over (2) the amount of interest payable on the Master REMIC Regular Certificate with a Class designation corresponding to the Group 2 Certificates at the respective certificate interest rate for such Master REMIC Regular Certificate for the Distribution Date, as provided in Section 2.08 hereof, and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap) not previously paid to such Class.

“Group 2 Senior Principal Distribution Amount”:  The excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) 49.80% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

“Group Subordinate Amount”:  With respect to each Group and any Distribution Date, is the excess of the aggregate Loan Balance of the related Group as of the first day of the related Remittance Period, over the aggregate Certificate Principal Balance of the Senior Certificates of such Group immediately prior to such Distribution Date.

“Highest Lawful Rate”:  As defined in Section 11.13 hereof.

“Home Equity Loan Assets”:  The meaning set forth under the heading “CONVEYANCE” herein.

“Home Equity Loan Group” or “Group”:  Group 1 or Group 2, as the case may be.  References herein to the related Class of Offered Certificates, when used with respect to a Home Equity Loan Group or Group, shall mean (A) in the case of Group 1, the Group 1 Certificates and (B) in the case of Group 2, the related Class of Group 2 Certificates.

“Home Equity Loans”:  The Conduit Home Equity Loans and/or the Seller Home Equity Loans, as applicable, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate.  Where applicable, the term “Home Equity Loan” includes (i) the terms “First Mortgage Loan” and “Second Mortgage Loan”, and (ii) any Home Equity Loan which is Delinquent, relates to a foreclosure or relates to a Property which is REO Property prior to such REO Property’s disposition by the Trust.  Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.04(b)(1)(x) hereof with respect to such home equity loan, shall nevertheless be considered a “Home Equity Loan” for all purposes of this Agreement.

“Indirect Participant”:  Any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

“Insurance Policy”:  Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under Section 8.11 hereof.

“Interest Period”:  With respect to each Distribution Date and the Offered Certificates, the period from and including the preceding Distribution Date (or the Startup Day in the case of the first Distribution Date) to and including the day preceding the related Distribution Date with interest accruing on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

“Item 1119 Party”:  The Depositor, the Sellers, the Servicer, the Trustee, any Subservicer, any originator identified in the Prospectus Supplement and any other material transaction party, as identified in Exhibit V hereto, as updated pursuant to Section 12.04.

“Latest Possible Maturity Date”:  The date determined as of the Cut-Off Date that is the first Distribution Date following the third anniversary of the scheduled maturity of the Home Equity Loan with the latest scheduled maturity.

“LIBOR”:  With respect to any Interest Period for the Offered Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market.  In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

“LIBOR Determination Date”:  With respect to any Interest Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Period.

“Limited Exchange Act Reporting Obligations”:  The obligations of the Servicer with respect to notice and information to be provided to the Depositor under Article XII (except Section 12.07(a)(i) and (ii)).

“Liquidated Loan”:  A Home Equity Loan as to which a Final Recovery Determination has been made.

“Liquidation Proceeds”:  With respect to any Liquidated Loan, all amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee’s sale, foreclosure sale or otherwise.

“Loan Balance”:  With respect to each Home Equity Loan and as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date or relevant Replacement Cut-Off Date with respect to a Qualified Replacement Mortgage less any principal payments relating to such Home Equity Loan included in previous Monthly Remittance Amounts, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

“Loan Purchase Price”:  With respect to any Home Equity Loan purchased from the Trust on or prior to a Monthly Remittance Date pursuant to Section 3.04, 3.06(b) or 8.10(b) hereof, an amount equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the date of such purchase together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan, (iii) all reimbursed Delinquency Advances and Servicing Advances to the extent that reimbursement is not made from the Mortgagor and (iv) any costs and damages incurred by the Trust in connection with any violation by the Home Equity Loan of any predatory or abusive lending law.

“Loan-to-Value Ratio”:  As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of (a) the remaining principal balance of the Senior Lien relating to such Second Mortgage Loan as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

“London Business Day”:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Manufactured Home”:  A unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Mortgagor under the related Home Equity Loan treated as real estate under applicable state law.

“Master REMIC”:  The segregated group of assets consisting of the REMIC II Regular Interests (as defined in Section 2.08 hereof) and constituting a REMIC created hereunder.

“Maximum Rate”:  With respect to any Home Equity Loan, means the maximum rate at which interest may accrue on such Home Equity Loan.

“Monthly Payment”:  With respect to any Home Equity Loan and any Remittance Period, the payment of principal, if any, and interest due on the Due Date in such Remittance Period pursuant to the related Note.

“Monthly Remittance Amount”:  The sum of the Group 1 Monthly Remittance Amount and the Group 2 Monthly Remittance Amount.

“Monthly Remittance Date”:  The 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day.

“Moody’s”:  Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

“Mortgagor”:  Each obligor on a Note.

“Nationstar Mortgage”:  Nationstar Mortgage LLC, a Delaware limited liability company.

“Net Coupon Rate”:  With respect to any Home Equity Loan, means a rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues and (ii) the rate at which the Trustee Fee accrues (each expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans in the related Group).

“Net Liquidation Proceeds”:  As to any Liquidated Loan, Liquidation Proceeds net of expenses incurred by the Servicer (including unreimbursed Servicing Advances) in connection with the liquidation of such Home Equity Loan, unreimbursed Delinquency Advances relating to such Home Equity Loan and Arrearages relating to such Home Equity Loan, if any.  In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

“Net Subordination Deficiency”  With respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.

“Net Swap Payment”:  In the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment.  In the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment.  In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Cap”:  The Group 1 Net Rate Cap, the Group 2 Net WAC Cap or the Subordinate Net WAC Cap, as applicable.

“Net WAC Cap Carryover”:  The Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable.

“Net WAC Cap Carryover Reserve Fund”:  The Net WAC Cap Carryover Reserve Fund established pursuant to Section 7.02(a) and maintained as described in Section 7.04.

“Nonrecoverable Advance”:  With respect to any Home Equity Loan for which a Final Recovery Determination has been made, means any Delinquency Advance or Servicing Advance previously made and not reimbursed from proceeds on the related Home Equity Loan which the Servicer has determined, in good faith business judgment, as evidenced by an Officer’s Certificate delivered to the Trustee no later than the Business Day following such determination, would not be ultimately recovered.

“Note”:  The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

“OC Floor”:  An amount equal to 0.50% of the Pool Balance as of the Cut-Off Date.

“Offered Certificate”:  Any one of the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Officer’s Certificate”:  A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

“Operative Documents”:  Collectively, this Agreement, the Certificates and the Custodial Agreement.

“Opinion of Counsel”:  A written opinion of counsel acceptable, in form and substance, to the Trustee and delivered to the Trustee and the Rating Agencies.

“Original Aggregate Loan Balance”:  The sum of the Original Group 1 Loan Balance and the Original Group 2 Loan Balance.

“Original Group 1 Loan Balance”:  The aggregate Loan Balance of all the Home Equity Loans in Group 1 as of the Cut-Off Date, which is $299,853,460.50.

“Original Group 2 Loan Balance”:  The aggregate Loan Balance of all the Home Equity Loans in Group 2 as of the Cut-Off Date, which is $450,447,543.25.

“Outstanding”:  With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

(i)

Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii)

Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

(iii)

Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

(iv)

Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

(v)

Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

“Overcollateralization Amount”:  With respect to any Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate outstanding Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

“Owner” or “Certificateholder”:  The Person in whose name a Certificate is registered in the Register.

“Paying Agent”:  Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

“Percentage Interest”:  With respect to any Offered Certificates of any Class, a fraction, expressed as a decimal, the numerator of which is the principal balance represented by such Offered Certificate as of the Startup Day and the denominator of which is the Certificate Principal Balance represented by all the Offered Certificates of such Class as of the Startup Day.  With respect to the Class X-IO, Class P or Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

“Performance Certification”:  As defined in Section 12.05.

“Person”:  Any individual, corporation, limited partnership, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance”:  With respect to any date, the aggregate of the Loan Balance of all Home Equity Loans as of such date.

“Prepayment”:  Any payment of principal of a Home Equity Loan which is received by the Servicer which is not a Scheduled Principal Payment and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment, the portion of Substitution Amounts representing principal, the portion of the Loan Purchase Price of any Home Equity Loan purchased from the Trust pursuant to Section 3.04, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

“Prepayment Charge”:  With respect to any Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Prepayment on a Home Equity Loan pursuant to the terms of the related Note, as set forth on the Prepayment Charge Schedule.

“Prepayment Charge Schedule”:  As of any date, the list of Home Equity Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule I-C (including the prepayment charge summary attached thereto).  The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)

the Home Equity Loan identifying number;

(ii)

a code indicating whether the related Home Equity Loan is in Group 1 or Group 2;

(iii)

a code indicating the type of Prepayment Charge;

(iv)

the date on which the first Monthly Payment was due on the related Home Equity Loan;

(v)

the term of the related Prepayment Charge;

(vi)

the original Loan Balance of the related Home Equity Loan; and

(vii)

the Loan Balance of the related Home Equity Loan as of the Cut-Off Date.

“Preservation Expenses”:  Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

“Principal and Interest Account”:  The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof.  The Principal and Interest Account shall be an Eligible Account.

“Principal Distribution Amount”:  As to any Distribution Date, the lesser of (a) the aggregate Certificate Principal Balance of the Offered Certificates immediately preceding such Distribution Date and (b) the sum of (i) the Aggregate Principal Amount for such Distribution Date minus the Excess Overcollateralization Amount, if any, for such Distribution Date and (ii) the Subordination Increase Amount, if any, for such Distribution Date.

“Prohibited Transaction”:  The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

“Property”:  The underlying property securing a Home Equity Loan.

“Property Protection Arrearage”:  With respect to any Home Equity Loan, all “out-of-pocket” costs and expenses incurred in the performance of Nationstar Mortgage, as servicer, prior to the Cut-off Date with respect to its servicing obligations, including, but not limited to, (i) the cost of any enforcement or judicial proceedings, (ii) advances made for the payment of taxes, amounts due with respect to senior liens, and insurance premiums, and (iii) expenses incurred in connection with protecting a junior lien and or preserving the security of the related Home Equity Loan, to the extent that any superior lienholder has accelerated or intends to accelerate the obligations under a senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the mortgaged property sold or foreclosed, in each case which remain unreimbursed as of the Cut-off Date.

“Prospectus”:  The Depositor’s Prospectus dated May 23, 2007 constituting part of the Registration Statement.

“Prospectus Supplement”:  The Nationstar Home Equity Loan Trust 2007-C Prospectus Supplement dated May 23, 2007 to the Prospectus.

“QSPE”:  A qualifying special purpose entity that meets the requirements of FAS 140.

“Qualified Liquidation”:  The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

“Qualified Mortgage”:  The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

“Qualified Replacement Mortgage”:  A Home Equity Loan substituted for another pursuant to Section 3.04, 3.05(b) or 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced, (ii) is secured by Property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the Property securing the Home Equity Loan being replaced or is a primary residence, (iii) shall mature no later than the latest Final Scheduled Distribution Date, (iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the Seller’s credit underwriting guidelines set forth in the Seller’s underwriting manual) as the Home Equity Loan which such Qualified Replacement Mortgage replaces, (vi) shall be a First Mortgage Loan if the Home Equity Loan which such Qualified Replacement Mortgage replaces was a First Mortgage Loan and shall be a First Mortgage Loan or Second Mortgage Loan if the Home Equity Loan which such Qualified Replacement Mortgage replaces was a Second Mortgage Loan, (vii) has an outstanding principal balance as of the related Replacement Cut-Off Date equal to or less than the outstanding principal balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (viii) shall not provide for a “balloon” payment if the related Home Equity Loan did not provide for a “balloon” payment (and if such related Home Equity Loan provided for a “balloon” payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Home Equity Loan), (ix) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is a Fixed Rate Home Equity Loan or an adjustable rate Home Equity Loan if the Home Equity Loan being replaced is an Adjustable Rate Home Equity Loan, (x) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, (xi) satisfies the representations and warranties set forth in Section 3.04(b)(1) or (b)(2), as applicable, hereof, (xii) shall not be 30 days or more Delinquent and (xiii) if such Home Equity Loan being replaced is an Adjustable Rate Home Equity Loan, shall adjust based on the same index as, have no lower margin than, have the same interval between adjustment dates as and have a maximum Coupon Rate no lower than, and a minimum Coupon Rate no lower than, the Home Equity Loan being replaced.

“Rating Agencies”:  Collectively, Moody’s and Standard & Poor’s.

“Realized Loss”:  As to any Liquidated Loan (or, in the case of a Cram Down Loss, a Home Equity Loan that is not a Liquidated Loan), the amount (not less than zero), if any, by which (A) the sum of (x) the Loan Balance thereof as of the date of liquidation, (y) the amount of accrued but unpaid interest thereon and (z) the amount of any Cram Down Loss with respect thereto is in excess of (B) the Net Liquidation Proceeds, if any, realized thereon.

“Record Date”:  With respect to (i) any Distribution Date and the Class M-10, Class R and Class P Certificates, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs and (ii) any Distribution Date and each Class of Offered Certificates (other than the Class M-10 Certificates) and the Class X-IO Certificates, the Business Day immediately preceding such Distribution Date, or if definitive Offered Certificates have been issued, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

“Recoveries”:  With respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which amount has previously been allocated as an Applied Realized Loss Amount to a Class or Classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

“Reference Banks”:  Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by Nationstar Mortgage which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which are not Affiliates of the Seller, (iii) whose quotations appear on Reuters Screen LIBOR01 Page on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Seller.

“Register”:  The register maintained by the Registrar in accordance with Section 5.04 hereof, in which the names of the Owners are set forth.

“Registrar”:  The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

“Registration Statement”:  The Registration Statement filed by the Depositor with the Commission (Registration Number 333-130642), including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Offered Certificates.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”:  The segregated group of assets consisting of all of the assets of the Trust Estate other than the Net WAC Cap Carryover Reserve Fund, the Supplemental Interest Trust, the Swap Agreement and the REMIC interests issued by REMIC I, REMIC II and the Master REMIC as defined in Section 2.08 hereof, and constituting a REMIC created hereunder.

“REMIC II”:  The segregated group of assets consisting of all the interests issued by REMIC I as defined in Section 2.08 hereof, and constituting a REMIC created hereunder.

“REMIC Opinion”:  As defined in Section 3.04 hereof.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Period”:  With respect to each Monthly Remittance Date, the calendar month immediately preceding such Monthly Remittance Date.

“REO Property”:  A Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

“Replacement Cut-Off Date”:  With respect to any Qualified Replacement Mortgage, the opening of business of the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

“Reportable Event”:  Any event required to be reported on Form 8-K and, in any event, the following:

(a)

entry into a definitive agreement related to the Trust Estate, the Certificates or the Home Equity Loans, or an amendment to a Transaction Document, only if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)

termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), only if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)

with respect to the Servicer only, if the Servicer becomes aware of any bankruptcy or receivership with respect to the Sponsor, the Depositor, the Servicer, any Subservicer, the Trustee, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d)

with respect to the Trustee, the Servicer and the Depositor only, the occurrence of an early amortization, performance trigger other than those that are of the type disclosed on Form 10-D, including an event of default of which an Authorized Officer has actual knowledge under this Agreement;

(e)

the resignation, removal, replacement, substitution of the Servicer, any Subservicer or the Trustee;

(f)

with respect to the Servicer only, if the Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates has been materially amended or modified; and

(g)

with respect to the Trustee, the Servicer and the Depositor only, a required distribution to Certificateholders is not made as of the required Distribution Date under this Agreement.

“Reporting Subcontractor”:  With respect to the Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 12.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.  References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

“Representation Letter”:  Letters to, or agreements with, the Depository to effectuate a book-entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

“Required Overcollateralization Amount”:  As to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 3.50%, and (y) the Original Aggregate Loan Balance; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 3.50% and the Pool Balance as of the Cut-Off Date, and (y) the product of 7.00% and the Pool Balance as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

“Reuters Screen LIBOR01 Page”:  means the display page so designated on the Reuters Monitor Money Rates, or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

“Sarbanes-Oxley Certification”:  As defined in Section 12.05.

“Schedule of Home Equity Loans”:  Schedule I-A hereto, Schedule I-B hereto, Schedule I-E or Schedule I-F hereto, as the context may require.

“Scheduled Notional Amount”:  The amount set forth with respect to each Distribution Date on Schedule I-H hereto.

“Scheduled Principal Payment”:  As of any date of calculation, with respect to a Home Equity Loan, the then stated scheduled monthly installment of principal payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a “balloon” Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date), without taking into account any Prepayment made on such Home Equity Loan during the then-current Remittance Period.

“Second Mortgage Loan”:  A Home Equity Loan which constitutes a second priority mortgage lien with respect to the related Property.

“Securities Act”:  The Securities Act of 1933, as amended.

“Seller”:  Nationstar Mortgage LLC, a Delaware limited liability company.

“Seller Home Equity Loans”:  The home equity loans listed on the Seller Schedule of Home Equity Loans.

“Seller Schedule of Home Equity Loans”:  The Schedule of Home Equity Loans attached as Schedule I-E hereto.

“Sellers”:  The Seller and the Conduit Seller.

“Senior Certificate”:  Any one of the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 or Class 2-AV-4 Certificates.

“Senior Enhancement Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount (in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date) and the denominator of which is the Pool Balance as of the last day of the related Remittance Period.

“Senior Lien”:  With respect to any Second Mortgage Loan, the home equity loan relating to the corresponding Property having a first priority lien.

“Senior Principal Distribution Amount”:  The sum of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount.

“Servicer”:  Nationstar Mortgage LLC, a Delaware limited liability company, and its permitted successors and assigns.

“Servicer Termination Event”:  As defined in Section 8.20(a) hereof.

“Servicing Advance”:  As defined in Section 8.09(b) and Section 8.13(a) hereof.

“Servicing Fee”:  With respect to any Home Equity Loan Group and a Remittance Period, an amount retained by the Servicer as compensation for servicing and administration duties relating to the Home Equity Loans in such Home Equity Loan Group pursuant to Section 8.15 hereof and equal to one month’s interest at 0.50% per annum of the then aggregate outstanding Loan Balance of such Home Equity Loans as of the first day of each Remittance Period payable on a monthly basis; provided, however, that if a successor Servicer is appointed pursuant to Section 8.20 hereof, the Servicing Fee shall be the amount as agreed upon by the Trustee and the successor Servicer, and the per annum rate at which the Servicing Fee is calculated shall not exceed 0.50% per annum.

“60-Day Delinquent Loan”:  With respect to any Remittance Period, and without duplication, (i) all REO Properties as of the last day of such Remittance Period, (ii) each Home Equity Loan with respect to which any portion of a Monthly Payment is, as of the last day of such Remittance Period 60 or more days Delinquent (without giving effect to any grace period), (iii) each Home Equity Loan in foreclosure as of the last day of such Remittance Period and (iv) each Home Equity Loan described in clause (ii) that is also in bankruptcy.

“60+ Delinquency Percentage (Rolling Three Month)”:  With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods (or such fewer number of Remittance Periods since the Cut-Off Date, in the case of the first two Distribution Dates) the numerator of each of which is equal to the sum of (without duplication) the aggregate Loan Balance of 60-Day Delinquent Loans for such Remittance Period, and the denominator of which is the Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

“Standard & Poor’s”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Startup Day”:  June 7, 2007.

“Stepdown Date”:  The earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero, and (2) the later to occur of (A) the Distribution Date in July 2010, and (B) the first Distribution Date on which the Senior Enhancement Percentage, calculated for this purpose, before giving effect to any distribution of principal on the Offered Certificates on that Distribution Date but after giving effect to the distribution of the Aggregate Principal Amount on the Home Equity Loans, is at least equal to 50.20%.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Home Equity Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Home Equity Loans under the direction or authority of the Servicer or a Subservicer or the Trustee, as the case may be.

“Subordinate Certificates”:  Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 or Class M-10 Certificates.

“Subordinate Net WAC Cap”:  With respect to any Distribution Date and for each Class of Subordinate Certificates, the per annum rate equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

“Subordinate Net WAC Cap Carryover”:  With respect to any Distribution Date, and for any Class of Subordinate Certificates, the sum of (A) the excess of (1) the amount of interest that such Class of Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such Class at the respective Certificate Rate for such Class for the Distribution Date and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap) not previously paid to such Class.

“Subordinate REMIC Cap Carryover”:  With respect to any Distribution Date, and for any Class of Subordinate Certificates, the sum of (A) the excess of (1) the amount of interest such Class of Subordinate Certificates is entitled to receive on the Distribution Date (or, if greater, would be entitled to receive on the Distribution Date had the Certificate Rate for such Class been calculated at the Certificate Rate for such Class and Distribution Date without regard to the Subordinate Net WAC Cap) over (2) the amount of interest payable on the Master REMIC Regular Certificate with a Class designation corresponding to such Class of Subordinate Certificates at the respective certificate interest rate for such Master REMIC Regular Certificate for the Distribution Date, as provided in Section 2.08 hereof, and (B) the excess described in clause (A) for such Class for all previous Distribution Dates (including any interest accrued thereon at the related Certificate Rate without regard to the Subordinate Net WAC Cap) not previously paid to such Class.

“Subordination Deficiency”:  As to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Amount for such Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on such Distribution Date.

“Subordination Increase Amount”:  As to any Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

“Sub-Servicer”:  Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section 8.03 hereof in respect of the qualification of a Sub-Servicer.

“Sub-Servicing Agreement”:  The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

“Substitution Amount”:  With respect to the substitution of any Qualified Replacement Mortgage for any Home Equity Loan, as of the related Replacement Cut-Off Date, an amount equal to the excess, if any, of the outstanding principal balance of such Home Equity Loan over the outstanding principal balance of the Qualified Replacement Mortgage, together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, (2) all accrued and unpaid interest, and (3) any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending law, with respect to such Home Equity Loan.

“Supplemental Interest Trust”:  The trust established pursuant to Section 2.10.

“Supplemental Interest Trustee”:  The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Supplemental Interest Trustee under this Agreement, and any successor hereunder.

“Swap Account”:  The segregated swap account established in accordance with Section 7.02(a) hereof and maintained in accordance with Section 7.12 hereof at the applicable Corporate Trust Office of the Supplemental Interest Trustee entitled “The Bank of New York, as Supplemental Interest Trustee on behalf of the Owners of the Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates.”  The Swap Account shall be an Eligible Account.

“Swap Agreement”:  The Swap Agreement entered into with the Swap Provider and attached hereto as Exhibit R.

“Swap Default”:  An event of default under the Swap Agreement.

“Swap Early Termination”:  The occurrence of an Early Termination Date (as defined in the Swap Agreement) under the Swap Agreement.

“Swap LIBOR”:  A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”:  The Royal Bank of Scotland plc and any successor thereto.

“Swap Provider Trigger Event”:  A Swap Termination Payment that is triggered upon:  (i) an event of default under the Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an “Additional Termination Event” (as defined in the Swap Agreement) under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”:  The amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Swap Expense Fee Rate”:  With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

“Tangible Net Worth”:  Shall mean the difference between:  (A) the tangible assets of the Seller or Servicer, as applicable, and its Affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is appropriate; and (B) all indebtedness, including subordinated debt, of the Seller or Servicer, as applicable, and its Affiliates; provided, however, that (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, good will, organization costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (A) above, (ii) securities included as tangible assets shall be valued at their current market price or cost, whichever is lower and (iii) any write-up in book value of any assets shall not be taken into account.

“Tax Matters Person”:  The Person designated pursuant to Section 11.18 hereof to act as the Tax Matters Person under the Code (or where the context requires, the Trustee acting as agent for the Tax Matters Person).

“Termination Event”:  Under the Swap Agreement, the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) including if this Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of Section 9.02 of this Agreement, the Servicer exercises its option to purchase the Home Equity Loans.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions or if the Swap Provider fails to comply with certain obligations with respect to Regulation AB, as described in the Swap Agreement.

“Termination Price”:  Means, with respect to Sections 9.02 and 9.03 hereof, and on any date of determination thereof, an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those described in clause (y) below), including accrued interest thereon, as of such date and (y) in the case of any REO Property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more Delinquent as of such date, the fair market value of such REO Property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of (w) the aggregate outstanding Certificate Principal Balance of the Offered Certificates (other than any Class Principal Carryover Shortfalls), (x) all accrued and unpaid interest on the Offered Certificates (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover and Subordinate Net WAC Cap Carryover) , (y) the sum of the aggregate amount of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances, unreimbursed Delinquency Advances which the Servicer has theretofore failed to remit and (z) any Net Swap Payments or Swap Termination Payments payable to any swap provider then remaining unpaid or which are due to the exercise of such option.

“Transaction Documents”:  This Agreement, the Swap Agreement and any other document or agreement entered into in connection with the Trust Estate, the Certificates or the Home Equity Loans.

“Transition Expenses”:  Expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer for a Servicer Termination Event; provided that the amount shall not exceed $50,000 for both Groups in the aggregate in any one calendar year (and no more than $100,000 for both Groups in the aggregate during the term of the Trust).

“Trigger Event”:  The existence of a Delinquency Event or Cumulative Loss Trigger Event.

“Trust”:  Nationstar Home Equity Loan Trust 2007-C, the trust created under this Agreement which shall be comprised of two subtrusts:  (i) one for Group 1 and any Trust assets allocable to such Group 1 and (ii) one for Group 2 and any Trust assets allocable to such Group 2.

“Trust Estate”:  (a) The Home Equity Loan Assets, (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts, (c) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts, (d) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts, (e) such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (f) the Prepayment Charges.

“Trustee”:  The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

“Trustee Fee”:  The fee payable monthly to the Trustee on each Distribution Date in an amount equal to $500.00 for Group 1 and $500.00 for Group 2, or if there is only one Home Equity Loan Group, $1,000.00.

“Trustee Reimbursable Expenses”:  As of any Distribution Date, the sum of (a) any Trustee Fee and Transition Expenses not paid pursuant to Section 7.03(b) clauses A.1. and B.1. on such Distribution Date and (b) any amounts owed to the Trustee pursuant to Sections 2.05, 6.12, 7.06, 8.20(o), 10.07, 10.13 and 11.16(a)(v) hereof, and, if the Trustee is acting as Custodian, any related custodial fees (including all attorney fees and expenses).

“Underwriters”:  Banc of America Securities LLC, Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc.

“Underwriter’s Exemption”:  Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X-IO Certificates (such Voting Rights to be allocated among the Owners of Certificates of such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates (such Voting Rights to be allocated among the Owners of Certificates of such Class in accordance with their respective Percentage Interests), (c) 1% of all Voting Rights shall be allocated to the Class R Certificates in the aggregate, or if separate R-1 and R-3 Interests are issued, 1/2 to each such Class of Interests (such Voting Rights to be allocated among the Owners of Certificates of each such Class in accordance with their respective Percentage Interests), and (d) the remaining Voting Rights shall be allocated among Owners of the Classes of Offered Certificates in proportion to the Certificate Principal Balances of their respective Offered Certificates on such date.

“WAC Excess”:  The sum of (a) the Group 1 REMIC Cap Carryover allocable to each of the Group 1 Certificates, (b) the Group 2 REMIC Cap Carryover allocable to each of the Group 2 Certificates, and (c) the Subordinate REMIC Cap Carryover allocable to each of the Subordinate Certificates.

Section 1.02.

Use of Words and Phrases.

“Herein,” “hereby,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used.  The definitions set forth in Section 1.01 hereof include both the singular and the plural.  Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

Section 1.03.

Captions, Table of Contents.

The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

Section 1.04.

Opinions.

Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy.  Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.  Any opinion delivered hereunder shall be addressed to the Rating Agencies and the Trustee.

END OF ARTICLE I

ARTICLE II

ESTABLISHMENT AND ORGANIZATION OF THE TRUST

Section 2.01.

Establishment of the Trust.

The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as “Nationstar Home Equity Loan Trust 2007-C” and which shall contain two subtrusts.

Section 2.02.

Office.

The office of the Trust shall be in care of the Trustee, addressed to The Bank of New York, at its applicable Corporate Trust Office.

Section 2.03.

Purposes and Powers.

The purpose of the Trust is to engage in the following activities and only such activities:  (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate (including the Swap Agreement) in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners in accordance with the provisions of this Agreement; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of any REMIC created hereunder.

Section 2.04.

Appointment of the Trustee; Declaration of Trust.

The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein.  The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

Section 2.05.

Expenses of the Trust.

All expenses of the Trust, including (i) the fees and reimbursable expenses of the Trustee in connection with the performance of its duties hereunder and (ii) to the extent not set forth herein, any other expenses of the Trustee that have been reviewed and approved by the Seller, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement, shall be paid pursuant to Section 7.03(b).

Section 2.06.

Ownership of the Trust.

On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein.  Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

Section 2.07.

Situs of the Trust.

It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York.  The Trust will be created in the State of New York.  The Trust’s only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

Section 2.08.

Designation of Interests in REMICs.

(a)

As provided herein, the Trustee shall elect that the Trust Estate (exclusive of the  assets held in the Net WAC Cap Carryover Reserve Fund and the Swap Account) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “REMIC I,” “REMIC II” and the “Master REMIC”).  Each Certificate, other than the Class R Certificates, represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  Each Certificate, other than the Class X-IO, Class R and Class P Certificates, also represents rights with respect to payments to be made from the Net WAC Cap Carryover Reserve Fund as further described in Section 7.04 of this Agreement and from the Swap Account as further described in Section 7.12 of this Agreement.  The Class X-IO Certificates also evidence ownership of the assets held from time to time in the Net WAC Cap Carryover Reserve Fund, as further described in Section 7.04 hereof.  The Class R Certificate represents ownership of the sole class of residual interest in each REMIC for purposes of the REMIC Provisions.

(b)

The Master REMIC shall hold as its assets the several classes of uncertificated REMIC II Interests, other than the R-2 Interest, and each such REMIC II Interest (other than the R-2 Interest) is hereby designated as a regular interest in REMIC II for purposes of the REMIC Provisions.  REMIC II shall hold as its assets the several classes of uncertificated REMIC I Interests, other than the R-1 Interest, and each such REMIC I Interest (other than the R-1 Interest) is hereby designated as a regular interest in REMIC I for purposes of the REMIC Provisions.  REMIC I shall hold as its assets the Home Equity Loans and all collections and accounts related thereto, other than the Net WAC Cap Carryover Reserve Fund and the Swap Account.

(c)

For purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

(d)

[Reserved].

(e)

REMIC I.  The following table sets forth (or describes) the class designation, interest rate, and initial principal balance for each REMIC I Interest (each such Interest other than the R-1 Interest, a “REMIC I Regular Interest”):

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-1 interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate
T1-A	(6)	(1)
T1-F1	$ 4,638,765.50	(2)
T1-V1	$ 4,638,765.50	(3)
T1-F2	$ 5,522,906.50	(2)
T1-V2	$ 5,522,906.50	(3)
T1-F3	$ 6,398,549.00	(2)
T1-V3	$ 6,398,549.00	(3)
T1-F4	$ 7,258,955.00	(2)
T1-V4	$ 7,258,955.00	(3)
T1-F5	$ 8,096,669.50	(2)
T1-V5	$ 8,096,669.50	(3)
T1-F6	$ 8,904,088.50	(2)
T1-V6	$ 8,904,088.50	(3)
T1-F7	$ 9,674,288.50	(2)
T1-V7	$ 9,674,288.50	(3)
T1-F8	$ 10,397,059.00	(2)
T1-V8	$ 10,397,059.00	(3)
T1-F9	$ 10,762,058.00	(2)
T1-V9	$ 10,762,058.00	(3)
T1-F10	$ 10,387,514.50	(2)
T1-V10	$ 10,387,514.50	(3)
T1-F11	$ 10,021,281.50	(2)
T1-V11	$ 10,021,281.50	(3)
T1-F12	$ 9,668,177.00	(2)
T1-V12	$ 9,668,177.00	(3)
T1-F13	$ 9,327,724.50	(2)
T1-V13	$ 9,327,724.50	(3)
T1-F14	$ 8,999,463.50	(2)
T1-V14	$ 8,999,463.50	(3)
T1-F15	$ 8,682,946.50	(2)
T1-V15	$ 8,682,946.50	(3)
T1-F16	$ 8,377,755.00	(2)
T1-V16	$ 8,377,755.00	(3)
T1-F17	$ 8,083,473.50	(2)
T1-V17	$ 8,083,473.50	(3)
T1-F18	$ 7,804,697.50	(2)
T1-V18	$ 7,804,697.50	(3)
T1-F19	$ 9,154,558.50	(2)
T1-V19	$ 9,154,558.50	(3)
T1-F20	$ 11,902,983.50	(2)
T1-V20	$ 11,902,983.50	(3)
T1-F21	$ 11,093,508.50	(2)
T1-V21	$ 11,093,508.50	(3)
T1-F22	$ 10,334,978.00	(2)
T1-V22	$ 10,334,978.00	(3)
T1-F23	$ 9,646,751.00	(2)
T1-V23	$ 9,646,751.00	(3)
T1-F24	$ 9,006,021.50	(2)
T1-V24	$ 9,006,021.50	(3)
T1-F25	$ 7,421,729.00	(2)
T1-V25	$ 7,421,729.00	(3)
T1-F26	$ 5,900,630.00	(2)
T1-V26	$ 5,900,630.00	(3)
T1-F27	$ 45,878,904.50	(2)
T1-V27	$ 45,878,904.50	(3)
T1-F28	$ 2,308,163.00	(2)
T1-V28	$ 2,308,163.00	(3)
T1-F29	$ 2,239,954.00	(2)
T1-V29	$ 2,239,954.00	(3)
T1-F30	$ 2,173,773.00	(2)
T1-V30	$ 2,173,773.00	(3)
T1-F31	$ 2,109,559.50	(2)
T1-V31	$ 2,109,559.50	(3)
T1-F32	$ 4,507,947.00	(2)
T1-V32	$ 4,507,947.00	(3)
T1-F33	$ 4,526,811.00	(2)
T1-V33	$ 4,526,811.00	(3)
T1-F34	$ 1,733,142.50	(2)
T1-V34	$ 1,733,142.50	(3)
T1-F35	$ 1,683,788.00	(2)
T1-V35	$ 1,683,788.00	(3)
T1-F36	$ 1,635,830.00	(2)
T1-V36	$ 1,635,830.00	(3)
T1-F37	$ 1,589,230.00	(2)
T1-V37	$ 1,589,230.00	(3)
T1-F38	$ 1,543,948.00	(2)
T1-V38	$ 1,543,948.00	(3)
T1-F39	$ 1,499,949.00	(2)
T1-V39	$ 1,499,949.00	(3)
T1-F40	$ 1,457,194.50	(2)
T1-V40	$ 1,457,194.50	(3)
T1-F41	$ 1,415,651.50	(2)
T1-V41	$ 1,415,651.50	(3)
T1-F42	$ 1,375,284.50	(2)
T1-V42	$ 1,375,284.50	(3)
T1-F43	$ 1,336,061.00	(2)
T1-V43	$ 1,336,061.00	(3)
T1-F44	$ 1,297,948.50	(2)
T1-V44	$ 1,297,948.50	(3)
T1-F45	$ 1,260,915.50	(2)
T1-V45	$ 1,260,915.50	(3)
T1-F46	$ 1,224,841.50	(2)
T1-V46	$ 1,224,841.50	(3)
T1-F47	$ 1,189,882.00	(2)
T1-V47	$ 1,189,882.00	(3)
T1-F48	$ 1,155,913.50	(2)
T1-V48	$ 1,155,913.50	(3)
T1-F49	$ 1,122,907.00	(2)
T1-V49	$ 1,122,907.00	(3)
T1-F50	$ 1,090,837.00	(2)
T1-V50	$ 1,090,837.00	(3)
T1-F51	$ 1,059,676.00	(2)
T1-V51	$ 1,059,676.00	(3)
T1-F52	$ 1,029,399.00	(2)
T1-V52	$ 1,029,399.00	(3)
T1-F53	$ 999,980.50	(2)
T1-V53	$ 999,980.50	(3)
T1-F54	$ 971,396.50	(2)
T1-V54	$ 971,396.50	(3)
T1-F55	$ 943,623.50	(2)
T1-V55	$ 943,623.50	(3)
T1-F56	$ 920,212.00	(2)
T1-V56	$ 920,212.00	(3)
T1-F57	$ 890,165.00	(2)
T1-V57	$ 890,165.00	(3)
T1-F58	$ 864,363.00	(2)
T1-V58	$ 864,363.00	(3)
T1-F59	$ 839,638.00	(2)
T1-V59	$ 839,638.00	(3)
T1-F60	$ 815,615.00	(2)
T1-V60	$ 815,615.00	(3)
T1-F61	$ 792,274.50	(2)
T1-V61	$ 792,274.50	(3)
T1-F62	$ 769,596.00	(2)
T1-V62	$ 769,596.00	(3)
T1-F63	$ 747,561.50	(2)
T1-V63	$ 747,561.50	(3)
T1-F64	$ 726,153.50	(2)
T1-V64	$ 726,153.50	(3)
T1-F65	$ 705,353.00	(2)
T1-V65	$ 705,353.00	(3)
T1-F66	$ 685,143.50	(2)
T1-V66	$ 685,143.50	(3)
T1-F67	$ 22,928,456.00	(2)
T1-V67	$ 22,928,456.00	(3)
T1-Arrearage	(5)	(5)
R-1	(4)	(4)

(1)

The interest rate with respect to any Distribution Date (and the related Interest Period) for the T1-A Interest is a per annum rate equal to the weighted average of the Net Coupon Rates of all the Home Equity Loans as of the first day of the related Remittance Period, weighted on their outstanding loan balances of such day and adjusted to take into account any prepayments occurring after such day that were distributed in the prior calendar month (the “REMIC Net WAC Rate”).

(2)

The interest rate with respect to any Distribution Date (and the related Interest Period) for each of these interests is a per annum rate equal to the lesser of (i) 10.30%, and (ii) the product of (a) the REMIC Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the REMIC Net WAC Rate and (b) 2, over (ii) 10.30%.

(4)

The R-I interest shall not have a principal balance and shall not bear interest.  The R-I interest is hereby designated as the sole class of residual interest in REMIC I.

(5)

The T1-Arrearage interest shall not bear interest.  The T1-Arrearage interest shall have an Initial Principal Balance equal to the aggregate Arrearage amount as of the Cut-off Date.

(6)

This interest shall have an initial principal balance equal to the excess of the aggregate outstanding principal balance of the Home Equity Loans as of the Cut-off Date over the aggregate initial principal balance of each other interest in REMIC I.

On the Business Day prior to each Distribution Date, all Realized Losses and all payments of principal shall be allocated in the following order of priority:

(i)

First, to the T1-A interest until the outstanding principal balance of such interest is reduced to the aggregate outstanding principal balance of the Class M-10 Certificates taking into account distributions on such Distribution Date, and

(ii)

Second, to the outstanding T1 interest with the lowest numerical denomination until such interest is reduced to zero; provided that in the case of T1 interests with the same numerical denomination, principal shall be allocated equally between such interests.

On the Business Day prior to each Distribution Date, all Prepayment Charges shall be allocated to the Class T1-V67 interest and all amounts paid with respect to unreimbursed Arrearages shall be allocated to the Class T1-Arrearage interest.

(f)

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-2 interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate	Corresponding Class of REMIC III Interest
T2-1-AV-1(4)	(5)	(1)	1-AV-1
T2-2-AV-1(4)	(5)	(1)	2-AV-1
T2-2-AV-2(4)	(5)	(1)	2-AV-2
T2-2-AV-3(4)	(5)	(1)	2-AV-3
T2-2-AV-4(4)	(5)	(1)	2-AV-4
T2-M1(4)	(5)	(1)	M-1
T2-M2(4)	(5)	(1)	M-2
T2-M3(4)	(5)	(1)	M-3
T2-M4(4)	(5)	(1)	M-4
T2-M5(4)	(5)	(1)	M-5
T2-M6(4)	(5)	(1)	M-6
T2-M7(4)	(5)	(1)	M-7
T2-M8(4)	(5)	(1)	M-8
T2-M9(4)	(5)	(1)	M-9
T2-M10(4)	(5)	(1)	M-10
T2-Accrual Interest	(6)	(1)	N/A
T2-IO	(2)	(2)	N/A
T2-Arrearage	(7)	(7)	Arrearage
R-2	(3)	(3)	N/A

(1)

The interest rate for each of these interests (the “REMIC Maximum Rate”) with respect to any Distribution Date (and the related Interest Period) is a per annum rate equal to the weighted average of the interest rates on the REMIC I Regular Interests, provided, however, that for any Distribution Date on which the Class T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I interest having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such REMIC I interest to a cap equal to the product of the interest rate used to compute the Swap Counterparty Payment adjusted to reflect the day count convention used for such interest rate (“Swap LIBOR”) for such Distribution Date and 2 (the “REMIC II Net WAC”).

(2)

The Class T2-IO is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on the REMIC I interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such REMIC I interest for such Distribution Date over (ii) the product of Swap LIBOR for such Distribution Date and 2.

Distribution Dates	REMIC I Class Designation
2	Class T1-F1 through T1-F67
3	Class T1-F2 through T1-F67
4	Class T1-F3 through T1-F67
5	Class T1-F4 through T1-F67
6	Class T1-F5 through T1-F67
7	Class T1-F6 through T1-F67
8	Class T1-F7 through T1-F67
9	Class T1-F8 through T1-F67
10	Class T1-F9 through T1-F67
11	Class T1-F10 through T1-F67
12	Class T1-F11 through T1-F67
13	Class T1-F12 through T1-F67
14	Class T1-F13 through T1-F67
15	Class T1-F14 through T1-F67
16	Class T1-F15 through T1-F67
17	Class T1-F16 through T1-F67
18	Class T1-F17 through T1-F67
19	Class T1-F18 through T1-F67
20	Class T1-F19 through T1-F67
21	Class T1-F20 through T1-F67
22	Class T1-F21 through T1-F67
23	Class T1-F22 through T1-F67
24	Class T1-F23 through T1-F67
25	Class T1-F24 through T1-F67
26	Class T1-F25 through T1-F67
27	Class T1-F26 through T1-F67
28	Class T1-F27 through T1-F67
29	Class T1-F28 through T1-F67
30	Class T1-F29 through T1-F67
31	Class T1-F30 through T1-F67
32	Class T1-F31 through T1-F67
33	Class T1-F32 through T1-F67
34	Class T1-F33 through T1-F67
35	Class T1-F34 through T1-F67
36	Class T1-F35 through T1-F67
37	Class T1-F36 through T1-F67
38	Class T1-F38 through T1-F67
39	Class T1-F37 through T1-F67
40	Class T1-F39 through T1-F67
41	Class T1-F40 through T1-F67
42	Class T1-F41 through T1-F67
43	Class T1-F42 through T1-F67
44	Class T1-F43 through T1-F67
45	Class T1-F44 through T1-F67
46	Class T1-F45 through T1-F67
47	Class T1-F46 through T1-F67
48	Class T1-F47 through T1-F67
49	Class T1-F48 through T1-F67
50	Class T1-F49 through T1-F67
51	Class T1-F50 through T1-F67
52	Class T1-F51 through T1-F67
53	Class T1-F52 through T1-F67
54	Class T1-F53 through T1-F67
55	Class T1-F54 through T1-F67
56	Class T1-F55 through T1-F67
57	Class T1-F56 through T1-F67
58	Class T1-F57 through T1-F67
59	Class T1-F58 through T1-F67
60	Class T1-F59 through T1-F67
61	Class T1-F60 through T1-F67
62	Class T1-F61 through T1-F67
63	Class T1-F62 through T1-F67
64	Class T1-F63 through T1-F67
65	Class T1-F64 through T1-F67
66	Class T1-F65 through T1-F67
67	Class T1-F66 through T1-F67
68	Class T1-F67

(3)

The R-2 interest shall not have a principal amount and shall not bear interest.  The R-2 interest is hereby designated as the sole class of residual interest in REMIC II.

(4)

This interest is a REMIC II Accretion Directed Class.

(5)

This interest shall have an Initial Principal Balance equal to one-half of the initial Class Principal Balance of its Corresponding Class of Interests in the Master REMIC.

(6)

This interest shall have an Initial Principal Balance equal to the excess of (i) the aggregate loan balance of the Home Equity Loans over (ii) the aggregate Initial Class Principal Balance of the REMIC II Accretion Directed Classes.

(7)

This interest shall not bear interest and have an Initial Principal Balance equal to the Initial Principal Balance of the T1-Arrearage interest.

On the Business Day prior to each Distribution Date, interest shall be allocated with respect to the interests in REMIC II based on the above-described interest rates, provided however, that interest that accrues on the T2-Accrual Interest shall be deferred to the extent necessary to make the distributions of principal described below.  Any interest so deferred shall itself bear interest at the interest rate for the T2-Accrual Interest.

On the Business Day prior to each Distribution Date the principal distributed on the REMIC interests (together with an amount equal to the interest deferred on the T2-Accrual Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the interests in REMIC II in the following order of priority:

(i)

First, to each interest in REMIC II having a Corresponding Class in the Master REMIC until the outstanding principal amount of each such interest equals one-half of the outstanding principal amount of such Corresponding Class for such interest immediately after such Distribution Date; and

(ii)

Second, to the T2-Accrual Interest, any remaining amounts.

On the Business Day prior to each Distribution Date, all Prepayment Charges distributed to the T1-V67 interest shall be distributed to the Class T2-Accrual Interest and all amounts paid with respect to unreimbursed Arrearages to the T1-Arrearage interest shall be distributed to the T2-Arrearage interest.

(g)

The Master REMIC.  The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class X-IO Certificates are hereby designated as “regular interests” with respect to the Master REMIC (the “Master REMIC Regular Certificates”) and the R-III Interest is hereby designated as the single “residual interest” with respect to the Master REMIC.

The beneficial ownership interest in the Master REMIC created hereunder shall be evidenced by the interests having the following characteristics and terms:

Class Designation	Initial Certificate Principal Balance	Certificate Interest Rate	Final Scheduled Distribution Date
Class 1-AV-1	$224,590,000	(1)	June 2037
Class 2-AV-1	$141,639,000	(2)	June 2037
Class 2-AV-2	$100,700,000	(3)	June 2037
Class 2-AV-3	$37,740,000	(4)	June 2037
Class 2-AV-4	$57,306,000	(5)	June 2037
Class M-1	$39,016,000	(6)	June 2037
Class M-2	$28,886,000	(7)	June 2037
Class M-3	$17,257,000	(8)	June 2037
Class M-4	$14,256,000	(9)	June 2037
Class M-5	$12,005,000	(10)	June 2037
Class M-6	$6,752,000	(11)	June 2037
Class M-7	$12,005,000	(12)	June 2037
Class M-8	$6,753,000	(13)	June 2037
Class M-9	$11,629,000	(14)	June 2037
Class M-10	$13,506,000	(15)	June 2037
Class X-IO	(16)	(17)	June 2037
Class P	(18)	(18)	June 2037
Class R	(19)	(19)	June 2037

(1)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.175% per annum (or plus 0.350% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Group 1 Net WAC Cap. Any entitlement to Group 1 Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder. For purposes of the REMIC Provisions, the reference to “Group 1 Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Group 1 Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Group 1 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(2)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.060% per annum (or plus 0.120% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Group 2 Net WAC Cap. Any entitlement to Group 2 Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Group 2 Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Group 2 Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Group 2 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(3)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.130% per annum (or plus 0.260% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Group 2 Net WAC Cap. Any entitlement to Group 2 Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Group 2 Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Group 2 Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Group 2 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(4)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.180% per annum (or plus 0.360% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Group 2 Net WAC Cap. Any entitlement to Group 2 Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Group 2 Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Group 2 Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Group 2 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(5)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.250% per annum (or plus 0.500% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Group 2 Net WAC Cap. Any entitlement to Group 2 Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Group 2 Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Group 2 Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Group 2 Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(6)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.250% per annum (or plus 0.375% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(7)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.270% per annum (or plus 0.450% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(8)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.300% per annum (or plus 0.450% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(9)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.430% per annum (or plus 0.645% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(10)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.480% per annum (or plus 0.720% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(11)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 0.750% per annum (or plus 1.125% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(12)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 1.350% per annum (or plus 2.025% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(13)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 2.050% per annum (or plus 3.075% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(14)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 2.500% per annum (or plus 3.750% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(15)

For each Interest Period, this Class shall bear interest at the lesser of (i) LIBOR plus 2.500% per annum (or plus 3.750% per annum for each Interest Period occurring after the Clean-Up Call Date) and (ii) the Subordinate Net WAC Cap. Any entitlement to Subordinate Net WAC Rate Carryovers shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Subordinate Net WAC Cap” in the Certificate Rate shall be deemed to be a reference to the REMIC II Net WAC; therefore, on any Distribution Date on which the Certificate Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Cap Carryover Reserve Fund [or the Swap Account, as applicable; on any Distribution Date on which the Certificate Rate on a Class of Certificates is based on the Subordinate Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Subordinate Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Swap Account, all pursuant to and as further provided in Section 7.12(e) hereof.

(16)

The Class X-IO Certificate shall have an initial principal balance equal to the excess of the principal balance of the Home Equity Loans as of the Cut-Off Date over the sum of the initial principal balances of the Certificates, other than the Class X-IO and Class R Certificates.  It shall not be entitled to interest on its principal balance.  The Class X-IO Certificate shall also have an initial notional balance equal to the aggregate of the principal balance of each Home Equity Loan as of the Cut-Off Date and such notional balance for each Distribution Date shall equal the aggregate principal balance of the Home Equity Loans as of the beginning of the related Remittance Period.

(17)

The Class X-IO Certificates shall represent ownership of a regular interest, which shall comprise two notional components.  For any Distribution Date, the Class X-IO Certificate shall be entitled to receive interest on its notional balance at a per annum rate equal to the excess of:  (i) the REMIC II Net WAC Rate over (ii) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only or principal-only regular interest) and the Class T2-Accrual Interest, where the Class T2-Accrual Interest is subject to a cap equal to zero and each remaining REMIC II Regular Interest is subject to a cap equal to the Certificate Rate on its Corresponding Class, determined for this purpose by substituting the REMIC II Net WAC Rate for the applicable Net WAC Cap.  The second notional component represents the right to receive all distributions in respect of the Class T2-IO Interest in REMIC II (the “Class T-I Interest”)  In addition, the Class X-IO Certificates shall be entitled to an amount, as principal, equal to the amount that the Original Aggregate Loan Balance exceeds the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates, as of the Startup Date.

(18)

The Class P Certificates shall be entitled to the Prepayment Charges.  The Class P Certificates shall not be entitled to any payments of interest.

(19)

The Class R Certificates represent ownership of the R-1, R-2 and R-3 Interests.  The Class R Certificates do not have either a principal balance or an interest rate.

(h)

The foregoing REMIC structure is intended to cause all of the cash from the Home Equity Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trustee shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Section 2.09.

Miscellaneous REMIC Provisions.

(a)

The Startup Day is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(b)

The Owner of the Tax Matters Person Residual Interest in each REMIC created hereunder is hereby designated as “tax matters person” as defined in the REMIC Provisions with respect to the REMIC.

(c)

The Trust and each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

(d)

The Trustee shall cause each REMIC created hereunder to elect to be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC.  The Trustee shall report all expenses of the Trust Estate to each REMIC created hereunder.

(e)

For all federal tax law purposes, amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by each respective REMIC created hereunder.

(f)

The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to each REMIC created hereunder.  Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

(g)

The Master REMIC shall issue one regular interest in addition to those designated in Section 2.08.  Such interest shall be an uncertificated, principal-only regular interest and shall be entitled to receive all Arrearage amounts.  The Servicer shall be treated as the beneficial owner of such interest for federal income tax purposes.

Section 2.10.

Supplemental Interest Trust.

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trustee, in trust, for the benefit of the holders of the Offered Certificates.

END OF ARTICLE II

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE DEPOSITOR, THE SERVICER AND THE SELLERS;
COVENANT OF SELLER TO CONVEY HOME EQUITY LOANS

Section 3.01.

Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee that as of the Startup Day:

(a)

The Depositor is a limited liability company duly formed and validly existing under the laws governing its creation and existence, is not in violation of the laws of any state in which any Property or the Depositor is located or doing business which violation would materially and adversely affect the condition (financial or other) or the operations of the Depositor or its properties or the ability of the Trust to collect amounts due on any Home Equity Loan and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary.  The Depositor has all requisite limited liability company power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

(b)

The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Depositor and will not violate the Depositor’s certificate of formation or amended and restated limited liability company agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

(c)

This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)

The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

(e)

No litigation, proceeding or investigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor’s knowledge, threatened against the Depositor which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or the Depositor’s performance hereunder and under the other Operative Documents to which the Depositor is a party.

(f)

The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributed to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Depositor not misleading.

(g)

Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Home Equity Loan, the Depositor had good title to each Home Equity Loan (insofar as such title was conveyed to it by the Sellers) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature (other than liens which will be simultaneously released).

(h)

As of the Startup Day, the Depositor has transferred all right, title and interest in the Home Equity Loans to the Trustee on behalf of the Trust.

(i)

The Depositor has not transferred the Home Equity Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

(j)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or “Blue Sky” statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

Section 3.02.

Representations and Warranties of the Servicer.

The Servicer hereby represents, warrants and covenants to the Depositor, the Trustee and the Owners that as of the Startup Day:

(a)

The Servicer is a limited liability company duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary.  The Servicer has all requisite limited liability company power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which the Servicer is a party.

(b)

The execution and delivery of this Agreement and any other Operative Document to which it is a party by the Servicer and its performance and compliance with the terms hereof and thereof have been duly authorized by all necessary limited liability company action on the part of the Servicer and will not violate the Servicer’s certificate of formation or limited liability company agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

(c)

This Agreement and the other Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)

The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or the consequences of which could materially and adversely affect its performance hereunder or under the other Operative Documents to which the Servicer is a party.

(e)

No litigation, proceeding or investigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer’s knowledge, threatened against the Servicer which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect the validity or the enforceability of the Home Equity Loans or the Servicer’s performance hereunder and under the other Operative Documents to which the Servicer is a party.

(f)

The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Documents or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer not misleading.

(g)

The Servicing Fee is a “current (normal) servicing fee rate” as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board.  Neither the Servicer nor any Affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

(h)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or “Blue Sky” statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

(i)

The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business.

(j)

The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

(k)

The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation, in any such case which could materially adversely impact the financial condition or operations of the Servicer or adversely impact the Servicer’s performance of its obligations under the Operative Documents.

(l)

There are no Sub-Servicers as of the Startup Day.

It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

Upon discovery by any of the Depositor, the Sellers, the Servicer, the Custodian, any Sub-Servicer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties.  As promptly as practicable, but in any event within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects.

Section 3.03.

Representations and Warranties of the Sellers.

Each of the Seller and the Conduit Seller, as applicable, hereby severally and not jointly represents, warrants and covenants to the Depositor, the Trustee and the Owners that as of the Startup Day:

(a)

In the case of the Seller and the Conduit Seller, that each is a limited liability company, duly formed and validly existing under the laws governing its creation and existence, neither the Seller nor the Conduit Seller is in violation of the laws of any state in which any Property or either the Seller or the Conduit Seller, as applicable, is located or doing business which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or the Conduit Seller, as applicable, or its properties or the ability of the Trust to collect any amounts on any Home Equity Loan and each of the Seller and the Conduit Seller is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary.  The Seller or the Conduit Seller, as applicable, has all requisite limited liability company power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

(b)

The execution and delivery of this Agreement and the other Operative Documents to which the Seller or the Conduit Seller, as applicable, is a party and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary limited liability company action and will not violate its certificate of formation or amended and restated limited liability company agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which it is a party or by which it is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over it or any of its properties.

(c)

This Agreement and the other Operative Documents to which the Seller or the Conduit Seller, as applicable, is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller or the Conduit Seller, as applicable, enforceable hereof and thereof against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)

Neither the Seller nor the Conduit Seller, as applicable, is in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Seller or the Conduit Seller, as applicable, or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

(e)

No litigation, proceeding or investigation is pending with respect to which the Seller or the Conduit Seller, as applicable, has received service of process or, to the best of its knowledge, threatened against it which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or the Conduit Seller, as applicable, or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Home Equity Loans or its performance hereunder and under the other Operative Documents to which it is a party.

(f)

The statements contained in the Registration Statement which describe the Seller or the Conduit Seller, as applicable, or matters or activities for which it is responsible in accordance with the Operative Documents or which are attributed to it therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller or the Conduit Seller, as applicable, or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Seller or the Conduit Seller, as applicable, not misleading.

(g)

[Reserved].

(h)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or “Blue Sky” statutes, as to which the Seller or the Conduit Seller, as applicable, makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller or the Conduit Seller, as applicable, of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller or the Conduit Seller, as applicable, and the performance by the Seller or the Conduit Seller, as applicable, of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

(i)

The origination practices used by the Seller with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the home equity lending business.  All of the Home Equity Loans were originated by the Seller, an Affiliate of the Seller or a broker for simultaneous assignment to the Seller or were acquired by the Seller from correspondent lenders and are underwritten to comply with the Seller’s underwriting standards.

(j)

The transactions contemplated by this Agreement are in the ordinary course of business of the Seller or the Conduit Seller, as applicable.

(k)

The Trustee, the Seller and the Conduit Seller have no obligation to register the Trust and the Trust has no obligation to register as an investment company under the Investment Company Act of 1940, as amended.

(l)

The Seller or the Conduit Seller, as applicable, is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor are the Seller or the Conduit Seller, as applicable, aware of any pending insolvency.

(m)

The Seller or the Conduit Seller, as applicable, received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Home Equity Loans transferred by it.

(n)

The Seller or the Conduit Seller, as applicable, did not sell any interest in any Home Equity Loan with any intent to hinder, delay or defraud any of its creditors.

(o)

No material adverse change affecting any security for the Offered Certificates has occurred prior to delivery of and payment for the Offered Certificates.

(p)

The Seller or the Conduit Seller, as applicable, is not in default under any agreement involving financial obligations or on any outstanding obligation, in any such case which would materially adversely impact the financial condition or operations of the Seller or the Conduit Seller, as applicable, or its obligations under the Operative Documents.

(q)

[Reserved].

(r)

The sale, transfer, assignment and conveyance of Home Equity Loans by the Seller or the Conduit Seller, as applicable, pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Conduit Seller, as applicable, the Depositor or the Trustee to any federal, state or local government (“Transfer Taxes”) other than Transfer Taxes which have been or will be paid as due by the Seller or the Conduit Seller, as applicable.  The Seller or the Conduit Seller, as applicable, shall pay any and all such Transfer Taxes.

(s)

No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Conduit Seller, as applicable, contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Home Equity Loans to the Trustee.

Section 3.04.

Covenants of Sellers to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations.

(a)

Upon the discovery by the Depositor, the Seller, the Conduit Seller, the Servicer, any Sub-Servicer, any Owner, the Custodian or the Trustee (each, for purposes of this paragraph, a party) that the representations and warranties set forth in clause (b)(1) or (b)(2) below were untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Seller or the Servicer as to the facts stated therein, as of the Startup Day (or in the case of a Qualified Replacement Mortgage, as of the respective Replacement Cut-Off Date), with the result that the interests of the Owners in the related Home Equity Loan or Prepayment Charge are, or may be, materially and adversely affected, the party discovering such breach shall give prompt written notice to the other parties.  Notwithstanding the foregoing, any breach of a representation or warranty set forth in (b)(2) below shall be deemed to be untrue in a material respect.  Upon the earliest to occur of Nationstar Mortgage’s discovery, its receipt of notice of breach from any one of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners, without regard to any limitation set forth therein concerning the knowledge of Nationstar Mortgage as to the facts stated therein, Nationstar Mortgage hereby covenants and warrants that it shall promptly cure such breach in all material respects or that it shall on or before the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by Nationstar Mortgage a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account.  It is understood and agreed that the obligation of Nationstar Mortgage so to substitute or purchase any Home Equity Loan as to which such a statement set forth below in this Section 3.04 is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owners and the Trustee on behalf of the Owners.  Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.04 or 3.06 shall be made unless Nationstar Mortgage obtains for the Trustee at its expense an Opinion of Counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC created hereunder or otherwise subject the Trust or any REMIC created hereunder to tax and would not jeopardize the status of any REMIC created hereunder as a REMIC (a “REMIC Opinion”) addressed to the Trustee and acceptable to the Trustee.  Nationstar Mortgage shall also deliver an Officer’s Certificate to the Trustee concurrently with the delivery of a Qualified Replacement Mortgage pursuant to Sections 3.04 and 3.06(b) stating that such Home Equity Loan meets the requirements of the definition of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied.  Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Section 3.04 or 3.06(b), as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion.

(b)

(1)

The Seller, with respect to the Seller Home Equity Loans, and the Servicer, in consideration of its appointment hereunder, with respect to the Conduit Home Equity Loans, and with respect to the Home Equity Loans taken as a whole, hereby represent, warrant and covenant to the Trustee, the Depositor, the Servicer and the Owners that as of the Startup Day (or the Replacement Cut-Off Date, with respect to a Qualified Replacement Mortgage):

(i)

The information with respect to each Home Equity Loan set forth in the related Schedule of Home Equity Loans is true and correct in all material respects as of the Cut-Off Date;

(ii)

Each of the Seller and the Conduit Seller has transferred good and marketable title (without any implication of a ready market for the sale thereof) to the Home Equity Loans (including the related Notes) and other Home Equity Loan Assets, and upon receipt of each Home Equity Loan and other Home Equity Loan Assets by the Trustee (including the related Note), the Trust will have good and marketable title (without any implication of a ready market for the sale thereof) to such Home Equity Loan (including the related Note) and other Home Equity Loan Assets, free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as permitted under Section 3.04(b)(1)(ix) and except for liens that will be simultaneously released.  All the original or certified documentation set forth in Section 3.05 (including all material documents related thereto) with respect to each Home Equity Loan has been delivered to the Custodian on behalf of the Trustee on the Startup Day or as otherwise provided in Section 3.05.  To the Seller’s or the Servicer’s best knowledge, no such documentation contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(iii)

Each Home Equity Loan being transferred to the Trust is a Qualified Mortgage and is a Mortgage;

(iv)

Each Property is a fee simple estate in a single parcel of real property improved by a single family residential dwelling (except 907 Properties that are condominiums, townhouses, manufactured housing, two- to four-family residential dwellings or PUDs), and no more than 0.35% and 0.40%, respectively, of the aggregate Loan Balance of the Home Equity Loans in Group 1 and Group 2 as of the Cut-Off Date are secured by Properties that are Manufactured Homes, each of which is considered to be real property under the applicable local law;

(v)

As of the Cut-Off Date or Replacement Cut-Off Date, as applicable, no Home Equity Loans has a Loan-to-Value Ratio in excess of 100%;

(vi)

Each Home Equity Loan is being serviced by the Servicer in accordance with the terms of this Agreement;

(vii)

The information set forth in the applicable part of the Prepayment Charge Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor’s full and voluntary principal prepayment under applicable law, except to the extent that:  (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights;  (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law;

(viii)

Each Note with respect to the Home Equity Loans will provide for a schedule of substantially level and equal Monthly Payments (or periodic rate adjustments in the case of the Adjustable Rate Home Equity Loans), which are sufficient to amortize fully the principal balance of such Note on or before its maturity date, except for (A) 18 Home Equity Loans, representing approximately 0.14% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, which may provide for a “balloon” payment due at the end of the 15th year, 1 Home Equity Loan, representing approximately 0.01% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, which may provide for a "balloon" payment due at the end of the 25th year, 1,078 Home Equity Loans, representing approximately 39.60% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, which may provide for a “balloon” payment due at the end of the 30th year, and (B) any “interest only” Home Equity Loans. 13 and 1 Home Equity Loans in Group 1 and Group 2, respectively, representing 0.73% and 0.11% of the aggregate Group Balance of the Home Equity Loans in Group 1 and Group 2, respectively, are “interest only” Home Equity Loans, which provide for payments of interest but not principal for the first 60 months, in the case of Group 1, for the first 60 months, in the case of Group 2, and thereafter payments of interest and principal on a monthly basis.  No Home Equity Loan is a graduated payment loan;

(ix)

As of the Startup Day, each Mortgage is a valid and enforceable first or second lien of record (or is in the process of being recorded) on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy (or the binding commitment therefor) or attorney’s opinion of title, with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

(x)

Immediately prior to the transfer and assignment of the Home Equity Loans by the Seller or the Conduit Seller, as applicable, to the Depositor and by the Depositor to the Trustee herein contemplated, the Seller, the Conduit Seller and the Depositor, as the case may be, each held good and marketable title (without any implication of a ready market for the sale thereof) to, and was the sole owner of, each Home Equity Loan (including the related Note) conveyed by the Seller (or the Conduit Seller, as applicable) subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and marketable title (without any implication of a ready market for the sale thereof) to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;

(xi)

As of the Cut-Off Date, 0.57% of the Home Equity Loans are between 30 and 59 days Delinquent and none of the Home Equity Loans is more than 59 days Delinquent;

(xii)

To the best knowledge of the Seller or the Servicer, as applicable, there is no delinquent tax or assessment lien on any Property, and each Property is free of substantial damage and is in good repair (ordinary wear and tear excepted);

(xiii)

To the best knowledge of the Seller or the Servicer, as applicable, there is no valid and enforceable right of offset, claim, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note, nor has any such claim, defense, offset or counterclaim been asserted;

(xiv)

To the best knowledge of the Seller or the Servicer, as applicable, there is no mechanics’ lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

(xv)

To the best knowledge of the Seller, each Home Equity Loan and the prepayment penalty associated with the Home Equity Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, all applicable predatory and abusive lending laws, the federal Truth-in-Lending Act (as amended by the Riegle Community Development and Regulatory Improvement Act of 1994) and other consumer protection, usury, equal credit opportunity, disclosure and recording laws.  None of the Home Equity Loans is subject to the Home Ownership and Equity Protection Act of 1994.  None of the Home Equity Loans is a “high-cost” loan as defined by the applicable predatory and abusive lending laws.  No Home Equity Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 6.0 Revised, Appendix E) and no Home Equity Loan originated on or after October 1, 2002 through March 6, 2003, if any, is governed by the Georgia Fair Lending Act;

(xvi)

With respect to each Home Equity Loan either (a) if a title insurance policy is not available in the applicable state, an attorney’s opinion of title has been obtained but no title policy has been obtained, (b) for certain of the Home Equity Loans the original principal balance of which was equal to or less than $40,000, a title report and indemnity has been obtained, or (c) a lender’s title insurance policy (or a binding commitment therefor), issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Home Equity Loan together, in the case of a Second Mortgage Loan, with the then-original principal amount of the mortgage note relating to the Senior Lien, insuring the mortgagee’s interest under the related Home Equity Loan as the holder of a valid first or second mortgage lien of record on the real Property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Startup Day, such policy (or commitment) is valid and thereafter (or upon issuance pursuant to the commitment) such policy shall continue in full force and effect;

(xvii)

The improvements upon each Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

(xviii)

If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a carrier generally acceptable to the Servicer in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(xix)

Each Mortgage and Note are the legal, valid and binding obligation of the maker thereof and are enforceable in accordance with their terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

(xx)

The Seller or the Servicer, as applicable, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by the Seller or the Conduit Seller, as applicable, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

(xxi)

As of the Cut-Off Date, no more than 0.36% of the aggregate Loan Balance of the Home Equity Loans is secured by Properties located within any single zip code area;

(xxii)

Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than unrecorded warehouse assignments which are being simultaneously released in connection with the Closing) have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller or the Conduit Seller, as applicable (or, subject to Section 3.05 hereof, are in the process of being recorded); each Mortgage and assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property securing such Mortgage is located;

(xxiii)

The terms of each Note and each Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and which has been delivered to the Trustee.  The substance of any such waiver, alteration or modification is reflected on the related Schedule of Home Equity Loans;

(xxiv)

The proceeds of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder.  Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the related Note or Mortgage;

(xxv)

The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(xxvi)

No Home Equity Loan has a shared appreciation feature or other contingent interest feature;

(xxvii)

Each Property is located in the state identified in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

(xxviii)

Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

(xxix)

No Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

(xxx)

To the best knowledge of the Seller or the Servicer, as applicable, there is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake, earth movement or other casualty;

(xxxi)

All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

(xxxii)

To the best knowledge of the Seller or the Servicer, as applicable, (A) no improvement located on or being part of any Property is in violation of any applicable zoning law or regulation and (B) all inspections, licenses and certificates required by applicable law to be made or issued with respect to all occupied portions of each Property and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made by or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

(xxxiii)

With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(xxxiv)

Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure.  There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee’s sale or the right to foreclose the related Mortgage;

(xxxv)

To the best knowledge of the Seller or the Servicer, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and none of the Servicer, the Seller, the Conduit Seller nor the Conduit Servicer, as applicable, has waived any default, breach, violation or event of acceleration or advanced funds, directly or indirectly, for the payment of any amount required under any Home Equity Loan;

(xxxvi)

No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

(xxxvii)

No Mortgagor of a Home Equity Loan is subject to a bankruptcy proceeding;

(xxxviii)

Each Home Equity Loan was underwritten in accordance with or reunderwritten to comply with the credit underwriting guidelines of the Seller as set forth in the Seller’s Policies and Procedures Manual, as in effect on the date of and such Manual conforms in all material respects to the description thereof set forth in the Registration Statement;

(xxxix)

Each Home Equity Loan was originated based upon a full appraisal, which included an interior inspection of the subject Property;

(xl)

The Home Equity Loans were not selected for inclusion in the Trust on any basis intended to adversely affect the Trust;

(xli)

No more than 1.89% and 0.45% of the aggregate Loan Balance of the Home Equity Loans in Group 1 and Group 2, respectively, as of the Cut-Off Date, are secured by Properties that are non-owner occupied Properties (i.e., investor-owned and vacation);

(xlii)

The Seller or the Servicer, as applicable, has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on any Property, and to the best knowledge of the Seller and the Servicer, as applicable, no violations of any local, state or federal environmental law, rule or regulation exist with respect to any Property;

(xliii)

The Seller (and, to the best knowledge of the Seller and the Servicer, as applicable, the originator, if not the Seller) was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Home Equity Loans by the Trustee as trustee of the Trust will not involve the violation of such laws;

(xliv)

With respect to each Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower’s monthly payment as an expense item in determining the qualification of the borrower for such Home Equity Loan; (vi) the Trust has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property.  As of the Cut-Off Date, none of the Properties related to the Home Equity Loans were subject to ground leases;

(xlv)

As of the Startup Day, with respect to any Second Mortgage Loan, none of the Seller, the Servicer, the Conduit Seller nor the Conduit Servicer, as applicable, has received a notice of default of any Senior Lien secured by any Property which has not been cured by a party other than the Seller;

(xlvi)

No Home Equity Loan is subject to a rate reduction pursuant to a buydown program;

(xlvii)

[Reserved];

(xlviii)

The Coupon Rate on each Home Equity Loan is calculated on the basis of a year of 360 days with twelve 30-day months;

(xlix)

Each Home Equity Loan was originated by the Seller, an Affiliate of the Seller or a broker for simultaneous assignment to the Seller or was acquired by the Seller from correspondent lenders and reunderwritten to comply with the Seller’s underwriting standards;

(l)

Neither the operation of any of the terms of each Note and each Mortgage nor the exercise of any right thereunder will render either the Note or the Mortgage unenforceable, in whole or in part, nor subject it to any right of rescission, claim, set-off, counterclaim or defense, including, without limitation, the defense of usury;

(li)

Any adjustment to the Coupon Rate on an Adjustable Rate Home Equity Loan has been legal, proper and in accordance with the terms of the related Note;

(lii)

No Adjustable Rate Home Equity Loan is subject to negative amortization;

(liii)

As of the Cut-Off Date, the FTC holder regulation provided in 16 C.F.R.  Part 433 applies to none of the Home Equity Loans;

(liv)

[Reserved];

(lv)

[Reserved];

(lvi)

The rights with respect to each Home Equity Loan are assignable by the Seller or the Conduit Seller, as applicable, without the consent of any Person other than consents which will have been obtained on or before the Startup Day;

(lvii)

The Seller or the Conduit Seller, as applicable, has duly fulfilled all obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of the Home Equity Loans and the related Mortgage and Note, and has done nothing to impair the rights of the Trustee or the Owners in payments with respect thereto;

(lviii)

To the Seller’s or the Servicer’s, as applicable, knowledge, the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements contained therein not misleading;

(lix)

No Home Equity Loan matures later than May 2037;

(lx)

The first date on which the applicable Mortgagor must make a payment on each Home Equity Loan is no later than June 2007;

(lxi)

With respect to each Home Equity Loan that is a Second Mortgage Loan:

(1)

The related Senior Lien does not provide for negative amortization.

(2)

None of the Servicer, the Seller, the Conduit Seller or the Conduit Servicer as applicable, has received, or is aware of, a notice of default of any Senior Lien which has not been cured.

(3)

To the best knowledge of the Seller or the Servicer, as applicable, no funds provided to the Mortgagor from a Second Mortgage Loan were concurrently used as a down payment for the Senior Lien; and

(lxii)

To the Seller’s or the Servicer’s, as applicable, knowledge, no material error, omission, misrepresentation, fraud or  similar occurrence with respect to a Home Equity Loan has taken place on the part of the Seller or the Servicer, as applicable, or on the part of any other person, including without limitation the Mortgagor, any appraiser, or any other party involved in the origination of the Home Equity Loan or in the application of any insurance in relation to such Home Equity Loan.

(b)(2)

The Seller, with respect to the Seller Home Equity Loans, and the Servicer, in consideration of its appointment hereunder, with respect to the Conduit Home Equity Loans, and with respect to the Group 1 Home Equity Loans, hereby represent, warrant and covenant to the Trustee, the Depositor, the Servicer and the Owners that as of the Startup Day (or the Replacement Cut-Off Date, with respect to a Qualified Replacement Mortgage):

(i)

Each Group 1 Home Equity Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory, abusive and fair lending laws;

(ii)

No refinance or purchase money home equity loan in the Group 1 Home Equity Loans that is secured by the borrower’s principal residence has an annual percentage rate (APR) or total points and fees that exceed the thresholds set by the Home Ownership and Equity Protection Act of 1994 and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii). This requirement shall not apply to home equity lines of credit (HELOCs) but shall apply to other second home equity loans;

(iii)

No Group 1 Home Equity Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

(iv)

No Group 1 Home Equity Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(v)

No borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of such Group 1 Home Equity Loan;

(vi)

With respect to each Group 1 Home Equity Loan that contains a provision permitting imposition of a Prepayment Charge:

(1)

And with respect to Group 1 Home Equity Loans secured by the borrower’s principal residence, such Group 1 Home Equity Loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Charge;

(2)

Prior to the origination of the Group 1 Home Equity Loan, the borrower was offered the option of obtaining a home equity loan that did not require the payment of such a Prepayment Charge;

(3)

And with respect to Group 1 Home Equity Loans secured by the borrower’s principal residence, the Prepayment Charge was adequately disclosed to the borrower pursuant to applicable state and federal law;

(4)

No such Group 1 Home Equity Loan originated on or after October 1, 2002 will provide for Prepayment Charges for a term in excess of three years and any Group 1 Home Equity Loans originated prior to such date will not provide for Prepayment Charges for a term in excess of five years, unless such Group 1 Home Equity Loan was modified to reduce the prepayment period to no more than three years or five years, as applicable, from the date of the Note and the borrower was notified in writing of such reduction in prepayment period; and

(5)

Such Prepayment Charge shall not be imposed in any instance where such Group 1 Home Equity Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of such Group 1 Home Equity Loan or state or federal law might permit the imposition of such penalty;

(vii)

The Servicer has fully furnished accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations;

(viii)

The Servicer will fully furnish accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations;

(ix)

The borrower was offered a product priced appropriately for the highest credit quality grade for which the borrower qualified based on an assessment of risk factors including credit and collateral characteristics.  If, at the time of application for the Group 1 Home Equity Loan, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of Nationstar Mortgage LLC, Nationstar Mortgage LLC referred the borrower’s application to such affiliate for underwriting consideration;

(x)

The methodology used in underwriting the extension of credit for such Group 1 Home Equity Loan did not rely solely on the extent of the borrower’s equity in the Property as the principal determining factor in approving such extension of credit.  The methodology employed related objective criteria such as the borrower’s income, assets, and liabilities to the proposed mortgage payment and, based on such methodology, the originator of such Group 1 Home Equity Loan made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on such Group 1 Home Equity Loan;

(xi)

No borrower of any such Group 1 Home Equity Loan that is secured by the borrower’s principal residence was charged points and fees in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Group 1 Home Equity Loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making such Group 1 Home Equity Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of such Group 1 Home Equity Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fee and charges, in total, do not exceed 0.25 percent of the amount of such Group 1 Home Equity Loan;

(xii)

No such Group 1 Home Equity Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of such Group 1 Home Equity Loan or interest in such Group 1 Home Equity Loan to Freddie Mac, the terms of the arbitration are null and void and cannot be reinstated.  Nationstar Mortgage LLC hereby covenants that the Seller or Servicer of such Group 1 Home Equity Loan, as applicable, will notify the borrower in writing within 60 days of the sale or transfer of such Group 1 Home Equity Loan to Freddie Mac that the terms of the arbitration agreement will not be invoked by Nationstar Mortgage LLC;

(xiii)

Each such Group 1 Home Equity Loan is exclusively secured by single-family (1-4 unit) residential housing.  None of the Group 1 Home Equity Loans may be on multifamily, commercial, industrial, agricultural or undeveloped property, or on any property located anywhere except the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands or Guam;

(xiv)

With respect to any Group 1 Home Equity Loan that is on manufactured housing, upon the origination of each such Group 1 Home Equity Loan, the manufactured housing unit either (1) will be the principal residence of the borrower or (2) will be classified as real property under applicable state law;

(xv)

None of the Group 1 Home Equity Loans is on a condominium unit that is part of a condominium development that operates as, or holds itself out to be, a condominium hotel (“condotel”), regardless of whether the unit itself is being used as a condotel unit; and

(xvi)

(1)  No First Mortgage Loan in Group 1 has an original principal balance that exceeds the applicable Freddie Mac loan limit set forth in the following table:

Number of Units	Maximum Original Loan Amount of First Mortgage Loan		Maximum Original Loan Amount of Second Mortgage Loan
	Continental United States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Islands	Continental United States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Islands
1	$417,000	$625,500	$208,500	$312,750
2	$533,850	$800,775	$208,500	$312,750
3	$645,300	$967,950	$208,500	$312,750
4	$801,950	$1,202,925	$208,500	$312,750

(2)  With respect to Second Mortgage Loans in Group 1,

(x)

The subordinate lien is on a one- to four-family residence that is the principal residence of the borrower;

(y)

No such Second Mortgage Loan has an original principal balance that exceeds one-half of the one-unit limitation for First Mortgage Loans, i.e., $208,500 (Alaska, Guam, Hawaii or Virgin Islands:  $312,750), without regard to the number of units; and

(z)

The original principal balance of the First Mortgage Loan plus the original principal balance of such Second Mortgage Loan relating to the same Property does not exceed the applicable Freddie Mac loan limit set forth in the table in clause (xvi)(1) above.

(c)

In the event that any such repurchase pursuant to this Section results in a prohibited transaction tax as specified in the REMIC Opinion delivered pursuant to Section 3.04(a), the Trustee shall immediately notify the Seller in writing thereof and the Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds.  In the event that any Qualified Replacement Mortgage is delivered by the Seller to the Trust pursuant to Section 3.04 or Section 3.06 hereof, the Seller shall be obligated to take the actions described in Section 3.04(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Depositor, the Owners, the Seller, the Conduit Seller, the Servicer, any Sub-Servicer, the Custodian or the Trustee that the statements set forth in subsection (b) above are untrue in any material respect, without regard to any limitation set forth therein concerning the knowledge of the Seller or the Servicer as to facts stated therein, on the date such Qualified Replacement Mortgage is conveyed to the Trust, such that the interests of the Owners in the related Qualified Replacement Mortgage are, or may be, materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in subsection (b) above referring to items “as of the Cut-Off Date” or “as of the Startup Day” shall be deemed to refer to such items as of the Replacement Cut-Off Date or as of the date such Qualified Replacement Mortgage is conveyed to the Trust, respectively.  Notwithstanding the fact that a representation contained in subsection (b) above may be limited to the Seller’s or the Servicer’s knowledge, such limitation shall not relieve Nationstar Mortgage of its substitution or repurchase obligation under this Section and Section 3.06 hereof.

(d)

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Replacement Mortgages) to the Trustee or the Custodian, on behalf of the Trustee.

(e)

The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.

Section 3.05.

Sale Treatment of the Home Equity Loans and Qualified Replacement Mortgages.

(a)

The transfer by the Seller and the Conduit Seller to the Depositor and by the Depositor to the Trustee of the Home Equity Loans set forth on the applicable Schedule of Home Equity Loans is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Seller, the Conduit Seller and the Depositor for bankruptcy law purposes.

In the event that any such conveyance is deemed to be a loan, the parties intend that each of the Seller and the Conduit Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

(b)

In connection with the transfer and assignment of the Home Equity Loans, Nationstar Mortgage agrees to:

(i)

deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Home Equity Loan (except that, in the case of any Delayed Delivery Home Equity Loans, such delivery may take place within twenty (20) days following the Startup Day), (A) the original Note endorsed in blank or to the order of the Trustee (“Pay to the order of The Bank of New York, as Trustee for Nationstar Home Equity Loan Trust 2007-C, without recourse”) and signed by manual signature of the Seller or the Conduit Seller, as applicable, or, if the original Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, or the Conduit Seller, as applicable, stating that the original Note was lost or destroyed, together with a copy of the related Note, such lost note affidavits not to exceed 5% of the Pool Balance as of the Cut-Off Date; (B) either (1) if the original title insurance policy is not available, the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or Nationstar Mortgage, and when available, the original title insurance policy or a copy certified by the issuer of the title insurance policy, (2) if title insurance is not available in the applicable state, the attorney’s opinion of title, or (3) for a Home Equity Loan the original principal balance of which was equal to or less than $40,000, a title report and indemnity, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or Nationstar Mortgage, showing a complete chain of title from origination to the Seller or the Conduit Seller, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, (E) either:  (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller or the Conduit Seller, as applicable, from the applicable recording office), or a copy of the Mortgage certified as a true copy by the closing agent or an Authorized Officer of Nationstar Mortgage, or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost and (F) the original assignments of Mortgages (as described in clause (b)(ii)) in recordable form and acceptable for recording in the state or other jurisdiction where the Property is located;

(ii)

cause, within 60 days following the Startup Day with respect to the Home Equity Loans, assignments of the Mortgages from the Seller or the Conduit Seller, as applicable, to “The Bank of New York, as Trustee of Nationstar Home Equity Loan Trust 2007-C under the Pooling and Servicing Agreement dated as of June 1, 2007” to be submitted for recording in the appropriate jurisdictions; provided, further, that Nationstar Mortgage shall not be required to record an assignment of a Mortgage if Nationstar Mortgage furnishes to the Trustee, on or before the Startup Day, at Nationstar Mortgage’s expense, an Opinion of Counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee’s interest in the related Home Equity Loans (in form and substance reasonably satisfactory to the Trustee and the Rating Agencies); provided further, however, notwithstanding the delivery of any legal opinions, each assignment of Mortgage shall be recorded by the Custodian on behalf of the Trustee at the expense of Nationstar Mortgage upon the earliest to occur of:  (i) the occurrence of a Servicer Termination Event, (ii) if the Seller is not the Servicer and with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, or (iii) the occurrence of a bankruptcy or insolvency relating to the Seller or the Conduit Seller, as applicable;

(iii)

deliver the title insurance policy or title searches or reports, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian, on behalf of the Trustee, within 15 days of receipt thereof by Nationstar Mortgage, but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller or the Conduit Seller, within one year after the Startup Day; and

(iv)

furnish to the Trustee and the Rating Agencies, at Nationstar Mortgage’s expense, an Opinion of Counsel with respect to the sale and perfection of the Home Equity Loans delivered to the Trust.

In connection with the transfer and assignment set forth in clause (i) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, (or, in the case of the Delayed Delivery Home Equity Loans, will deliver or cause to be delivered to the Custodian, on behalf of the Trustee, within twenty (20) days following the Startup Day) for the benefit of the Certificateholders the documents or instruments set forth in clause (i) above, with respect to each Home Equity Loan.

In instances where the original recorded Mortgage cannot be delivered by Nationstar Mortgage to the Custodian on behalf of the Trustee prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, Nationstar Mortgage may in lieu of delivering such original recorded Mortgage, deliver to the Custodian on behalf of the Trustee a copy thereof, provided that Nationstar Mortgage certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor.  In all such instances, Nationstar Mortgage will deliver or cause to be delivered the original recorded Mortgage to the Custodian on behalf of the Trustee promptly upon receipt of the original recorded Mortgage but in no event later than one year after the Startup Day.

Nationstar Mortgage hereby confirms to the Trustee that it has made the appropriate entries in its general records to indicate that such Home Equity Loans have been transferred to the Trustee and constitute part of the Trust Estate in accordance with the terms of the trust created hereunder.

Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor and each of the Sellers shall be deemed to have satisfied their obligations hereunder upon delivery to the Custodian, on behalf of the Trustee, of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

Notwithstanding anything to the contrary in this Section 3.05, within twenty days after the Startup Day, the Seller shall either (i) deliver to the Depositor, or at the Depositor’s direction, to the Trustee or the Custodian, on behalf of the Trustee, or other designee of the Depositor the File as required pursuant to this Section 3.05 for each Delayed Delivery Home Equity Loan or (ii) (A) substitute a Qualified Replacement Mortgage for the Delayed Delivery Home Equity Loan or (B) repurchase the Delayed Delivery Home Equity Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 3.06(b); provided, however, that if the Seller fails to deliver a File for any Delayed Delivery Home Equity Loan within the twenty-day period provided above, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Delayed Delivery Home Equity Loan and provided further that the cure period provided for in Section 3.06(b) shall not apply to the initial delivery of the File for such Delayed Delivery Home Equity Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such twenty-day period the Trustee shall send a Delayed Delivery Certification for the Delayed Delivery Home Equity Loans delivered during such twenty-day period in accordance with the provisions of Section 3.06.

Not later than ten days following the end of the 60-day period referred in clause (b)(ii) above, Nationstar Mortgage shall deliver to the Custodian on behalf of the Trustee, with a copy to the Trustee, a list of all Mortgages for which no Mortgage assignment has yet been submitted for recording by Nationstar Mortgage, which list shall state the reason why Nationstar Mortgage has not yet submitted such Mortgage assignments for recording.  With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Custodian, on behalf of the Trustee, shall make an immediate demand on Nationstar Mortgage to prepare such Mortgage assignments.  Thereafter, the Custodian, on behalf of the Trustee, shall cooperate in executing any documents submitted to the Custodian, on behalf of the Trustee in connection with this provision.  Following the expiration of the 60-day period referred to in clause (b)(ii) above, Nationstar Mortgage shall promptly prepare a Mortgage assignment for any Mortgage for which original recording information is subsequently received by Nationstar Mortgage, and shall promptly deliver a copy of such Mortgage assignment to the Custodian, on behalf of the Trustee.  Nationstar Mortgage agrees that it will follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete a Mortgage assignment.  In the event that Nationstar Mortgage is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day and has not provided to the Custodian, on behalf of the Trustee, a Mortgage assignment with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Custodian, on behalf of the Trustee shall notify Nationstar Mortgage of its obligation to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day.  If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representation contained in clause (xxii) of Section 3.04(b)(1) hereof.  The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

Copies of all Mortgage assignments received by the Custodian on behalf of the Trustee shall be retained in the related File.

All recording required pursuant to this Section 3.05 shall be accomplished at the expense of Nationstar Mortgage.

(c)

In the case of Home Equity Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, Nationstar Mortgage, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

(d)

Nationstar Mortgage shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of Nationstar Mortgage in and to any Qualified Replacement Mortgage delivered to the Custodian, on behalf of the Trustee on behalf of the Trust by Nationstar Mortgage pursuant to Section 3.04 or 3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that Nationstar Mortgage shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

(e)

As to each Home Equity Loan released from the Trust in connection with a repurchase thereof or the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on Nationstar Mortgage’s order, all of its right, title and interest in and to such released Home Equity Loan and all the Trust’s right, title and interest to principal and interest due on such released Home Equity Loan after the applicable repurchase date or Replacement Cut-Off Date, as the case may be; provided, however, that the Trust shall reserve and or and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan prior to such repurchase date or Replacement Cut-Off Date, as the case may be.

(f)

In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, Nationstar Mortgage agrees to (i) deliver or cause to be delivered without recourse to the Custodian, on behalf of the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver or cause to be delivered the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee within 15 days of receipt thereof by Nationstar Mortgage (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title required in Section 3.05(b)(i)(B).

(g)

As to each Home Equity Loan released from the Trust in connection with a repurchase or the conveyance of a Qualified Replacement Mortgage, the Custodian, on behalf of the Trustee shall deliver on the date of such repurchase or conveyance of such Qualified Replacement Mortgage and on the order of Nationstar Mortgage (i) the original Note relating thereto, endorsed, without recourse or representation, in blank or to the order of Nationstar Mortgage, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

(h)

If a Mortgage assignment is lost during the process of recording, or is returned from the recorder’s office unrecorded due to a defect therein, Nationstar Mortgage shall prepare or cause to be prepared a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

Section 3.06.

Acceptance by Trustee; Certain Substitutions of Home Equity Loans; Certification by Trustee.

(a)

The Trustee agrees to execute and deliver and the Trustee agrees to cause the Custodian to execute and deliver on behalf of the Trustee on the Startup Day an acknowledgment of receipt of the items delivered by Nationstar Mortgage in the forms attached as Exhibits E-1 and E-2 hereto, respectively, and declares through the Custodian that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Custodian, on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners.  At the end of the twenty (20) day period after the Startup Day, the Custodian, on behalf of the Trustee, shall execute and deliver to the Depositor, the Servicer and the Sellers a Delayed Delivery Certification with respect to the Delayed Delivery Home Equity Loans in the form attached as Exhibit E-3 hereto, with any applicable exceptions noted thereon.  The Trustee agrees, for the benefit of the Owners, to cause the Custodian to review the items delivered by Nationstar Mortgage pursuant to Section 3.05(b)(i) within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, the Seller, the Conduit Seller, the Servicer and the Trustee a certification in the form attached hereto as Exhibit F (a “Pool Certification”) to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement have been executed and are in its possession and that the Notes have been endorsed as set forth in Section 3.05(b)(i) hereof, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File, except as may be indicated in an exception report in the form attached hereto as Exhibit J (“Exception Report”), such Exception Report to be provided electronically concurrently with the delivery of the Pool Certification to the e-mail addresses specified by the recipients.  The Custodian, on behalf of the Trustee, shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a).  Without limiting the effect of the preceding sentence, in reviewing any File, the Custodian, on behalf of the Trustee, shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.  The Custodian, on behalf of the Trustee, shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Custodian, on behalf of the Trustee, be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

(b)

If the Custodian, on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian, on behalf of the Trustee shall promptly so notify the Depositor, Nationstar Mortgage and the Owners.  In performing any such review, the Custodian, on behalf of the Trustee may conclusively rely on Nationstar Mortgage as to the purported genuineness of any such document and any signature thereon.  It is understood that the scope of the review of the items delivered by Nationstar Mortgage pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans.  Nationstar Mortgage agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian, on behalf of the Trustee.  If, however, within 90 days after such notice to it respecting such defect Nationstar Mortgage has not remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, Nationstar Mortgage will (or will cause an Affiliate to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account.  In connection with any proposed purchase or substitution of a Home Equity Loan, Nationstar Mortgage shall cause at its expense to be delivered to the Trustee an Opinion of Counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of any REMIC created hereunder as a REMIC, and Nationstar Mortgage shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust and would not jeopardize the status of such REMIC as a REMIC.  Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Home Equity Loan or (ii) the delivery of such opinion.

(c)

In addition to the foregoing, the Custodian, on behalf of the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Exception Report delivered electronically concurrently with the Pool Certification in the form attached hereto as Exhibit F (the “Final Certification”) and, by the end of the 12th month after the Startup Day, deliver electronically to the Depositor, the Conduit Seller, the Seller, the Servicer and the Trustee (to the e-mail addresses specified by the recipients) such Final Certification.  After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide electronically to the Trustee (to the e-mail address specified by the Trustee) no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Section 3.07.

High-Cost Home Loans.

It is agreed and understood by the Depositor and the Trustee hereto that it is not intended that any Home Equity Loan be included in the Trust that is (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Regulatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High-Cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

Section 3.08.

Custodian.

Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Files pursuant to Sections 3.05, 3.06, and 8.14 and the related Pool Certification and Final Certification shall be performed by the Custodian on the Trustee’s behalf pursuant to the Custodial Agreement; provided, however, the Trustee shall remain primarily liable for such obligations.  The fees and expenses of the Custodian will be paid by the Servicer.

If, pursuant to Section 4.12 of the Custodial Agreement, the Custodian shall request written instructions from the Trustee, the Trustee hereby agrees to promptly provide such instructions.

Section 3.09.

Cooperation Procedures.

(a)

The Seller, the Conduit Seller, the Depositor, the Servicer and the Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required to be obtained by any of them in connection with their respective duties hereunder.  Nationstar Mortgage shall, in connection with the delivery of each Qualified Replacement Mortgage to the Custodian, on behalf of the Trustee, provide the Trustee with information set forth in the Schedule of Home Equity Loans with respect to such Qualified Replacement Mortgage.

(b)

The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each File as shall enable it and the Trustee to comply with this Agreement.  In performing its recordkeeping duties the Servicer shall act in accordance with the servicing standards set forth in this Agreement.  The Servicer shall conduct, or cause to be conducted, periodic audits of its accounts, records and computer systems as set forth in Sections 8.16 hereof.  The Servicer shall promptly report in writing to the Trustee any failure on its part to maintain its accounts, records and computer systems herein provided and promptly take appropriate action to remedy any such failure.

(c)

Nationstar Mortgage further confirms to the Trustee that it has caused the portions of the electronic ledger relating to the Home Equity Loans to be clearly and unambiguously marked to indicate that such Home Equity Loans have been sold, transferred, assigned and conveyed through the Depositor to the Trustee and constitute part of the Trust Estate in accordance with the terms of the trust created hereunder.

Section 3.10.

Payment of Taxes, Insurance and Other Charges.

With respect to each Home Equity Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

With respect to each Home Equity Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of property taxes which are or may become a lien upon the Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor, and for this purpose the Servicer shall maintain a third-party (which may be an Affiliate of the Servicer) tax monitoring service.

END OF ARTICLE III

ARTICLE IV

ISSUANCE AND SALE OF CERTIFICATES

Section 4.01.

Issuance of Certificates.

On the Startup Day, upon the Trustee’s receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

Section 4.02.

Sale of Certificates.

At 11:00 a.m. New York City time on the Startup Day, at the offices of McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, New York 10004 (or at such other location acceptable to the Seller), the Seller and the Conduit Seller will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will convey the Home Equity Loans and the money, instruments and other property related thereto to the Trustee and the Trustee will deliver (i) to the Underwriters (as designee of the Depositor), the Offered Certificates (other than the Class M-10 Certificates) with an aggregate Percentage Interest in each Class equal to 100% registered in the name of Cede & Co. or in such other names as the Underwriters shall direct, against payment to the Depositor of the purchase price thereof by wire transfer of immediately available funds to the Trustee as designee of the Depositor and (ii) to the respective registered owners thereof (as designees of the Depositor and the Seller), a certain Percentage Interest of the Class M-10 Certificates registered in the name of Nationstar Mortgage, a certain Percentage Interest of the Class M-10 Certificates registered in the name of the Conduit Seller, the Class R Certificates registered in the name of Nationstar Residual LLC, a Delaware limited liability company, the Class X-IO Certificates, registered in the name of Nationstar Residual LLC, a Delaware limited liability company, and the Class P Certificates, registered in the name of Nationstar Residual LLC, a Delaware limited liability company (all such events shall be referred to herein as the “Closing”).

END OF ARTICLE IV

ARTICLE V

CERTIFICATES AND TRANSFER OF INTERESTS

Section 5.01.

Terms.

(a)

The Certificates are pass-through securities having the rights described therein and herein.  Notwithstanding references herein or therein with respect to the Certificates as to “principal” and “interest” thereof, no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and the terms of the related Note).  The Offered Certificates are payable solely from payments received on or with respect to the Home Equity Loans (net of the Servicing Fees and Trustee Fees), from moneys in the Principal and Interest Account, except as otherwise provided herein and from earnings on moneys and the proceeds of property held as a part of the Trust Estate.  Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans.

(b)

Each Owner is required, and hereby agrees, to return to the Trustee, any Certificate prior to the Trustee making the final distribution due thereon.  Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement.

Section 5.02.

Forms.

The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, B-1, B-2 and C hereof, respectively.

Section 5.03.

Execution, Authentication and Delivery.

Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee’s Authorized Officers at the written direction of the Depositor.  In addition, each Certificate shall be authenticated by the manual signature of one of the Trustee’s Authorized Officers at the written direction of the Depositor.

Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof.  Subsequently issued Certificates will be dated as of the issuance of the Certificate.

No Certificate shall be valid until executed and authenticated as set forth above.

Section 5.04.

Registration and Transfer of Certificates.

(a)

The Trustee shall cause to be kept a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates.  The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided.  The Depositor, the Owners and the Trustee shall have the right to inspect the Register upon reasonable notice during the Trustee’s normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Voting Rights represented by the Certificates then Outstanding, such Owners shall give the Trustee and the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register.  In connection with any such appointment the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.06 hereof.

(b)

Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate outstanding principal amount or Percentage Interest of the Certificate so surrendered.

(c)

At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate outstanding principal amount or Percentage Interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register.  Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

(d)

All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

(e)

Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

(f)

No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

(g)

It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein.  Each Class of Offered Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Offered Certificate of such Class.  Upon initial issuance, the ownership of each such Offered Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

On the Startup Day, the Offered Certificates, other than the Class M-10 Certificates, shall be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof; the Class M-10 Certificates shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository in the form provided to the Trustee by the Depositor.

With respect to the Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Sellers and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository.  Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Sellers and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates.  No Person other than a registered Owner of an Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name “Cede & Co.” in this Agreement shall refer to such new nominee of the Depository.

(h)

In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and either of Nationstar Mortgage or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Termination Event, the beneficial owners of each Class of Offered Certificates representing Percentage Interests aggregating not less than 51% of such Class advises the Trustee and Depository through the Direct or Indirect Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Owners is no longer in the best interests of the Owners, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository.  In the case of (i) and (ii) above, Nationstar Mortgage may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to Nationstar Mortgage and at the expense of Nationstar Mortgage, or such depository’s agent or designee but, if Nationstar Mortgage does not select such alternative global book-entry system and in the case of (iii) above, the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring Offered Certificates shall designate, in accordance with the provisions hereof.

(i)

Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

Section 5.05.

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided, that with respect to an Owner which is an institutional investor, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of written notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment from the transferor or transferee of the related Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 5.06.

Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Certificate, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

Section 5.07.

Cancellation.

All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement.  All canceled Certificates may be held by the Trustee in accordance with its standard retention policy in effect from time to time.

Section 5.08.

Limitation on Transfer of Ownership Rights.

(a)

No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization.  The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate.  Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H.  Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

(b)

No other sale or other transfer of record or beneficial ownership of a Class M-10, Class X-IO, Class P or Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with said Securities Act and laws.  In the event of any such transfer:  (i) in the case of transfers for which an investment letter in the form of Exhibit I-1 or I-2 is not provided by the transferee to the Trustee, the Trustee or the Depositor shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor and the Trustee to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Securities Act or is being made pursuant to said Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Trust Estate; and (ii) in the case of transfers for which an investment letter in the form of Exhibit I-1 or I-2 is provided, the investment letter shall not be an expense of the Depositor, the Trustee or the Trust Estate.  The Owner of a Class M-10, Class X-IO, Class P or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Sellers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

(i)

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Trustee, either:  (i) a representation letter (which may be combined with the investment letter, in the form of Exhibit I-1 or I-2, required by subsection (b) above), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or to Section 4975 of the Code (collectively, a “Plan”), nor is acting for, on behalf or with the assets of, any Plan to effect such transfer; (ii) if an ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting (other than the Class  R Certificates), a representation letter that it is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (iii) an Opinion of Counsel, which shall not be at the expense of either the Depositor, the Servicer, the Trustee or the Trust Estate, to the effect that the purchase or holding of the ERISA-Restricted Certificate will not result in any non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, and will not subject any of the above parties to any obligation or liability in addition to those expressly undertaken under this Agreement.  Notwithstanding anything else to the contrary herein, the representations required above with respect to any Certificate that is in book-entry form shall be deemed to have been made by the Owner of such Certificate by virtue of such acquisition; any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee of an Opinion of Counsel as described above shall be null and void and of no effect.

(ii)

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Interest Rate Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibits I-1 or I-2 to the effect that either (X) such transferee is not a Plan nor is acting for, on behalf of, or with the assets of any such Plan to effect such transfer or (Y) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (X) or (Y) of this paragraph, as applicable.  If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Servicer or the Sellers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.08(c)(ii) or for making any payments due on such Certificate to the Owner thereof or taking any other action with respect to such Owner under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(d)

[Reserved].

(e)

No sale or other transfer of any Class M-10 Certificates, Class X-IO Certificates, Class P Certificates or Class R Certificate may be made to the Depositor, to any Person that was, at any time, an owner of a Home Equity Loan, or to any Seller except in connection with (1) with respect to the Depositor, the initial issuance of such Certificates by the Trust to the Depositor and, with respect to Nationstar Mortgage and the Conduit Seller, the payment in partial consideration for the Home Equity Loans sold by the applicable Seller or in payment of any deferred purchase price under the Conduit Warehousing Facility by the Conduit Seller to Nationstar Mortgage on the Startup Day and (2) the contemporaneous transfer of such Certificates to Nationstar Residual LLC, a Delaware limited liability company, the Depositor or any trust or corporation formed and wholly owned by the Depositor or one if its affiliates.

(f)

Notwithstanding anything to the contrary contained in this Section 5.08, the Class M-10 Certificates, Class R Certificates, Class P Certificates and Class X-IO Certificates may be transferred to Nationstar Residual LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller, the Depositor, any other Affiliate or subsidiary of the Seller or the Depositor, or any trust formed and wholly owned by the Depositor without regard to Sections 5.08(b), (c) or (e) above.

Section 5.09.

Assignment of Rights.

Other than with respect to any Class R Certificates (unless the Trustee shall have received a satisfactory Opinion of Counsel to the effect that such action with respect to a Class R Certificate will not have an adverse effect on the status of any REMIC created hereunder as a “REMIC”) an Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

END OF ARTICLE V

ARTICLE VI

COVENANTS

Section 6.01.

Distributions.

On each Distribution Date, the Trustee will withdraw amounts from the Certificate Account, the Net WAC Cap Carryover Reserve Fund and the Swap Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement.  Such distributions shall be made (i) in the case of the Offered Certificates registered in the name of the Depository, by wire transfer to the Depository or (ii) in each other case, by check or draft mailed on each Distribution Date or, if requested by any Owner (other than the Depository) of (A) an Offered Certificate having an original principal balance of not less than $1,000,000 or (B) a Class X-IO, Class P or Class R Certificate having a Percentage Interest of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, in each case to each Owner of record on the immediately preceding Record Date.

Section 6.02.

Money for Distributions to be Held in Trust; Withholding.

(a)

All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account, the Net WAC Cap Carryover Reserve Fund or the Swap Account shall be made by and on behalf of the Trustee or by a Paying Agent, and no amounts so withdrawn from the Certificate Account, the Net WAC Cap Carryover Reserve Fund or the Swap Account for payments of Certificates shall be paid over to the Trustee except as provided in this Section.

(b)

If Nationstar Mortgage has appointed a Paying Agent pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Distribution Date, deposit with such Paying Agent in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due on the Certificates (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

(c)

Nationstar Mortgage may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)

Nationstar Mortgage shall require the Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, and the Trustee and Paying Agent agree to comply with such requirements.

(e)

Any money held by the Trustee or a Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid, upon delivery to the Trustee of an Opinion of Counsel that such payment is permitted by applicable law, to the Depositor; and the Owner of such Offered Certificate shall thereafter, as an unsecured general creditor, look only to the Depositor for payment thereof (but only to the extent of the amounts so paid to the Depositor) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Depositor.  The Trustee shall, at the written direction of Nationstar Mortgage, also adopt and employ, at the expense of Nationstar Mortgage, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

Section 6.03.

Protection of Trust Estate.

(a)

The Trustee will hold the Trust Estate in trust for the benefit of the Owners and at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor, to:

(i)

more effectively hold in trust all or any portion of the Trust Estate;

(ii)

perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

(iii)

enforce any of the Home Equity Loans; or

(iv)

preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

To the extent not covered by the indemnity or other security contemplated by 10.01(e) and 10.01(g), the Trustee shall be reimbursed for any costs or expenses associated with this section pursuant to Section 7.03(b) clause C.20.

(b)

The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, and of the Owners, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Owners of a majority of the Voting Rights represented by the Certificates then Outstanding.

(c)

The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee’s fiduciary duties, or adversely affect its rights, indemnities and immunities hereunder.

Section 6.04.

Performance of Obligations.

The Trustee will not take any action that would release any Person from any of such Person’s covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g); provided, that the Trustee shall remain liable for the performance of any such duties notwithstanding any such contractual arrangement.

Section 6.05.

Negative Covenants.

The Trustee will not:

(i)

sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

(ii)

claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

(iii)

incur, assume or guaranty, on behalf of the Trust, any indebtedness of any Person except pursuant to this Agreement;

(iv)

dissolve or liquidate the Trust in whole or in part, except pursuant to Article IX hereof; or (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenant or obligation with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

Section 6.06.

No Other Powers.

The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

Section 6.07.

Limitation of Suits.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

(1)

such Owner has previously given written notice to the Seller and the Trustee of such Owner’s intention to institute such proceeding;

(2)

the Owners of not less than 51% of the Voting Rights represented by the Certificates then Outstanding shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

(3)

such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)

the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Voting Rights represented by the Certificates then Outstanding;

IT BEING UNDERSTOOD AND INTENDED THAT NO ONE OR MORE OWNERS SHALL HAVE ANY RIGHT IN ANY MANNER WHATEVER BY VIRTUE OF, OR BY AVAILING THEMSELVES OF, ANY PROVISION OF THIS AGREEMENT TO AFFECT, DISTURB OR PREJUDICE THE RIGHTS OF ANY OTHER OWNER OF THE SAME CLASS OR TO OBTAIN OR TO SEEK TO OBTAIN PRIORITY OR PREFERENCE OVER ANY OTHER OWNER OF THE SAME CLASS OR TO ENFORCE ANY RIGHT UNDER THIS AGREEMENT, EXCEPT IN THE MANNER HEREIN PROVIDED AND FOR THE EQUAL AND RATABLE BENEFIT OF ALL THE OWNERS OF THE SAME CLASS.

Section 6.08.

Unconditional Rights of Owners to Receive Distributions.

Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

Section 6.09.

Rights and Remedies Cumulative.

Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10.

Delay or Omission Not Waiver.

No delay of the Trustee or any Owner of any Certificate to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of such right or remedy.  Every right and remedy given by this Article VI or by law to the Trustee or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Owners, as the case may be.

Section 6.11.

Control by Owners.

The Owners of a majority of the Voting Rights represented by the Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and Section 8.20 hereof, provided that:

(1)

such direction shall not be in conflict with any rule of law or with this Agreement;

(2)

the Trustee shall have been provided with indemnity satisfactory to it; and

(3)

the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

Section 6.12.

Indemnification by Nationstar Mortgage.

Nationstar Mortgage agrees to indemnify and hold the Trustee, the Depositor and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Owner sustain in any way related to the failure of the Sellers to perform their duties in compliance with the terms of this Agreement.  Nationstar Mortgage shall immediately notify the Trustee, the Depositor and each Owner if a claim is made by a third party that any Seller has failed to perform its obligations in compliance with the terms of this Agreement, and Nationstar Mortgage shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Servicer, the Sellers, the Trustee and/or Owner in respect of such claim.  The Trustee shall, in accordance with instructions received from Nationstar Mortgage, reimburse Nationstar Mortgage only from amounts otherwise distributable on the Class X-IO, Class P and the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Sellers to perform their duties in compliance with the terms of this Agreement.  The provisions of this Section 6.12 shall survive the termination of this Agreement, the resignation or removal of the Trustee and the payment of the outstanding Certificates.

END OF ARTICLE VI

ARTICLE VII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 7.01.

Collection of Money.

Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer.  The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Agreement.

Section 7.02.

Establishment of Accounts.

(a)

The Depositor shall cause the Certificate Account, the Net WAC Cap Carryover Reserve Fund and the Swap Account to be established on the Startup Day, and the Trustee shall maintain each of the Certificate Account and the Net WAC Cap Carryover Reserve Fund at the applicable Corporate Trust Office as an Eligible Account to be held by the Trustee in the name of the Trust, in each case, on behalf of the Owners of the Offered Certificates.  The Swap Account shall be maintained by the Supplemental Interest Trustee pursuant to Section 7.12.

(b)

On each Monthly Remittance Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it electronically or in writing by the Servicer) with respect to the immediately following Distribution Date, the amounts that are expected to be on deposit in the Certificate Account as of such Distribution Date.

Section 7.03.

Flow of Funds.

(a)

(i) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group 1, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group 1, all remittances made to the Trustee pursuant to Sections 8.08(e), 8.09 and 8.10 with respect to Group 1 and the Group 1 Monthly Remittance Amount remitted by the Servicer; provided, that the Trustee then shall withdraw from the Certificate Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and distribute such amount to the Supplemental Interest Trustee for deposit in the Swap Account and distribution pursuant to Section 7.12.

      (ii) The Trustee shall deposit in the Certificate Account without duplication, upon receipt, with respect to Group 2, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group 2, all remittances made to the Trustee pursuant to Sections 8.08(e), 8.09 and 8.10 with respect to Group 2 and the Group 2 Monthly Remittance Amount remitted by the Servicer; provided, that the Trustee then shall withdraw from the Certificate Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and distribute such amount to the Supplemental Interest Trustee for deposit in the Swap Account and distribution pursuant to Section 7.12.

(b)

On each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers (based solely on information provided by the Servicer in writing), from amounts deposited in the Certificate Account pursuant to subsection (a) (other than any Prepayment Charges) in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations:

A.

With respect to amounts in the Certificate Account received with respect to Group 1:

1.

To the Trustee, the Trustee Fee and any Transition Expenses for Group 1.

2.

To the Group 1 Certificates, the Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date.

3.

The remaining amount pursuant to clause C. below.

B.

With respect to amounts in the Certificate Account received with respect to Group 2:

1.

To the Trustee, the Trustee Fee and any Transition Expenses for Group 2.

2.

Concurrently, to each Class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such Class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate’s Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.

The remaining amount pursuant to clause C. below.

C.

With respect to any remaining amounts in the Certificate Account received with respect to Group 1 and Group 2:

1.

Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such Class of Senior Certificates pro rata based on the amount that would have been distributed to each such Class in the absence of such shortfall.

2.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, to the Senior Certificates, in an amount up to the Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i)

Sequentially:

(a)

To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the Certificate Principal Balances of such Certificates have been reduced to zero.

(b)

to the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.(A)(ii)(a) below until the Certificate Principal Balances of such Certificates have been reduced to zero.

(ii)

Sequentially:

(a)

To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially, to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding anything to the contrary in this Agreement, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(b)

To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(A)(i)(a) above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(A)(i)(a) above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(B)

On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, to the Senior Certificates, in an amount up to the Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i)

Sequentially:

(a)

To the Group 1 Certificates, in an amount up to the Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

(b)

To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.(B)(ii)(a) below, in an amount up to the remaining Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

(ii)

Sequentially:

(a)

To the Group 2 Certificates, in an amount up to the Group  2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Senior Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(b)

To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.(B)(i)(a) above, in an amount up to the remaining Group 2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3(B)(i)(a) above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

5.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

6.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

7.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

8.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

9.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

10.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

11.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

12.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

13.

To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

14.

To the Offered Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses C.3. through C.13 above.

15.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

16.

To the Net WAC Cap Carryover Reserve Fund, the lesser of (a) the Class X-IO Distribution Amount and (b) the WAC Excess which amount shall be accounted for as distributed to the Class X-IO Certificates for U.S. federal income tax purposes.

17.

Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover and (ii) to the Group 2 Certificates, pro rata, the aggregate Group 2 Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Fund; provided that the Group 2 Net WAC Cap Carryover shall be paid to each Group 2 Certificate, pro rata, based on each such Certificate’s Group 2 Net WAC Cap Carryover.

18.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Subordinate Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Fund.

19.

To the Supplemental Interest Trustee, for deposit in the Swap Account, any Swap Termination Payments resulting from a Swap Provider Trigger Event for payment pursuant to Section 7.12(viii).

20.

To the Trustee as reimbursement for all Trustee Reimbursable Expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid as Trustee Fees or Transition Expenses pursuant to clauses A.1. and B.1. above.

21.

To the Class X-IO Certificates, an amount equal to the Class X-IO Distribution Amount less any amounts thereof applied pursuant to clause C.16. above.

22.

To the Class R Certificates, the remainder.

(c)

Notwithstanding any of the foregoing provisions, the aggregate amounts distributed on all Distribution Dates to the Owners of the related Offered Certificates on account of principal pursuant to Section 7.03(b) shall not exceed the original Certificate Principal Balance of the related Offered Certificates.

The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement.  In this regard, all rights of the Owners of the Class X-IO and Class R Certificates to receive distributions in respect of the Class X-IO and Class R Certificates shall be subject and subordinate to the preferential rights of the holders of the Offered Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein.  In accordance with the foregoing, the ownership interests of the Owners of the Class X-IO and Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class X-IO and Class R Certificates in accordance with the terms of this Agreement.  Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class X-IO and Class R Certificates shall not be required to refund any amount properly distributed on the Class X-IO and Class R Certificates pursuant to this Section 7.03.

(d)

On each Distribution Date, the Trustee shall withdraw (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it electronically or in writing by the Servicer) an amount equal to any Prepayment Charges then on deposit in the Certificate Account and shall distribute such amounts to the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Home Equity Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions pursuant to Section 7.03(b) clause C.21. on such Distribution Date.

Section 7.04.

Net WAC Cap Carryover Reserve Fund; WAC Excess.

(a)

On the Startup Day, the holders of the Class X-IO Certificates will deposit, or cause to be deposited, into the Net WAC Cap Carryover Reserve Fund, $370,000.  On each Distribution Date as to which there is WAC Excess to the extent not paid under Section 7.12(b), the Trustee has been directed to, and shall therefore, deposit into the Net WAC Cap Carryover Reserve Fund an amount equal to the WAC Excess to the extent of the Class X-IO Distribution Amount which is payable pursuant to Section 7.03(b) clause C.17. and clause C.18.  If no WAC Excess is payable on a Distribution Date, the Trustee shall deposit into the Net WAC Cap Carryover Reserve Fund on behalf of the Class X-IO Certificateholders an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000.  For federal and state income tax purposes, the Class X-IO Certificateholders will be deemed to be the owners of the Net WAC Cap Carryover Reserve Fund.  Amounts held in the Net WAC Cap Carryover Reserve Fund and not distributable to the Offered Certificateholders on any Distribution Date will be invested by the Trustee in investments designated by the Class X-IO Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such amounts will be distributable to the Offered Certificateholders.  Upon the termination of the Trust, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Net WAC Cap Carryover Reserve Fund will be released from the lien of the Trust and distributed to the Class X-IO Certificateholders or their designees.  The Net WAC Cap Carryover Reserve Fund will be part of the Trust but not part of any REMIC created hereunder and any payments to the Offered Certificates of WAC Excess will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(b)

The Trustee shall treat the Net WAC Cap Carryover Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Class X-IO Certificateholders and that is not an asset of any REMIC.

(c)

[Reserved].

(d)

Notwithstanding the priority and sources of payments set forth in Section 7.03 hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this section.  In no event shall any payments provided for in this section be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1) and shall be treated as an asset held separate and apart from any REMIC created under this Agreement in accordance with Treasury regulation section 1.860G-2(i).

Section 7.05.

Investment of Accounts.

(a)

Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee or Supplemental Interest Trustee for the benefit of the Owners may (i) remain uninvested or (ii) be invested and reinvested by the Trustee or Supplemental Interest Trustee, as applicable, as directed in writing by the Servicer in the name of the Trustee or Supplemental Interest Trustee, as applicable, for the benefit of the Owners in one or more Eligible Investments bearing interest or sold at a discount.  The bank serving as Trustee or Supplemental Interest Trustee, as applicable, or any Affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment.  No investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date.  Amounts held in the Certificate Account shall be invested in Eligible Investments, which Eligible Investments shall mature no later than the Business Day preceding the immediately following Distribution Date or, if such Eligible Investments are an obligation of the Trustee or are money market funds for which the Trustee or any Affiliate is the manager or the adviser, such Eligible Investments shall mature no later than the following Distribution Date.

(b)

If any amounts are needed for disbursement from any Account held by the Trustee or Supplemental Interest Trustee, as applicable, and sufficient uninvested funds are not available to make such disbursement, the Trustee or Supplemental Interest Trustee, as applicable, shall cause to be sold or otherwise converted to cash as directed in writing by the Servicer a sufficient amount of the investments in such Account.  No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

(c)

All income or other gain from investment in the Certificate Account held by the Trustee shall be withdrawn by the Trustee and remitted to the Servicer (except with respect to all income or other gain from investment earned on the Business Day immediately preceding a Distribution Date, which amounts shall be retained by the Trustee).  Any investment losses on amounts held in the Certificate Account shall, promptly upon realization of such loss, be contributed by the Servicer to the Trustee for deposit in the Certificate Account.

Section 7.06.

Payment of Trust Expenses.

(a)

With respect to the Certificate Account the Trustee shall receive all income and other gains from investments as described in Section 7.05(c).

(b)

The Seller shall pay directly on the Startup Day the reasonable fees and expenses of counsel to the Trustee.

Section 7.07.

Eligible Investments.

The following are Eligible Investments:

(a)

direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

(b)

Federal Housing Administration debentures;

(c)

FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

(d)

Consolidated senior debt obligations of any Federal Home Loan Banks;

(e)

FNMA mortgage-backed securities (other than stripped mortgage securities) and senior debt obligations;

(f)

Federal funds, certificates of deposit, time deposits, and bankers’ acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated “A-1” by Standard & Poor’s, “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch;

(g)

Deposits of any bank or savings and loan association (the long-term deposit rating of which is “A2” or better by Moody’s, “AA-” or better by Standard & Poor’s and, if rated by Fitch, “AA-” or better by Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

(h)

Repurchase agreements collateralized by securities described in clause (a), (c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation’s jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long term obligation rated “P-1” or “Aa2”, respectively, or better by Moody’s, “F-1+” or “AA”, respectively, or better by Standard & Poor’s, and, if rated by Fitch, “F-1+” or “AA-”, respectively, or better by Fitch provided:

a.

A master repurchase agreement or specific written repurchase agreement governs the transaction;

b.

The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125,000,000 or (c) a bank approved in writing for such purpose by the Trustee, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee;

c.

A perfected first security interest under the Uniform Commercial Code, or book-entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee;

d.

The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly marked-to-market at current market price plus interest and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

e.

The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

(i)

Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor’s, Moody’s and, if rated by Fitch, Fitch;

(j)

Any money market fund rated “AAAm” or “AAAm-G” by Standard & Poor’s, “Aaa” by Moody’s and, if rated by Fitch, AA by Fitch which funds are registered under the Investment Company Act of 1940 and whose shares are registered under the Securities Act, including any such fund that is managed by the Trustee or any Affiliate of the Trustee or for which the Trustee or any of its Affiliates acts as an adviser;

(k)

Any other investment permitted by each of the Rating Agencies provided that such investments are not inconsistent with paragraph 35(c)(6) of FAS 140; and

(l)

Repurchase agreements provided the repurchase agreements are properly accounted for as (a) a borrowing by the Trust and not (b) as a purchase by the Trust and a subsequent sale by the Trust, all in accordance with US generally accepted accounting principles.

PROVIDED THAT NO INSTRUMENT DESCRIBED ABOVE SHALL EVIDENCE EITHER THE RIGHT TO RECEIVE (A) ONLY INTEREST WITH RESPECT TO THE OBLIGATIONS UNDERLYING SUCH INSTRUMENT OR (B) BOTH PRINCIPAL AND INTEREST PAYMENTS DERIVED FROM OBLIGATIONS UNDERLYING SUCH INSTRUMENT AND THE INTEREST AND PRINCIPAL PAYMENTS WITH RESPECT TO SUCH INSTRUMENT PROVIDED A YIELD TO MATURITY AT PAR GREATER THAN 120% OF THE YIELD TO MATURITY AT PAR OF THE UNDERLYING OBLIGATIONS; AND PROVIDED, FURTHER, THAT ALL INSTRUMENTS DESCRIBED HEREUNDER SHALL MATURE AT PAR ON OR PRIOR TO THE NEXT SUCCEEDING DISTRIBUTION DATE UNLESS OTHERWISE PROVIDED IN THIS AGREEMENT AND THAT NO INSTRUMENT DESCRIBED HEREUNDER MAY BE PURCHASED AT A PRICE GREATER THAN PAR IF SUCH INSTRUMENT MAY BE PREPAID OR CALLED AT A PRICE LESS THAN ITS PURCHASE PRICE PRIOR TO STATED MATURITY.

Section 7.08.

Accounting and Directions by Trustee.

By 12:00 noon New York time, on each Distribution Date (or such earlier period as shall be agreed by the Seller and the Trustee), the Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer and upon which the Trustee may conclusively rely) the Seller, the Depositor and each Owner, of the following information with respect to such Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing or may be satisfied by Section 7.10):

(1)

The aggregate amount on deposit in the Certificate Account as of the related Monthly Remittance Date;

(2)

The Class Principal Distribution Amount, with respect to each Class individually, and all Classes in the aggregate on such Distribution Date;

(3)

The amount of any Excess Interest;

(4)

The application of the amounts described in clauses (1) and (3) above to be made on such Distribution Date in accordance with Section 7.03 hereof;

(5)

The Certificate Principal Balance of each Class, the aggregate amount of the principal of each Class of the Offered Certificates to be paid on such Distribution Date and the remaining Certificate Principal Balance of each Class of Offered Certificates following any such payment;

(6)

The amount, if any, of any Realized Losses for each Home Equity Loan Group for the related Remittance Period and any Applied Realized Loss Amounts and Recoveries with respect to the Subordinate Certificates for the related Distribution Date; and

(7)

The amount of any Subordination Increase Amount, any Excess Overcollateralization Amount and the Required Overcollateralization Amount, in each case for the relevant Distribution Date.

Section 7.09.

Reports by Trustee to Owners.

(a)

On each Distribution Date the Trustee shall make available to each Owner, the Underwriters, the Depositor, the Swap Provider, Standard & Poor’s and Moody’s:

(i)

the amount of the distribution with respect to such Owner’s Certificates (based on a Certificate in the original principal amount of $1,000);

(ii)

the amount of such Owner’s distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in full or other Prepayments or other recoveries of principal included therein (based on a Certificate in the original principal amount of $1,000) and any related Subordination Increase Amount;

(iii)

the amount of such Owner’s distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

(iv)

any Class Interest Carryover Shortfall for any Class of Offered Certificates for such Distribution Date;

(v)

any Class Principal Carryover Shortfall for any Class of Subordinate Certificates for such Distribution Date;

(vi)

the principal amount of each Class of Offered Certificate which will be Outstanding and the aggregate Loan Balance of each Group, after giving effect to any payment of principal on such Distribution Date;

(vii)

the Overcollateralization Amount and Required Overcollateralization Amount, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

(viii)

based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

(ix)

the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group;

(x)

the weighted average Coupon Rate of the Home Equity Loans;

(xi)

the amount of the Prepayment Charges remitted by the Servicer;

(xii)

such other information as any Owner may reasonably request with respect to Delinquent Home Equity Loans;

(xiii)

the weighted average gross margin of the Adjustable Rate Home Equity Loans;

(xiv)

the largest Loan Balance outstanding in each Group;

(xv)

the Basic Principal Amount for each Group for such Distribution Date;

(xvi)

the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover and the Subordinate Net WAC Cap Carryover paid to the Owners of each Class of Offered Certificates for such Distribution Date and any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover and Subordinate Net WAC Cap Carryover remaining unpaid;

(xvii)

the related Certificate Rate for each Class for the related Distribution Date;

(xviii)

the Group 1 Net WAC Cap, the Group 2 Net WAC Cap and the Subordinate Net WAC Cap for such Distribution Date; and

(xix)

the amount of any Applied Realized Loss Amounts applied with respect to each Class of Subordinate Certificates;

(xx)

the occurrence of the Stepdown Date; and

(xxi)

with respect to the second Distribution Date, the number and aggregate Loan Balance of any Delayed Delivery Home Equity Loans not delivered within twenty days after the Startup Day.

In addition to the information listed above, not later than the first Business Day immediately following the Distribution Date, the Servicer shall provide to the Trustee for inclusion in each such report any other information required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB.

The Servicer shall provide to the Trustee the information described in Section 8.08(f) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii), (ix) and (x) above shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 8.08 hereof.

(b)

In addition, on each Distribution Date the Trustee will make available to each Owner, the Underwriters, Standard & Poor’s and Moody’s, together with the information described in subsection (a) preceding, the following information with respect to each Home Equity Loan Group and for all Groups in the aggregate which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

(i)

the number and aggregate Loan Balance of Home Equity Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date, (d) the number and aggregate Loan Balance of all Home Equity Loans as of such Distribution Date after giving effect to any payment of principal on the last day of the Remittance Period immediately preceding the Distribution Date and (e) the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

(ii)

the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date, separately stating, for this purpose, all Home Equity Loans with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

(iii)

the number of Mortgagors and the Loan Balances of (a) the related Home Equity Loans involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date and (b) Home Equity Loans that are “balloon” loans;

(iv)

the existence of (and aggregate Loan Balance of the Home Equity Loans relating to) any REO Properties, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

(v)

the book value of any REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

(vi)

cumulative Realized Losses and Recoveries incurred on the Home Equity Loans from the Cut-Off Date to and including the Remittance Period immediately preceding the Distribution Date;

(vii)

the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Remittance Period immediately preceding the Distribution Date; and

(viii)

the 60+ Delinquency Percentage (Rolling Three Month) with respect to such Distribution Date;

(ix)

for each Distribution Date beginning with the Distribution Date in July 2010, the percentage obtained by dividing (a) the aggregate amount of cumulative Realized Losses, minus the aggregate amount of cumulative Recoveries incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period by (b) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and

(x)

whether the Trigger Event has occurred.

The Trustee shall forward such report (together with the information described in (a) above) concurrently with each distribution to the Certificateholders and the Rating Agencies (which requirement may be satisfied by complying with Section 7.10).

(c)

The Trustee shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed on behalf of the Trust under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder, including as provided in Article XII.  Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Trustee shall (i) notify the Custodian and the Swap Provider of such filing and (ii) submit a certificate addressed to an officer of the Depositor certifying that all filings under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings.

Section 7.10.

Reports by Trustee.

(a)

The Trustee shall report to the Depositor, the Seller and each Owner, with respect to the amount on deposit in the Certificate Account (including the amount therein relating to each Group) and the identity of the investments included therein, as the Depositor, the Seller or any Owner may from time to time reasonably request.  Without limiting the generality of the foregoing, the Trustee shall, at the reasonable request of the Depositor, the Seller or any Owner, transmit promptly to the Depositor, the Seller and any Owner copies of all accountings of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify the Seller if any Monthly Remittance Amount has not been received by the Trustee when due.

(b)

The Trustee shall report to each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

(c)

The Trustee will make the report referred to in Section 7.08 and 7.09 herein (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and the Custodian via the Trustee’s internet website, which is presently located at https://sfr.bankofny.com.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first Class mail by calling the Trustee at (800) 332-4550.  The Trustee shall have the right to change the way the report referred to in Section 7.09 herein is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.

(d)

The Trustee shall notify the Swap Provider at least 5 Business Days prior to each Distribution Date with respect to the Aggregate Certificate Balance of the Offered Certificates as of the prior Distribution Date after required distribution is made on such Distribution Date.

Section 7.11.

Allocation of Losses.

(a)

On each Distribution Date, the Trustee shall determine the total of the Applied Realized Loss Amounts for such Distribution Date.  The Applied Realized Loss Amount for any Distribution Date shall be applied by reducing, on a dollar for dollar basis, the Certificate Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Certificate Principal Balance thereof is reduced to zero.  Any Applied Realized Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b)

With respect to any Class of Subordinate Certificates to which an Applied Realized Loss Amount has been allocated (including any such Class for which the related Certificate Principal Balance has been reduced to zero), the Certificate Principal Balance of such Class will be increased up to the amount of related Recoveries for such Distribution Date, beginning with the Class of Subordinate Certificates with the highest relative payment priority, up to the amount of the lesser of (i) the Applied Realized Loss Amounts previously allocated to reduce such Certificate Principal Balance and (ii) the outstanding Class Principal Carryover Shortfall of such Class.  Any increase to the Certificate Principal Balance of a Class of Subordinate Certificates shall be allocated among the Subordinated Certificates of such Class in proportion to their respective Percentage Interests.

Section 7.12.

Swap Account.

(a)

The Depositor hereby directs the Trustee, in its capacity as Supplemental Interest Trustee to execute, deliver and perform its obligations under the Swap Agreement on the Startup Date and thereafter on behalf of the Supplemental Interest Trust, and to establish the Swap Account pursuant to Section 7.02(a).  The Seller, the Depositor, the Servicer and the Certificateholders, by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Swap Agreement and shall do so solely in its capacity as Supplemental Interest Trustee of the Supplemental Interest Trust and not in its individual capacity.  Promptly upon receipt, the Supplemental Interest Trustee will deposit into the Swap Account all funds received from the Trustee pursuant to Section 7.03(a) and Section 7.03(b) clause 19. and all funds received from the Swap Provider under the Swap Agreement.  Amounts on deposit in the Swap Account shall be invested in accordance with Section 7.05.

(b)

On each Distribution Date after the Startup Day but not beyond the February 2013 Distribution Date, to the extent necessary, following all distributions pursuant to Section 7.03(b), the Supplemental Interest Trustee shall apply, all amounts, if any, on deposit in the Swap Account (other than investment earnings on funds held in the Swap Account, which shall be for the account of the Servicer) in the following order of priority:

(i)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and any Net Swap Payments owed to the Swap Provider remaining unpaid from prior Distribution Dates;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

third, to the Offered Certificates (other than the Class M-10 Certificates), the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in Section 7.03(b) clauses C.3. through C.12.;

(iv)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to Section 7.03(b);

(v)

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed based on such amounts after the distributions pursuant to Section 7.03(b);

(vi)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to Section 7.03(b);

(vii)

seventh, to pay the applicable Certificateholders (other than the Class M-10 Certificates) any Net WAC Cap Carryover to the extent remaining undistributed after the distributions pursuant to Section 7.03(b), allocated in the order of priority set forth in Section 7.03(b) clauses C.17. and C.18.;

(viii)

eighth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(ix)

ninth, to the Class X-IO Certificates, any remainder;

provided, that the cumulative amount of distributions pursuant to clauses (iii) and (iv) above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of Realized Losses with respect to that Distribution Date and all prior Distribution Dates.

(c)

 [Reserved].

(d)

The Swap Account shall be treated as an “outside reserve fund” within the meaning of Treasury Regulation Section 1.8606-2(h) and shall not be an asset of any REMIC or the Trust Estate created pursuant to this Agreement and, instead, shall be an asset of the Supplemental Interest Trust.  For state and federal tax purposes the beneficial owners of the Class X-IO Certificates shall be the beneficial owners of the Swap Account.

(e)

For federal income tax purposes, the Trustee shall treat the Holders of Offered Certificates as having entered into a notional principal contract with respect to the Holders of the Class X-IO Certificates.  Pursuant to each such notional principal contract, all Holders of Offered Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class X-IO Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the regular interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class X-IO Shortfall Amount”). A Class X-IO Shortfall Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Cap, and a Class X-IO Shortfall Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class X-IO Certificates shall be treated as having agreed to pay Net WAC Cap Carryovers to the Holders of the Offered Certificates in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a regular interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Offered Certificates of a Class X-IO Shortfall Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in the Master REMIC and as having been paid by such Holders to the Supplemental Interest Trustee pursuant to the notional principal contract. Thus, each Offered Certificate shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in, and obligations with respect to, a notional principal contract.  For federal income tax purposes, the Supplemental Interest Trustee shall treat such notional principal contract as having a value of $380,000 as of the Startup Date.

Section 7.13.

Tax Treatment of Swap Payments and Swap Termination Payments.

(a)

For federal income tax purposes, each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Cap Carryover Reserve Account or, other than the Class M-10 Certificates, the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Offered Certificate as follows:  each Offered Certificate will be treated as receiving their entire payment from the Master REMIC (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement.

END OF ARTICLE VII

ARTICLE VIII

SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS

Section 8.01.

Servicer and Sub-Servicers.

Acting directly or through one or more Sub-Servicers as provided in Section 8.03, the Servicer shall service and administer the Home Equity Loans in accordance with this Agreement and the terms of the respective Home Equity Loans, and with prudent and reasonable care, using the degree of skill and attention that the Servicer exercises with respect to comparable home equity loans that it services for itself or others and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable but without regard to: (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iii) the Servicer’s obligation to make Delinquency Advances or Servicing Advances; or (iv) the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement.  Such Sub-Servicer shall have the rights and powers of the Servicer which have been delegated to such Sub-Servicer with respect to such Home Equity Loans under this Agreement.

Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered (i) to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Properties, (ii) to use various loss mitigation techniques or to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.13(a) and Section 8.14(a) shall each constitute a revocable power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of Mortgage without recourse) with respect to any Home Equity Loan held by the Trustee hereunder paid in full or foreclosed (or with respect to which payment in full has been escrowed).  Revocation of the power of attorney created by the proviso of the preceding sentence shall take effect upon (i) the receipt by the Servicer of written notice thereof from the Trustee or (ii) a Servicer Termination Event or (iii) the termination of the Trust.  The Trustee shall at the written direction of the Servicer execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.  Subject to Sections 8.13 and 8.14, the Trustee shall, if necessary, execute a limited power of attorney in the form reasonably acceptable to the Trustee to the Servicer or any Sub-Servicer and furnish them with any other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

Upon the request of the Trustee, the Servicer shall send to the Trustee, the details concerning the servicing of the Home Equity Loans on computer generated tape, diskette or other machine readable format which is mutually agreeable.

The Servicer shall give prompt written notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges on any Property) shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

Section 8.02.

Collection of Certain Home Equity Loan Payments.

(a)

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FNMA Guide.  Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation.  In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof.

(b)

Notwithstanding anything in this Agreement to the contrary, in the event of a Prepayment in full or in part of a Home Equity Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Home Equity Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Certificate Account for distribution in accordance with the terms of this Agreement.

Section 8.03.

Sub-Servicing Agreements Between Servicer and Sub-Servicers.

The Servicer may, with the prior written consent of the Trustee, enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which is acceptable to the Trustee and which (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).  The Servicer shall give written notice to the Trustee, the Owners and the Rating Agencies of the appointment of any Sub-Servicer (and shall receive the confirmation of the Rating Agencies that such Sub-Servicer shall not result in a withdrawal or downgrading by any Rating Agency of the rating or the shadow rating of the Offered Certificates).  For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments.  Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.  Each Sub-Servicing Agreement shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns.  The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instrument.

Section 8.04.

Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

Section 8.05.

Liability of Servicer; Indemnification.

(a)

The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

(b)

The Servicer agrees to indemnify and hold the Trustee, the Depositor and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement.  The Servicer shall immediately notify the Trustee, the Depositor and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor and/or Owner in respect of such claim.  The Trustee shall, in accordance with written instructions received from the Servicer, reimburse the Servicer only from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement.  The provisions of this Section 8.05(b) shall survive the termination of this Agreement, the resignation or removal of the Trustee, and the payment of the outstanding Certificates.

Section 8.06.

No Contractual Relationship Between Sub-Servicer, Trustee or the Owners.

Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

Section 8.07.

Assumption or Termination of Sub-Servicing Agreement by Trustee.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20 or another successor Servicer, it is understood and agreed that the Servicer’s rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee or another successor Servicer without act or deed on part of the Trustee or such successor servicer provided, however, that the Trustee (if acting as successor Servicer) or any other successor Servicer may terminate the Sub-Servicer as provided in Section 8.03.

The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 8.08.

Principal and Interest Account.

(a)

The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account, which shall be an Eligible Account.  The Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows:  The Bank of New York, as Trustee on behalf of the Owners of the Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates.  If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall immediately be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder.  If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account at the applicable Corporate Trust Office of the Trustee.  The Servicer shall notify the Trustee and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

Subject to Subsection (c) below, the Servicer shall deposit all receipts required pursuant to Subsection (c) below and related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

(b)

All funds in the Principal and Interest Account shall be held (i) uninvested up to the amount insured by the FDIC or (ii) invested in Eligible Investments.  Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date.  The Principal and Interest Account shall be held in trust in the name of the Trust for the benefit of the Owners.  The Trust shall be divided into two separate subtrusts; one for Group 1 and any Trust assets allocable to Group 1 and one for Group 2 and any Trust assets allocable to Group 2. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount by the Servicer in accordance with the terms hereof.  Any investment losses on amounts held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Principal and Interest Account.  Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

(c)

The Servicer shall deposit to the Principal and Interest Account no later than the second Business Day after receipt, (x) all Prepayment Charges collected on and after the Cut-Off Date and the Replacement Cut-Off Date, as applicable, and (y) all principal collected and interest due on the Home Equity Loans (net of the Servicing Fee related to such Home Equity Loans) on and after the Cut-Off Date and the Replacement Cut-Off Date, as applicable, including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the Home Equity Loans received by the Servicer and any income from REO Properties, but net of (i) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (A) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, plus (B) accrued and unpaid interest on such Home Equity Loan (net of the related Servicing Fee) plus (C) any unrecovered Cram Down Losses, (ii) reimbursements for unreimbursed Arrearages, if any, unreimbursed Delinquency Advances and unreimbursed Servicing Advances (but in each case solely from amounts received on the related Home Equity Loan) as provided in Section 8.09 and (iii) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid.

(d)

The Servicer may make withdrawals from the Principal and Interest Account with respect to each Home Equity Loan Group, for the following purposes:

(A)

on each Monthly Remittance Date, to pay itself the related Servicing Fees to the extent such Servicing Fees are not retained by the Servicer;

(B)

to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

(C)

to withdraw amounts that have been deposited to the Principal and Interest Account in error;

(D)

to reimburse itself for unreimbursed Arrearages, unreimbursed Delinquency Advances and for unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) as provided in Section 8.09;

(E)

to reimburse itself pursuant to Sections 8.09(a), (b) and (c) for Nonrecoverable Advances; and

(F)

to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

(e)

The Servicer shall (i) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Monthly Remittance Amount allocable to a Remittance Period not later than the related Monthly Remittance Date, and (ii) on each Monthly Remittance Date, deliver to the Trustee and the Depositor, a monthly servicing report, with respect to each Home Equity Loan Group, containing (without limitation) the following information:  principal and interest collected in respect of the Home Equity Loans, scheduled principal and interest that was due on the Home Equity Loans, relevant information with respect to Liquidated Loans, if any, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans.  In addition, the Servicer shall inform the Trustee on each Monthly Remittance Date, with respect to each Home Equity Loan Group, of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Remittance Period, and of the Loan Balance of the Home Equity Loan having the largest Loan Balance as of such date.

(f)

The Servicer shall provide to the Trustee the information described in Section 8.08(e)(ii) and in Section 7.09(b) to enable the Trustee to perform its reporting requirements under Section 7.09 and to make the allocations and disbursements set forth in Sections 7.02 and 7.03.

Section 8.09.

Delinquency Advances, Servicing Advances and Arrearages.

(a)

On or before each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer’s own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which such remittance is made (all or any portion of such amount to be replaced on future Monthly Remittance Dates to the extent required for distribution) any Delinquent payment of interest (but not delinquent Arrearages) with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the last day of the related Remittance Period.  Such amounts of the Servicer’s own funds so deposited are “Delinquency Advances”.

The Servicer shall be permitted to reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer’s own funds from late collections on the related Home Equity Loan.

Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards set out herein that any proposed Delinquency Advance would not be recoverable, the Servicer shall not be required to make Delinquency Advances with respect to such Home Equity Loan.  To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines are Nonrecoverable Advances, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Home Equity Loan of the related Group on deposit in the Principal and Interest Account.  The Servicer shall deliver an Officer’s Certificate of such determination as to why such amount would not be recoverable to the Trustee; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates upon request; provided, further, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from Liquidation Proceeds for the related Home Equity Loan.

(b)

The Servicer will pay all “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Property, (iv) advances required by Section 8.13(a), and (v) expenses incurred pursuant to Section 8.22, except to the extent that such amounts are determined by the Servicer in its reasonable business judgment not to be recoverable.  Such costs will constitute “Servicing Advances”.  The Servicer may recover a Servicing Advance from the Mortgagors to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan.  The Servicer shall be entitled to recover the Servicing Advances from the Liquidation Proceeds on the related Home Equity Loan prior to the payment of the Liquidation Proceeds to any other party to this Agreement.  In addition, to the extent that the Servicer previously has made Servicing Advances with respect to a Home Equity Loan that the Servicer subsequently determines are Nonrecoverable Advances, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Home Equity Loan of the related Group on deposit in the Principal and Interest Account.  The Servicer shall deliver an Officer’s Certificate of such determination as to why such amount would not be recoverable to the Trustee; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates upon request.  In no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan except as provided in this section with respect to Nonrecoverable Advances.

(c)

With respect to any Home Equity Loan with an Arrearage, the Servicer shall be permitted to reimburse itself for any such Arrearage on any Business Day to the extent that the Mortgagor (a) makes a payment on the Home Equity Loan that is specifically intended to reduce the related Arrearage or (b) prepays the Home Equity Loan in full and pays the total amount of the related Arrearage.

If the Servicer determines that a Delinquency Arrearage is nonrecoverable, the Servicer shall be entitled to reimbursement for such outstanding Delinquency Arrearage from collections on any Home Equity Loan of the related Group on deposit in the Principal and Interest Account.  The Servicer shall deliver an Officer’s Certificate of such determination as to why such amount would not be recoverable to the Trustee; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates upon request; provided, further, that the Servicer shall be entitled to recover any outstanding Delinquency Arrearage from Liquidation Proceeds for the related Home Equity Loan.

The Servicer may recover an outstanding Property Protection Arrearage from the Mortgagors to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan.  The Servicer shall be entitled to recover the Property Protection Arrearage from the Liquidation Proceeds on the related Home Equity Loan prior to the payment of the Liquidation Proceeds to any other party to this Agreement.  In addition, to the extent that the Servicer determines such Property Protection Arrearage is nonrecoverable, the Servicer shall be entitled to reimbursement for such outstanding Property Protection Arrearage from collections on any Home Equity Loan of the related Group on deposit in the Principal and Interest Account.  The Servicer shall deliver an Officer’s Certificate of such determination as to why such amount would not be recoverable to the Trustee; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates upon request.  In no case may the Servicer recover an Arrearage from the principal and interest payments on any other Home Equity Loan except as provided in this section with respect to nonrecoverable Arrearage.

Section 8.10.

Compensating Interest; Repurchase of Home Equity Loans.

(a)

If any Prepayment in full of a Home Equity Loan occurs during any calendar month, any shortfall between (x) the interest collected from the Mortgagor in connection with such payoff, and (y) the full month’s interest at the Coupon Rate that would be due on the related Due Date for such Home Equity Loan (“Compensating Interest”) (but not in excess of the aggregate Servicing Fee for the related Remittance Period) shall be deposited by the Servicer to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date and shall be included in the Monthly Remittance Amount to be made available to the Trustee on such Monthly Remittance Date.

(b)

Subject to clause (c) below, the Servicer has the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which is 60 days or more Delinquent, or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; provided, however, that the Servicer may not purchase any such Home Equity Loan which is fewer than 180 days Delinquent unless the Servicer has delivered to the Trustee at the Servicer’s expense, an Opinion of Counsel acceptable to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of any REMIC created hereunder as REMICs.  Any such Home Equity Loan so purchased shall be purchased by the Servicer on or prior to a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

(c)

[Reserved].

(d)

The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Monthly Remittance Amount remitted by the Servicer to the Trustee.

Section 8.11.

Maintenance of Insurance.

(a)

(i)  The Servicer shall cause to be maintained with respect to each Home Equity Loan a hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan in an amount not less than the least of (A) the outstanding principal balance of the Home Equity Loan (plus the related Senior Lien loan, if any), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the full insurable value of the premises.  The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, and shall be named as loss payee.  The policies shall require the insurer to provide the mortgagee with 30 days’ notice prior to any cancellation or as otherwise required by law.

(ii)

As an alternative to maintaining a hazard insurance policy with respect to each Home Equity Loan as described in clause (i) above, the Servicer may maintain a blanket hazard insurance policy or policies, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, if the insurer or insurers of such policies are rated investment grade by Moody’s, Standard & Poor’s and, if rated by Fitch, Fitch.

(b)

If the Home Equity Loan at the time of origination (or if required by federal law, at any time thereafter) relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a carrier generally acceptable to the Servicer in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan of not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related Senior Lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.  The Servicer shall indemnify the Trust out of the Servicer’s own funds for any loss to the Trust resulting from the Servicer’s failure to advance premiums for such insurance required by this Section when so permitted by the terms of the Mortgage as to which such loss relates.

(c)

Amounts collected by the Servicer under any Insurance Policy shall be deposited into the Principal and Interest Account.

Section 8.12.

Due-on-Sale Clauses; Assumption and Substitution Agreements.

When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall (except as provided below), to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any “due-on-sale” clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law, or the Servicer, in a manner consistent with reasonable commercial practice, and only if the Servicer reasonably believes assumption by the purchaser would not materially and adversely affect the interests of the Owners, permits the purchaser of the related Property to assume such Home Equity Loan.  An Opinion of Counsel, provided at the expense of the Servicer, to the foregoing effect shall conclusively establish the reasonableness of such belief.  In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage documents, the Mortgagor remains liable thereon.  If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note.  The Home Equity Loan, as assumed, shall conform in all material respects to the requirements, representations and warranties of this Agreement.  The Servicer shall notify the Trustee in writing that any such assumption or substitution agreement has been completed by forwarding to the Custodian on the Trustee’s behalf the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee or by the Custodian on the Trustee’s behalf to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof.  The Servicer shall be responsible for recording any such assumption or substitution agreements.  In connection with any such assumption or substitution agreement, no material term of the Home Equity Loan (including, without limitation, the required monthly payment on the related Home Equity Loan, the stated maturity, the outstanding principal amount or the Coupon Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven.  Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 8.13.

Realization Upon Defaulted Home Equity Loans; Workout of Home Equity Loans.

(a)

The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 8.10(b).  In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the FNMA Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums.  Any amounts so advanced shall constitute “Servicing Advances” within the meaning of Section 8.09(b) hereof.  The Servicer shall sell any REO Property within 35 months from the close of the taxable year of its acquisition by the Trust, at such price as the Servicer in good faith deems necessary to comply with this covenant unless the Servicer obtains for the Trustee, an Opinion of Counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters acceptable to the Trustee, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on “Prohibited Transactions” of the Trust or any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are Outstanding.  Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property.  The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property.  If the Servicer has actual knowledge of any environmental or hazardous waste risk with respect to the Property that the Servicer is contemplating acquiring in foreclosure or deed in lieu of foreclosure, the Servicer will cause an environmental inspection of the Property in accordance with the servicing standards set forth in this Agreement.

(b)

The Servicer shall determine, with respect to each defaulted Home Equity Loan, when it has recovered, whether through trustee’s sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a “Liquidated Loan.”

(c)

The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer’s good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the date that is six months after the latest Final Scheduled Distribution Date of all of the Classes of Offered Certificates remaining in the Trust.  Notwithstanding anything set out in this Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

To the extent such action does not materially prejudice the pecuniary interests of the Certificateholders, the Servicer shall use various loss mitigation techniques in lieu of foreclosure when deemed reasonably possible by the Servicer.  Notwithstanding anything in this Agreement to the contrary, in servicing and administering the Home Equity Loans, Servicer shall have full power and authority consistent with servicing standards set forth in Section 8.01 hereof to do or cause to be done any and all loss mitigation techniques in connection with servicing and administering the Home Equity Loans which it may deem necessary or desirable and in the best interests of the Certificateholders to maximize the recovery of principal and interest over the life of the Home Equity Loans, including, without limitation, granting forbearances, entering into temporary and permanent modifications (including, without limitation, rate reductions and term extensions (in accordance with the previous paragraph)), capitalizing additional amounts under the Mortgage and the Note, accepting short sales, and accepting partial payments; provided, that Servicer shall not knowingly permit any such loss mitigation activity to both (a) effect an exchange or reissuance of such Home Equity Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (b) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M  of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

(d)

The Servicer has no intent to foreclose on any Mortgage based on the delinquency characteristics as of the Startup Day; provided, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage including delinquency characteristics in the Servicer’s discretion so warrant such action.

Section 8.14.

Trustee to Cooperate; Release of Files.

(a)

Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodian, on behalf of the Trustee, a written request of the Servicer, in the form attached hereto as Exhibit N, signed by an Authorized Officer which states the purpose of the release of a File.  Upon receipt of such written request, the Custodian, on behalf of the Trustee shall promptly release the related File, in trust, in its reasonable discretion to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee.  Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account or to the Trustee.

(b)

The Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties subject to Mortgages.  No application for approval shall be considered by the Servicer unless:  (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the Loan-to-Value Ratio and debt-to-income ratio of such Note on the Cut-Off Date or Replacement Cut-Off Date, as applicable, and any increase in the Loan-to-Value Ratio shall not exceed 5%; and (z) the lien priority of the related Mortgage is not affected.  Upon receipt by the Trustee of an Officer’s Certificate executed on behalf of the Servicer setting forth the action proposed to be taken in respect of a particular Home Equity Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer.  A proposed form of consent or partial release, as the case may be, shall accompany any Officer’s Certificate delivered by the Servicer pursuant to this paragraph.

(c)

From time to time and as appropriate in the servicing of any Home Equity Loan, including, without limitation, foreclosure or other comparable conversion of a Home Equity Loan or collection under any applicable Insurance Policy, the Custodian, on behalf of the Trustee, shall release the related File to the Servicer, promptly upon a written request of the Servicer, in the form attached hereto as Exhibit N, signed by an Authorized Officer, which states the purpose of the release of a File.  Such receipt shall obligate the Servicer to return the File to the Custodian, on behalf of the Trustee, when the need therefor by the Servicer no longer exists.

(d)

In all cases where the Servicer directs the Custodian, on behalf of the Trustee, to sign any document or to release a File within a particular period of time, the Servicer shall notify an Authorized Officer of the Trustee by telephone of such need and the Trustee shall thereon use its best efforts to comply with the Servicer’s needs, but in any event will comply within two Business Days of such request.

(e)

No costs associated with the procedures described in this Section 8.14 shall be an expense of the Trust.

Section 8.15.

Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Home Equity Loan Group.  Additional servicing compensation in the form of release fees, bad check charges, assumption fees or any other servicing-related fees (other than Prepayment Charges), Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.08(c)(i) and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 8.20 hereof, in which case the successor Servicer shall be entitled to such fees as are agreed upon by the Trustee and the successor Servicer.

The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement.

Section 8.16.

Annual Statement as to Compliance.

The Servicer, at its own expense, will deliver to the Trustee, the Depositor, and the Rating Agencies, on or before March 20 of each year, commencing in 2008, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year (or applicable portion thereof) and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year (or applicable portion thereof), or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

The Servicer shall deliver to the Trustee, the Depositor and the Rating Agencies, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time would become a Servicer Termination Event.

Section 8.17.

[Reserved].

Section 8.18.

Access to Certain Documentation and Information Regarding the Home Equity Loans.

The Servicer shall provide to the Trustee access to the documentation regarding the Home Equity Loans and the Trust, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Upon any change in the format of the computer tape maintained by the Servicer in respect of the Home Equity Loans, the Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee at such other times as the Trustee may reasonably request.

Section 8.19.

Assignment of Agreement.

Other than with respect to entering into Sub-Servicing Agreements pursuant to Section 8.03 hereof, the Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(h) hereof for a successor Servicer.

Section 8.20.

Removal of Servicer; Retention of Servicer; Resignation of Servicer.

(a)

The Trustee or the Owners of at least a 51% Percentage Interest in all of the Certificates may remove the Servicer upon the occurrence of any of the following events (each a “Servicer Termination Event”):

(i)

The Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or any state bankruptcy law or similar laws or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate, limited liability company or other entity action, as applicable, for the purpose of effecting any of the foregoing; or

(ii)

If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

(iii)

The Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (one (1) Business Day in the case of a delay in making a payment or deposit required of the Servicer under this Agreement) which failure materially and adversely affects the Owners after the earlier of (a) actual knowledge of an officer of the Servicer or (b) receipt of notice from the Trustee of said failure; or

(iv)

The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 or in the other Operative Documents which materially and adversely affects the interests of the Owners which remains unremedied for a period of sixty (60) days after the earlier of the Servicer’s discovery or receipt of notice thereof; or

(v)

The Servicer shall be declared in default of its credit facility by its credit facility provider, which default, if left uncured, would result in termination or acceleration of amounts owed thereunder.

(b)

Upon the occurrence of a Servicer Termination Event, the Servicer shall continue to act as Servicer under this Agreement until removed as set forth in this Section 8.20 and a successor Servicer has assumed the servicing obligations.  After the occurrence of a Servicer Termination Event, the Trustee or the Owners of at least 51% Percentage Interest in all the Certificates may remove the Servicer by written notice to the Servicer.  Such termination shall be effective on the date specified in such notice, provided that a successor Servicer or the Trustee has assumed the servicing obligations. Upon the effective date of termination of the Servicer, the Trustee shall assume the servicing obligations hereunder. Notwithstanding the foregoing, upon the occurrence of a Servicer Termination Event pursuant to clause (iii) of section (a) above in connection with a failure by the Servicer to make a required Delinquency Advance, the Servicer will be deemed to have been immediately removed as Servicer and the Trustee will immediately become the successor Servicer.  The Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Delinquency Advances and the Trustee will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Servicer.  Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and or documents that it cannot obtain through reasonable efforts.  Until a successor Servicer has been appointed, the Trustee shall be the successor Servicer in all respects without further action, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Trustee on and after the effective date of termination.  Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(c)

[Reserved].

(d)

The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon (i) determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement or (ii) written consent of the Trustee.  Any such determination under clause (i) shall be evidenced by an Opinion of Counsel acceptable to the Trustee at the expense of the Servicer to such effect which shall be delivered to the Trustee.

(e)

No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with this Section.

(f)

Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer’s possession.

(g)

Any collections due to the Trust then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

(h)

Upon removal or resignation of the Servicer, the Trustee (A) may, solicit bids for a successor Servicer as described below and (B) until such time as another successor Servicer is appointed by the Trustee, shall assume the duties and obligations of the Servicer hereunder.  The Trustee agrees to act as Servicer during the solicitation process and shall assume all duties and obligations of the Servicer.  The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans and having equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, act as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  The compensation of any successor Servicer (other than the Trustee in its capacity as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer and the Trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each Home Equity Loan), together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; provided, however, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer’s removal or resignation; provided, further, however, that the predecessor Servicer agrees to pay to the Trustee or other successor Servicer at such time that it becomes such successor Servicer a set-up fee of twenty-five dollars ($25) for each Home Equity Loan then included in the Trust Estate.  The amount payable in excess of twenty-five dollars ($25) per Home Equity Loan, if any, shall be payable to the successor Servicer.  The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in this section is paid by the Servicer, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Servicer.

(i)

In the event the Trustee elects to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above.  Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with clause (h) above, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15.  Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing.  The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder.  After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the predecessor Servicer at the time of such sale, transfer and assignment to the Servicer’s successor.

(j)

The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing.  The predecessor Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the predecessor Servicer’s servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer’s functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Home Equity Loans.  Any amounts and documents which are property of the Trust held by the predecessor Servicer shall be held in trust on behalf of the Trustee until transferred to the successor Servicer or Trustee.  Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.  If the Servicer resigns or is replaced hereunder, the Servicer agrees to reimburse the Trust and the Owners for the costs and expenses associated with the transfer of servicing to the replacement Servicer, but subject to a maximum reimbursement to all such parties in the amount of twenty-five dollars ($25) for each Home Equity Loan then included in the Trust Estate.  The amount payable in excess of twenty-five dollars ($25) per Home Equity Loan, if any, shall be payable to the successor Servicer.

(k)

The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately (i) record all assignments of Home Equity Loans not previously recorded in the name of the Trustee pursuant to Section 3.05(b)(ii) as a result of an Opinion of Counsel and (ii) make all Delinquency Advances and Compensating Interest payments and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans.

(l)

The Servicer which is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor.

(m)

The Trustee shall give notice to the Depositor, the Owners, the Seller, and the Rating Agencies of the occurrence of any event described in paragraph (a) above of which the Trustee is aware.

(n)

Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies), the fidelity bond and an errors and omissions policy pursuant to Section 8.21(b) and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.  The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement.

(o)

The Trustee shall be entitled to be reimbursed pursuant to Sections 7.03(b) for all Transition Expenses (other than amounts reimbursed pursuant to paragraph (j) above), including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Home Equity Loans properly and effectively.

Section 8.21.

Inspections; Errors and Omissions Insurance.

(a)

At any reasonable time and from time to time upon reasonable notice, the Trustee, any Owner of a Class X-IO, Class P or Class R Certificate, or any agents thereof may inspect the Servicer’s servicing operations and discuss the servicing operations of the Servicer during the Servicer’s normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

(b)

The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof; provided, however, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Servicer shall notify the Trustee and the Owners.

Section 8.22.

Additional Servicing Responsibilities for Second Mortgage Loans.

The Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a superior lien for the protection of the Trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations under a Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the mortgaged property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Owners, and/or to preserve the security of the related Home Equity Loan, subject to the application of the REMIC Provisions.  The Servicer shall advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the Owners; provided, however, that no such additional advance need be made if such advance would be nonrecoverable from Liquidation Proceeds on the related Home Equity Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.  Any expenses incurred by the Servicer pursuant to this Section 8.22 shall be Servicing Advances.

Section 8.23.

The Adjustable Rate Home Equity Loans.

The Servicer shall enforce each Adjustable Rate Home Equity Loan in accordance with its terms and shall timely calculate, record, report and apply all interest rate adjustments in accordance with the related Note.  The Servicer’s records shall, at all times, reflect the then Coupon Rate and monthly payment and the Servicer shall timely notify the Mortgagor of any changes to the Coupon Rate or the Mortgagor’s monthly payment.  If the Servicer fails to make either a timely or accurate adjustment to the Coupon Rate or monthly payment or to notify the Mortgagor of such adjustments, upon the Servicer’s discovery of such error and such continued failure, the Servicer shall pay from its own funds any shortage.  If the Servicer’s continued failure after notice thereof to make a scheduled change affects the Trust’s rights to make future adjustments under the terms of such Home Equity Loan, the Servicer shall repurchase such Home Equity Loan in accordance with the provisions hereof.  Any amounts paid by the Servicer pursuant to this Section shall not be an advance and shall not be reimbursable from the proceeds of any Home Equity Loan.

Section 8.24.

Merger, Conversion, Consolidation or Succession to Business of Servicer.

Any corporation, limited liability company or other entity into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation, limited liability company or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party or any corporation, limited liability company or other entity succeeding to all or substantially all of the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation, limited liability company or other entity meets the qualifications set forth in Section 8.20(h) and the resulting corporation, limited liability company or other entity has a Tangible Net Worth of at least $15,000,000.

Section 8.25.

Notices of Material Events.

The Servicer shall give prompt notice to the Trustee and the Rating Agencies of the occurrence of any of the following events:

(a)

Any default or any fact or event of which the Servicer has knowledge which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Seller or the Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

(b)

The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Seller or the Servicer to which the Servicer has knowledge in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any of the Seller’s or the Servicer’s ability to perform its obligations under any Operative Document;

(c)

The commencement of any proceedings by or against the Seller or the Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Seller or the Servicer; and

(d)

The receipt of notice from any agency or governmental body having authority over the conduct of any of the Seller’s or the Servicer’s business that the Seller or the Servicer is to cease or desist, or to undertake, any practice, program, procedure or policy employed by the Seller or the Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of the Seller’s or the Servicer’s business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of the Seller or the Servicer.

Section 8.26.

Indemnification by the Servicer.

The Servicer agrees to indemnify and hold the Trustee, the Depositor and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement.  A party against whom a claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or Owner in respect of such claim.

Section 8.27.

Reports on Foreclosure and Abandonment of Properties.

On or before February 28th of each year beginning in 2008, the Servicer shall file the reports of foreclosures and abandonments of any Property required by Code Section 6050J with the Internal Revenue Service and provide a copy of such filing to the Trustee.  The reports from the Servicer shall be in a form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

Section 8.28.

[Reserved].

Section 8.29.

Advance Facility.

(a)

The Servicer is hereby authorized to enter into a financing or other facility (an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) agrees to fund some or all of the Delinquency Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement or that the Servicer may pledge or assign its rights to be reimbursed for Delinquency Advances and/or Servicing Advances, directly or indirectly, to an Advancing Person, although no such Advance Facility shall reduce or otherwise affect the Servicer’s obligation to fund such Delinquency Advances and/or Servicing Advances.  No consent of the Depositor, the Trustee, the Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility.  If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee at the address set forth in Section 11.19 hereof a written notice (an “Advance Facility Notice”), stating the identity of the Advancing Person.  If the Servicer enters into such an Advance Facility pursuant to this Section 8.29, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment prepared by the Servicer, confirming its receipt of notice of the existence of such Advance Facility.  To the extent that an Advancing Person previously identified in the Advance Facility Notice funds any Delinquency Advance or any Servicing Advance and the Servicer provides the Trustee with an Officer’s Certificate that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 8.29(c).  Such Officer’s Certificate must specify the amount of the reimbursement, the remittance date, the written payment instructions for the Advancing Person, the Section of this Agreement that permits the applicable Delinquency Advance or Servicing Advance to be reimbursed and either the section(s) of the Advance Facility that entitle the Advancing Person to receive reimbursement from the Trustee, rather than the Servicer, or proof of an event of default by the Servicer under the Advance Facility entitling the Advancing Person to reimbursement from the Trustee.  The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to conclusively rely without independent investigation on the Officer’s Certificate provided pursuant to this Section 8.29.  An Advancing Person whose obligations hereunder are limited to the funding of Delinquency Advances and/or Servicing Advances, or who merely receives an assignment or pledge of the Servicer’s rights to be reimbursed for Delinquency Advances and/or Servicing Advances, shall not be required to meet the qualifications of the Servicer or any Sub-Servicer and will not be deemed to be a Sub-Servicer under this Agreement.  An Advancing Person may designate a trustee, agent or custodian to receive any reimbursements due it in accordance with the documentation establishing the Advance Facility.

(b)

None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any reimbursement for Delinquency Advances or Servicing Advances, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the reimbursement for Delinquency Advances or Servicing Advances, except to remit reimbursements in accordance with payment instructions received pursuant to Section 8.29(a).  The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer, any Owner and the Trust for any claim, loss, liability or damage resulting from any claim by the Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of the gross negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee, any successor Servicer or any Owner, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that a Servicer Termination Event under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

(c)

If an Advance Facility is entered into, and if the Servicer so notifies the Trustee, then the Servicer shall not seek reimbursement for any Delinquency Advance or Servicing Advance made by an Advancing Person under Section 8.08(d)(D) and (E) and Section 8.09, but instead the Servicer shall remit the amounts relating to Advances to the Trustee in the monthly remittance made to the Trustee on a Monthly Remittance Date in accordance with this Agreement.  The Trustee, upon its receipt of an Officer’s Certificate in accordance with Section 8.29 hereof, shall pay to the Advancing Person or to a trustee, agent or custodian designated in the Officer’s Certificate specified in Section 8.29(a), reimbursements for Delinquency Advances and Servicing Advances from the Certificate Account to the same extent the Servicer would have been permitted to reimburse itself from the Principal and Interest Account for such Delinquency Advances and/or Servicing Advances in accordance with Sections 8.08(d)(D) and (E) and Section 8.09, as the case may be, had the Servicer itself funded such Delinquency Advance or Servicing Advance.

(d)

All Delinquency Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis, such that an advance made earlier in time with respect to any Home Equity Loan shall be reimbursed to the Servicer who made that advance, before reimbursement of an advance made later in time with respect to that Home Equity Loan, and a predecessor Servicer’s advances with respect to any particular Home Equity Loan shall be reimbursed before reimbursement of a successor Servicer’s advances with respect to such Home Equity Loan.

(e)

In making its determination that any Arrearages, Delinquency Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Arrearages, Delinquency Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

(f)

The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(g)

Any amendment to this Section 8.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 8.29, including amendments to add provisions relating to a successor Servicer, may be entered into by the Depositor, the Sellers, the Trustee and the Servicer without the consent of any Certificateholder, provided that such amendment complies with Section 11.14.  All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer.  The parties hereto hereby acknowledge and agree that:  (a) the Delinquency Advances and/or Servicing Advances financed by and/or pledged to an Advancing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Delinquency Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, separately obligated or liable to repay any Delinquency Advances and/or Servicing Advances financed by the Advancing Person; (b) the Servicer will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Delinquency Advances and/or Servicing Advances funded by the Advancing Person, subject to the provisions of this Agreement and except to the extent an election is made to remit all such reimbursements to the Trustee as described in Section 8.29(c); and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advancing Person.

END OF ARTICLE VIII

ARTICLE IX

TERMINATION OF TRUST

Section 9.01.

Termination of Trust.

The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates from amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time if a Qualified Liquidation of both Home Equity Loan Groups within the Trust is effected as described in Section 9.02.  In no event, however, will the Trust created by this Agreement continue beyond the earlier to occur of (a) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof and (b) the Latest Possible Maturity Date.  The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

Section 9.02.

Termination Upon Option of the Servicer.

(a)

On any Distribution Date on or after the Clean-Up Call Date, the Servicer may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the Termination Price.  In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 8.08 (d)), which deposit shall be deemed to have occurred immediately preceding such purchase.

(b)

In the event that the Servicer purchases all Home Equity Loans remaining in the Trust Estate pursuant to Section 9.02(a), the Trust Estate shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final tax return of the REMICs created hereunder pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

(ii)

During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the Home Equity Loans to the Servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Owners of the Class X-IO and Class R Certificates all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

(c)

[Reserved].

(d)

[Reserved].

(e)

By their acceptance of the Certificates, the Owners thereof hereby agree to authorize the Trustee to specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate’s final tax return, which shall be binding upon all successor Owners.

(f)

In connection with any purchase pursuant to Section 9.02(a), the Servicer shall provide to the Trustee at the expense of the Servicer an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes a Qualified Liquidation of all of the REMICs created hereunder.

(g)

Promptly following any purchase described in Section 9.02(a), the Trustee will release the Files to the Servicer or otherwise upon its order, in a manner similar to that described in Section 8.14 hereof.  The Servicer will promptly prepare and record assignments of Mortgages from the Trustee to the appropriate person.

Section 9.03.

Disposition of Proceeds.

The Trustee shall, upon receipt thereof, deposit the proceeds of any Termination Price or other liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account for distribution in accordance with the priorities set forth in Section 7.03(a) and 7.03(b) hereof; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer’s own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.

END OF ARTICLE IX

ARTICLE X

THE TRUSTEE

Section 10.01.

Certain Duties and Responsibilities.

(a)

The (i)(A) Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) Trustee, in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Sellers or the Depositor hereunder.  Notwithstanding the foregoing, if a Servicer Termination Event of which an Authorized Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee (unless the Servicer shall have resigned or been terminated and a successor Servicer shall not have been appointed pursuant to the terms of this Agreement), and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor Servicer shall perform such duties.  Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as successor Servicer:

(i)

to collect Mortgagor payments;

(ii)

to foreclose on defaulted Home Equity Loans;

(iii)

to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

(iv)

to deliver instruments of satisfaction pursuant to Section 8.14;

(v)

to enforce the Home Equity Loans; and

(vi)

to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

(c)

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

This subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)

The Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

(iv)

The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer shall have actual knowledge thereof.  In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default; and

(v)

Subject to the other provisions of this Agreement and without limiting the generality of this Section 10.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

(d)

Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.  None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(f)

The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

(g)

The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

(h)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice, or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any of the Home Equity Loans hereunder or may otherwise pertain to its interests in any of the Properties; provided, however, that the Trustee shall use commercially reasonable efforts to deliver to the Servicer any such complaint, claim, demand, notice, or other document which is delivered to the Corporate Trust Office of the Trustee and contains sufficient information to enable an Authorized Officer of the Trustee to identify it as pertaining to a Mortgage or a Property.

Section 10.02.

Removal of Trustee for Cause.

(a)

The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)

the Trustee shall fail to distribute to the Owners entitled hereto on any Distribution Date any amounts available for distribution that it has received in accordance with the terms hereof; (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

(2)

the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Class X-IO Certificates, or if there are no Class X-IO Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

(3)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

(4)

a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

(5)

the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

The Depositor shall give to the Rating Agencies notice of the occurrence of any such event of which the Depositor is aware.

(b)

If any event described an Paragraph (a) occurs and is continuing, then and in every such case the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or if there are no Offered Certificates then Outstanding by such majority of the Percentage Interests represented by the Class X-IO Certificates or if there are no Class X-IO Certificates then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

Section 10.03.

Certain Rights of the Trustee.

Except as otherwise provided in Section 10.01 hereof:

(a)

the Trustee (acting as Trustee or Tax Matters Person) may request and may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

any request or direction of the Depositor, the Seller, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

(c)

whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)

the Trustee may consult with counsel, and the advice of such counsel or any opinion of counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

(e)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Owners; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition precedent to taking any such action;

(g)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, nominees or custodians and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee appointed with due care;

(h)

the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person and within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

(i)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(j)

pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee’s duties under the Agreement.  The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopy confirmations), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information;

(k)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder;

(l)

In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity.  The Trustee shall invest and reinvest amounts held in the Certificate Account in Eligible Investments as set forth in Schedule I-G hereto; and

(m)

In the event that the Trustee is also acting as Registrar, transfer agent, Paying Agent or Tax Matters Person hereunder, the rights and protections afforded to the Trustee pursuant to this section shall also be afforded to the Registrar, transfer agent, Paying Agent and Tax Matters Person.

Section 10.04.

Not Responsible for Recitals or Issuance of Certificates.

The recitals and representations contained herein and in the Certificates, except the execution and authentication of the Certificates, shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness (other than with respect to such execution and authentication).  The Trustee makes no representation as to the validity or sufficiency of this Agreement, the Certificates or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Sellers or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer or the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or except as otherwise provided herein to prepare or file any tax returns or Commission filings for the Trust or to record this Agreement.  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof.  In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

Section 10.05.

May Hold Certificates.

The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust and the other parties hereto with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

Section 10.06.

Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 10.07.

Compensation and Reimbursement.

As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, any investment income or other benefit derived from funds or Eligible Investments in the Certificate Account to the extent permitted by Section 7.05(c), and such other amounts as separately agreed with the Seller.  Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability, or “unanticipated out-of-pocket” expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with or any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its trusts hereunder or the Certificates (including but not limited to the provisions of Section 3.07 hereof), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  All such amounts described in the preceding sentence shall constitute Trustee Reimbursable Expenses.  It is understood by the parties hereto that a “claim” as used in this paragraph includes any claim for indemnification made by the Custodian under the applicable provisions of the Custodial Agreement.  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as Tax Matters Person for the REMICs created under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, negligence or bad faith.  When the Trustee incurs expenses or provides services after the occurrence of a default and the commencement of a voluntary or involuntary case under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law involving any of the Sellers or the Servicer, the expenses and fees for such services are intended to constitute expenses of administration under such laws.  The provisions of this Section 10.07 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

Section 10.08.

Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, or any state and having a deposit rating of at least A- by Standard & Poor’s, A2 by Moody’s and, if rated by Fitch, A by Fitch.  If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article X.

Section 10.09.

Resignation and Removal; Appointment of Successor.

(a)

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor Trustee under Section 10.10 hereof.

(b)

The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and the Seller and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register.  A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies.  Upon receiving notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees.  If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor Trustee.

(c)

If at any time the Trustee shall cease to be eligible under Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor, the Depositor may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

(d)

The Owners of a majority of the Voting Rights represented by the Offered Certificates, or, if there are no Offered Certificates then Outstanding, by such majority of the Voting Rights represented by the Class X-IO, Class P and Class R Certificates, may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee to be removed, to the successor Trustee so appointed, to the Depositor and to the Servicer, copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

(e)

[Reserved].

(f)

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor Trustee.  If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Depositor.  If no successor Trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(g)

The Servicer shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Rating Agencies and to the Owners as their names and addresses appear in the Register.  Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

Section 10.10.

Acceptance of Appointment by Successor Trustee.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder.  Upon request of any such successor Trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register.  The Depositor shall send a copy of such notice to the Rating Agencies.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

Section 10.11.

Merger, Conversion, Consolidation or Succession to Business of the Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X.  In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

Section 10.12.

Reporting; Withholding.

(a)

The Trustee shall timely provide to the Owners the Internal Revenue Service’s Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

(b)

As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in (a) preceding, the Trustee shall timely file all reports prepared by the Seller and required to be filed by the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service’s Form 1066 and Schedule Q. The Trustee shall, upon written request of the Seller, collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

(c)

Except as otherwise provided, the Trustee shall have the responsibility for preparation and execution of those returns, forms, reports and other documents referred to in this Section.

(d)

The Seller covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

Section 10.13.

Indemnification and Liability of the Trustee.

The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein.  Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Sellers, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Trustee is the obligor).  In addition, the Depositor and Nationstar Mortgage covenant and agree to indemnify the Trustee and the Servicer (if the Servicer is also the Trustee) and their officers, directors, agents and employees from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from negligence or bad faith.  The Trustee and any director, officer, employee or agent of the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.  The provisions of this Section 10.13 shall survive the resignation or removal of the Trustee, termination of this Agreement and the payment of the outstanding Certificates.  When the Trustee incurs expenses or provides services after the occurrence of a default and the commencement of a voluntary or involuntary case under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law involving the Sellers or the Servicer, the expenses and fees for such services are intended to constitute expenses of administration under such laws.  In no event shall the Trustee be liable for special, indirect or consequential damages.

Section 10.14.

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

(i)

All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

(ii)

No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

(iii)

The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them.  Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14.  Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 10.15.

Appointment of Custodians.

The Trustee may appoint one or more Custodians to hold all or a portion of the Files as agent for the Trustee, by entering into a Custodial Agreement.  Subject to this Article X, the Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Owners of the Certificates.

END OF ARTICLE X

ARTICLE XI

MISCELLANEOUS

Section 11.01.

Compliance Certificates and Opinions.

Upon any application or request by the Depositor, the Sellers or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, each of the Sellers or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

(a)

a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

(c)

a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 11.02.

Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, either of the Sellers or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, either of the Sellers or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 11.03.

Acts of Owners.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sellers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Owners signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

The ownership of Certificates shall be proved by the Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

Section 11.04.

Notices, etc. to Trustee.

Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners under this Agreement or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Depositor, either of the Sellers or the Servicer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office as set forth in Section 2.02 hereof.

Section 11.05.

Notices and Reports to Owners; Waiver of Notices.

Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.  In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.  Notwithstanding the foregoing, if the Servicer is removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

Section 11.06.

Rules by Trustee.

The Trustee may make reasonable rules for any meeting of Owners.

Section 11.07.

Successors and Assigns.

All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

Section 11.08.

Severability.

In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09.

Benefits of Agreement; Third-Party Beneficiaries.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement; provided that the Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

Section 11.10.

Legal Holidays.

In any case where the date of any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement (with the exception of any Monthly Remittance Date) shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.  In any case where the date of any Monthly Remittance Date shall not be a Business Day, then payment or mailing need not be made on such date, but must be made on the preceding Business Day.

Section 11.11.

Governing Law; Submission to Jurisdiction.

(a)

In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

(b)

The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court.  The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(c)

Each of the Depositor, the Sellers and the Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof.  Each of the Depositor, the Sellers and the Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

(d)

Nothing contained in this Agreement shall limit or affect the right of the Depositor, any of the Sellers or the Servicer, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

Section 11.12.

Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13.

Usury.

The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).  In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid.  In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

Section 11.14.

Amendment.

(a)

The Trustee, the Depositor, the Sellers and the Servicer (with respect to any amendment which materially adversely affects the Swap Provider, with the consent of the Swap Provider) may, at any time and from time to time, without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to the amendment, for the purposes of (i) if accompanied by an approving Opinion of Counsel experienced in federal income tax matters, and an Officer’s Certificate, which shall not be at the expense of the Trustee, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization, (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status of each REMIC, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions of this Agreement which are inconsistent with any other provisions of this Agreement, or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner and such amendment shall not be a significant change that would cause the Trust not to be a QSPE.  Any such amendment shall be deemed not to adversely affect in any material respect any Owner if such Owner shall have consented thereto in writing or if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to the Offered Certificates.  Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of such Owner or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding.  The Trustee shall not be required to execute any amendment or supplement if it affects its rights, duties, immunities or indemnities.

(b)

The Rating Agencies and the Swap Provider shall be provided by the Seller and the Depositor with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

(c)

Notwithstanding any contrary provisions of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

(d)

The Trustee may, at any time and from time to time, amend the Swap Agreement, if such amendment is requested by the Swap Provider, provided such amendments are not significant changes that would cause the Trust not to be a QSPE, for the purposes of (i) curing any ambiguity in or (ii) correcting or supplementing any provisions of, the Swap Agreement, if accompanied by an approving Opinion of Counsel experienced in such matters, which shall not be at the expense of the Trustee, to the effect that such amendment will not adversely affect the interests of the related Certificateholders.

Section 11.15.

Paying Agent; Appointment and Acceptance of Duties.

The Trustee is hereby appointed Paying Agent.  The Seller may, if such Person meets the eligibility requirements for the Trustee set forth in Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

Each Paying Agent, immediately upon such appointment shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

(a)

allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

(b)

hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee.  Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Owners by mailing notice thereof at their addresses appearing on the Register.

Section 11.16.

REMIC Status.

(a)

The parties hereto intend that each REMIC created hereunder shall constitute, and that the affairs of each REMIC created hereunder shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions.  In furtherance of such intention, The Bank of New York, or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall:  (i) prepare or cause to be prepared and filed, at its own expense, in a timely manner, annual tax returns and any other tax return required to be filed by each REMIC created hereunder using a calendar year as the taxable year for such REMIC; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of each REMIC created hereunder, for it to be treated as a REMIC; (iii) at the Tax Matters Person’s expense, prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to each REMIC created hereunder, including Schedule Q to Form 1066, as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to “original issue discount” as defined in the Code based upon the prepayment assumption and calculated by using the “Issue Price” (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; provided that the tax return filed on Schedule Q to Form 1066 shall be prepared and forwarded to the Owners of the Class R Certificates no later than 50 days after the end of the period to which such tax return was due; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder, except as provided under this Agreement; (v) represent the Trust or each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or each REMIC created hereunder, and otherwise act on behalf of the Trust or each REMIC created hereunder in relation to any tax matter involving the Trust or each REMIC created hereunder (the legal expenses and costs of any such action described in this subsection (v) and any liability resulting therefrom shall constitute expenses of the Trust and shall constitute Trustee Reimbursable Expenses, unless such legal expenses and costs are incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence); (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a “tax matters person” pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transfer of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest.  The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

(b)

The Sellers, the Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners (i) to take no action which would result in the termination of REMIC status for any REMIC created hereunder, (ii) not to engage in any “prohibited transaction”, as such term is defined in Section 860F(a)(2) of the Code, (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and (iv) to cause the Servicer not to take or engage in any such action, to the extent that either of the Sellers is aware of any such proposed action by the Servicer.

(c)

Each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

(d)

Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

(e)

None of the Depositor, the Sellers or the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

(f)

Notwithstanding the foregoing clauses (d) and (e), the Trustee or either of the Sellers may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for any REMIC created hereunder; provided, however, that such transaction is otherwise permitted under this Agreement.

(g)

In the event that any tax is imposed on “prohibited transactions” of the Trust created hereunder as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of the Trust as defined in Section 860G(c) of the Code, on any contributions to the Trust after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee if such tax arises out of or results from the willful misfeasance, bad faith or negligence in performance by the Trustee of any of its obligations under Article X, or (ii) to the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article VIII or otherwise.

Section 11.17.

Additional Limitation on Action and Imposition of Tax.

Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an Opinion of Counsel experienced in federal income tax matters at the expense of the party seeking to take such action but in no event at the expense of the Trust to the effect that such transaction does not result in a tax imposed on the Trust or any REMIC created hereunder or cause a termination of REMIC status for any REMIC created hereunder, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day, (iii) allow the Servicer to foreclose upon any Home Equity Loan if such foreclosure would result in a tax on the Trust or any REMIC created hereunder or cause termination of REMIC status for any REMIC created hereunder or (iv) agree to any modification of this Agreement.  To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of each REMIC created hereunder and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates.  If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis.  The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

Section 11.18.

Appointment of Tax Matters Person.

A Tax Matters Person will be appointed for each REMIC created hereunder for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code.  The Tax Matters Person for each REMIC created hereunder shall be the Trustee as long as it owns a Class R Certificate.  If the Trustee does not own a Class R Certificate, the Tax Matters Person will be the holder of the largest percentage interest in the Class R Certificates.  The Trustee is hereby irrevocably appointed to act as the agent of the Tax Matters Person for all purposes of the Code and regulations thereunder.

Section 11.19.

Notices.

All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Trustee:	The Bank of New York 101 Barclay St. Floor 4W New York, New York 10286 Attention: Structured Finance Tel: (212) 815-8192 Fax: (212) 815-3910

The Depositor:	Nationstar Funding LLC 350 Highland Dr. Lewisville, Texas 75067 Attention: Greg Oniu Tel: (469) 549-2477 Fax: (972) 316-5817 Attention: Anne E. Sutherland Tel: (469) 549-2339 Fax: (469) 549-2085

The Seller:	Nationstar Mortgage LLC 350 Highland Dr. Lewisville, Texas 75067 Attention: Greg Oniu Tel: (469) 549-2477 Fax: (972) 316-5817 Attention: Anne E. Sutherland Tel: (469) 549-2339 Fax: (469) 549-2085

The Conduit Seller:	Auburn Funding LLC 2711 Centerville Rd Suite 400 Wilmington, Delaware 19808

The Servicer:	Nationstar Mortgage LLC 350 Highland Dr. Lewisville, Texas 75067 Attention: Greg Oniu Tel: (469) 549-2477 Fax: (972) 316-5817 Attention: Anne E. Sutherland Tel: (469) 549-2339 Fax: (469) 549-2085

The Swap Provider:	The Royal Bank of Scotland plc 280 Bishopsgate London EC2M 4RB Attention: Legal Department – Derivatives Documentation Telephone: (203) 618-2531/2532 Facsimile: (203) 618-2533/2534

with a copy to: Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Legal Department - Derivatives Documentation

The Custodian:	The Bank of New York Trust Company, National Association 2220 Chemsearch Blvd. Suite 150 Irving, Texas 75062 Attention: Jeff Cormier Fax: (972) 785-5300 Confirmation: (972) 785-5355

The Underwriters:	Banc of America Securities LLC 214 North Tryon Street NC1-027-21-04 Charlotte, North Carolina 28255 Attention: Christian Schiavone Tel: (800) 299-2265 Fax: (704) 386-6699

Citigroup Global Markets Inc. 390 Greenwich Street 6th Floor New York, New York 10013 Attention: Paul Humphrey Tel: (212) 723-9548 Fax: (212) 723-8591

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830 Attention: Frank Skibo Tel: (203) 625-6678 Fax: (203) 618-2164

Standard & Poor’s:

Standard & Poor’s Ratings Services,

   a division of The McGraw-Hill Companies, Inc.

55 Water Street

41st Floor

New York, New York 10041

Attention:  Residential Mortgage Group

Tel:  (212) 438-2000

Fax:  (212) 438-2661

Moody’s:	Moody’s Investors Service, Inc. 99 Church Street New York, New York 10007 Attention: The Residential Mortgage Monitoring Department Tel: (212) 553-0300 Fax: (212) 553-0355

Section 11.20.

Rule 144A Information.

For so long as any of the Class M-10, Class R, Class P or Class X-IO Certificates are “restricted securities” within the meaning of Rule 144A under the Securities Act, the Servicer (or if the Trustee is then acting as Servicer, Nationstar Mortgage) agrees to provide to any Owner of the Class M-10, Class R, Class P or Class X-IO Certificates and to any prospective purchaser of Class M-10, Class R, Class P or Class X-IO Certificates designated by such an Owner, upon the request of such Owner or prospective purchaser, the information specified below which is intended to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section 11.20 shall require, as to the Trustee or Nationstar Mortgage, only that the Servicer (or if the Trustee is then acting as Servicer, Nationstar Mortgage) provide publicly available information regarding it or the Trustee in response to any such request; and provided further that the Servicer (or if the Trustee is then acting as Servicer, Nationstar Mortgage shall be obligated to provide only such basic, material information concerning the structure of the Class M-10, Class R, Class P or Class X-IO Certificates and distributions thereon, the nature, performance and servicing of the Home Equity Loans supporting the Certificates, and any credit enhancement mechanism, if any, associated with the Certificates.  Any recipient of information provided pursuant to this Section 11.20 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Class M-10, Class R, Class P or Class X-IO Certificates by the prospective purchaser.  The Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Servicer or Nationstar Mortgage to any Owner or prospective purchaser of Class M-10, Class R, Class P or Class X-IO Certificates.

END OF ARTICLE XI

ARTICLE XII

EXCHANGE ACT REPORTING

Section 12.01.

Filing Obligations.

The Servicer, the Trustee and each Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Estate.  In addition to the information specified below, if so requested by the Depositor in writing for the purpose of satisfying its reporting obligation under the Exchange Act, the Servicer, the Trustee and each Seller shall (and the Servicer shall cause each Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

Section 12.02.

Form 10-D Filings.

(a)

In accordance with the Exchange Act, and only until a Form 15 relating to the automatic suspension of reporting in respect of the Trust Estate under the Exchange Act has been filed, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Estate, a Form 10-D with copies of the monthly report and, to the extent delivered to the Trustee, no later than 5 days following the Distribution Date, such other information identified by the Depositor or the Servicer, in writing, to be filed with the Commission (such other information, the “Additional Designated Information”).  If the Depositor or Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number.  Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Servicer, as the case may be, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense.  At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Estate.  The Servicer shall sign the Form 10-D filed on behalf of the Trust Estate.  For administrative convenience, the Servicer may deliver executed signature pages to the Trustee to be held by the Trustee in escrow and attached to a Form 10-D only upon the Servicer's electronic notification to the Trustee authorizing such attachment.

(b)

No later than each Distribution Date, each of the Servicer and the Trustee shall notify (and the Servicer shall cause any Subservicer to notify) the Depositor and the Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor.  In addition to such information as the Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor in writing, each of the Servicer and the Trustee shall provide such information which is available to the Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Home Equity Loans (in the case of the Trustee, based on the information provided by the Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(c)

The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format).  The Trustee shall have no liability to the Certificateholders, the Trust Estate, the Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

Section 12.03.

Form 8-K Filings.

The Servicer shall prepare and file on behalf of the Trust Estate any Form 8-K required by the Exchange Act.  Each Form 8-K must be signed by the Servicer.  Each of the Servicer (and the Servicer shall cause any Subservicer to promptly notify) and the Trustee shall promptly notify the Depositor and the Servicer (if the notifying party is not the Servicer), but in no event later than noon New York City time two (2) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge.  Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.  Concurrently with any Supplemental Transfer, the Sponsor shall notify the Depositor and the Servicer, if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.

Section 12.04.

Form 10-K Filings.

Prior to March 20th of each year, commencing in 2008 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Estate a Form 10-K, in form and substance as required by the Exchange Act.  A senior officer in charge of the servicing function of the Servicer shall sign each Form 10-K filed on behalf of the Trust Estate.  Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 8.16, (ii) annual report on assessments of compliance with servicing criteria described under Section 12.07 and (iii) accountant’s report described under Section 12.07.  Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 12.05.

If the Item 1119 Parties listed on Exhibit V have changed since the Startup Date, no later than March 1 of each year, the Servicer shall provide each of the Servicer (and the Servicer shall provide any Subservicer) and the Trustee with an updated Exhibit V setting forth the Item 1119 Parties.  No later than March 15 of each year, commencing in 2008, the Servicer and the Trustee shall notify (and the Servicer shall cause any Subservicer to notify) the Depositor and the Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor.  Additionally, each of the Servicer and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Servicer or the Trustee, as applicable, and in the case of the Servicer shall cause each Subservicer, to provide, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Estate:  (i) if such Person’s report on assessment of compliance with servicing criteria described under Section 12.07 or related registered public accounting firm attestation report described under Section 12.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person’s report on assessment of compliance with the servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

Section 12.05.

Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff)).  No later than March 15 of each year, beginning in 2008, the Servicer and the Trustee shall (unless such person is the Certifying Person), and the Servicer shall cause each Subservicer and each Reporting Subcontractor and the Trustee shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit T-2 (in the case of a Subservicer or any Reporting Subcontractor of the Servicer or a Subservicer) and Exhibit T-1 (in the case of the Trustee or any Reporting Subcontractor of the Trustee), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer in charge of the servicing function of the Servicer shall serve as the Certifying Person on behalf of the Trust Estate.  Neither the Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Estate.  In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Servicer and the Depositor.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Estate.

Section 12.06.

Form 15 Filing.

Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Trustee on behalf of the Depositor shall (i) file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Estate under the Exchange Act and (ii) notify the Custodian and the Swap Provider of such filing pursuant to Section 7.09.

Section 12.07.

Report on Assessment of Compliance and Attestation.

(a)

On or before March 20 of each calendar year, commencing in 2008 (and with respect to the Trustee, only for so long as a 10-K is required to be filed with respect to the Trust):

(i)

Each of the Servicer and the Trustee (as Trustee and as Custodian) shall deliver to the Depositor and the Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Servicer’s or the Trustee’s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit U hereto delivered to the Depositor concurrently with the execution of this Agreement.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.  The Depositor and the Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

(ii)

Each of the Servicer and the Trustee shall deliver to the Depositor and the Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

(iii)

The Servicer shall cause, to the extent required by Item 1122 of Regulation AB, each Subservicer and each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 12.07.

(iv)

The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor and the Servicer an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section.

(v)

The Servicer and the Trustee shall execute (and the Servicer shall cause each Subservicer to execute, and the Servicer and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 8.16, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 12.07 and (iii) accountant’s report provided pursuant to this Section 12.07 (provided, that the Trustee’s reliance certificate shall only be required with respect to clause (ii)) and shall include a certification that each such annual compliance statement or report, as applicable, discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 12.07.

(b)

In the event the Servicer, any Subservicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 12.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Estate, the Certificates or the Home Equity Loans.

(c)

Each assessment of compliance provided by a Subservicer pursuant to Section 12.07(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit T hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 12.07(a)(iii) or (iv) need not address any elements of the Servicing Criteria other than those specified by the Servicer or the Trustee, as applicable, pursuant to Section 12.07(a)(i).

Section 12.08.

Use of Subservicers and Subcontractors.

(a)

The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 8.16 and this Article XII to the same extent as if such Subservicer were the Servicer (except with respect to the Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person).  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 8.16, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 12.07 and any certification required to be delivered to the Certifying Person under Section 12.05 as and when required to be delivered.  As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

(b)

It shall not be necessary for the Servicer, any Subservicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Servicer or the Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Servicer or any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Servicer or any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 12.07 and 12.09 of this Agreement to the same extent as if such Subcontractor were the Servicer (except with respect to the Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable.  The Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 12.05 and Section 12.07, in each case as and when required to be delivered.

Section 12.09.

Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XII, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XII pursuant to Section 11.14, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.  If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Estate, the Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Servicer in this Article XII with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Servicer satisfactory to the Depositor, and such Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit W, and the certificates referred to in Section 12.07.

END OF ARTICLE XII

IN WITNESS WHEREOF, the Depositor, the Sellers, the Servicer and the Trustee have caused this Agreement to be duly executed their respective officers thereunto duly authorized, all as of the day and year first above written.

NATIONSTAR FUNDING LLC, as Depositor
By: _/s/ Gregory A. Oniu________________
Name: Gregory A. Oniu Title: Treasurer

NATIONSTAR MORTGAGE LLC, as Seller
By: _/s/ Gregory A. Oniu________________
Name: Gregory A. Oniu Title: Senior Vice President

AUBURN FUNDING, LLC, as Conduit Seller By: NATIONSTAR MORTGAGE LLC, as Manager
By: _/s/ Gregory A. Oniu________________
Name: Gregory A. Oniu Title: Senior Vice President

NATIONSTAR MORTGAGE LLC, as Servicer
By: _/s/ Gregory A. Oniu________________
Name: Gregory A. Oniu Title: Senior Vice President

THE BANK OF NEW YORK, as Trustee
By: _/s/ Michael Wiblishauser____________
Name: Michael Wiblishauser Title: Assistant Vice President

STATE OF TEXAS )
:	ss.:
COUNTY OF DENTON )

On the 5th day of June 2007, before me personally came Gregory A. Oniu to me known that he is a Treasurer of Nationstar Funding LLC, a Delaware limited liability agreement; and that he signed his name thereto by order of the sole member of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

_/s/ Cynthia D. Sharp__________________

Notary Public

STATE OF TEXAS )
:	ss.:
COUNTY OF DENTON )

On the 5th day of June 2007, before me personally came Gregory A. Oniu to me known that he is a Senior Vice President of Nationstar Mortgage LLC, and that he signed his name thereto by order of the sole member of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

_/s/ Cynthia D. Sharp__________________

Notary Public

STATE OF TEXAS )
:	ss.:
COUNTY OF DENTON )

On the 5th day of June 2007, before me personally came Gregory A. Oniu to me known that he is a Senior Vice President of Nationstar Mortgage LLC and that he signed his name thereto by order of Nationstar Mortgage LLC, as manager of Auburn Funding, LLC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

_/s/ Cynthia D. Sharp__________________

Notary Public

STATE OF NEW YORK )
:	ss.:
COUNTY OF KINGS )

On the 7th day of June 2007, before me personally came Michael Wiblishauser to me known that he is a Assistant Vice President of The Bank of New York, and that he executed the above instrument as Trustee; and that he signed his name thereto by order of the Board of Directors of said bank.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

_/s/ Rosita Walters__________________

Notary Public

SCHEDULE I-A
SCHEDULE OF GROUP I HOME EQUITY LOANS

A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

SCHEDULE I-B SCHEDULE OF GROUP 2 HOME EQUITY LOANS

A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

SCHEDULE I-C PREPAYMENT CHARGE SCHEDULE

A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

SCHEDULE I-D [RESERVED]

SCHEDULE I-E SELLER SCHEDULE OF HOME EQUITY LOANS

A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

SCHEDULE I-F CONDUIT SCHEDULE OF HOME EQUITY LOANS

A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

SCHEDULE I-G
INVESTMENT INSTRUCTIONS TO TRUSTEE
Account	Eligible Investment
(1) Certificate Account	[ ] Prime Money Market Fund-Institutional Class
(2) Net WAC Cap Carryover Reserve Fund	[ ] Prime Money Market Fund-Institutional Class
(3) Swap Account	[ ] Prime Money Market Fund-Institutional Class

SCHEDULE I-H
SWAP AGREEMENT SCHEDULE OF NOTIONAL AMOUNTS
Distribution Date	Notional Amount($)	Payment Factor	Distribution Date	Notional Amount($)	Payment Factor
7/25/2007	N/A	N/A	5/25/2010	1,206,038.61	100
8/25/2007	7,030,291.51	100	6/25/2010	1,171,375.76	100
9/25/2007	6,937,516.20	100	7/25/2010	1,137,700.00	100
10/25/2007	6,827,058.07	100	8/25/2010	1,104,983.40	100
11/25/2007	6,699,087.09	100	9/25/2010	1,073,198.80	100
12/25/2007	6,553,907.99	100	10/25/2010	1,042,319.84	100
1/25/2008	6,391,974.60	100	11/25/2010	1,012,320.86	100
2/25/2008	6,213,892.83	100	12/25/2010	983,176.97	100
3/25/2008	6,020,407.06	100	1/25/2011	954,863.94	100
4/25/2008	5,812,465.88	100	2/25/2011	927,358.25	100
5/25/2008	5,597,224.72	100	3/25/2011	900,637.03	100
6/25/2008	5,389,474.43	100	4/25/2011	874,678.06	100
7/25/2008	5,189,048.80	100	5/25/2011	849,459.75	100
8/25/2008	4,995,685.26	100	6/25/2011	824,962.92	100
9/25/2008	4,809,130.77	100	7/25/2011	801,165.28	100
10/25/2008	4,629,141.50	100	8/25/2011	778,047.01	100
11/25/2008	4,455,482.57	100	9/25/2011	755,588.87	100
12/25/2008	4,287,927.47	100	10/25/2011	733,772.13	100
1/25/2009	4,126,258.00	100	11/25/2011	712,578.61	100
2/25/2009	3,970,164.05	100	12/25/2011	691,990.63	100
3/25/2009	3,787,072.88	100	1/25/2012	671,991.02	100
4/25/2009	3,549,013.21	100	2/25/2012	652,563.09	100
5/25/2009	3,327,143.04	100	3/25/2012	633,690.62	100
6/25/2009	3,120,443.48	100	4/25/2012	615,286.38	100
7/25/2009	2,927,508.46	100	5/25/2012	597,483.08	100
8/25/2009	2,747,388.03	100	6/25/2012	580,195.82	100
9/25/2009	2,598,953.45	100	7/25/2012	563,403.06	100
10/25/2009	2,480,940.85	100	8/25/2012	547,090.76	100
11/25/2009	1,563,362.76	100	9/25/2012	531,245.27	100
12/25/2009	1,517,199.50	100	10/25/2012	515,853.35	100
1/25/2010	1,472,400.42	100	11/25/2012	500,902.12	100
2/25/2010	1,428,924.96	100	12/25/2012	486,379.05	100
3/25/2010	1,386,733.77	100	1/25/2013	472,271.99	100
4/25/2010	1,296,574.83	100	2/25/2013	458,569.12	100

EXHIBIT A-1

FORM OF CLASS 1-AV-1 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS 1-AV-1
(Variable Certificate Rate)
(subject to the Group 1 Net WAC Cap)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: 1-AV-1-1		63860K AA0 CUSIP
$224,590,000 Original Class 1-AV-1 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date

CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class 1-AV-1 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class 1-AV-1 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class 1-AV-1 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class 1-AV-1 Certificates as of the close of business on the Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class 1-AV-1 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class 1-AV-1 Certificates.  The Percentage Interest of each Class 1-AV-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class 1-AV-1 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class 1-AV-1 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class 1-AV-1 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class 1-AV-1 Certificates are exchangeable for new Class 1-AV-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-2

FORM OF CLASS 2-AV-1 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS 2-AV-1
(Variable Certificate Rate)
(subject to the Group II Net WAC Cap)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: 2-AV-1-1		63860K AB8 CUSIP
$141,639,000 Original Class 2-AV-1 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date

CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class 2-AV-1 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class 2-AV-1 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class 2-AV-1 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class 2-AV-1 (the “Class 2-AV-1 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class 2-AV-1 Certificates as of the close of business on the Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class 2-AV-1 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class 2-AV-1 Certificates.  The Percentage Interest of each Class 2-AV-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class 2-AV-1 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class 2-AV-1 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class 2-AV-1 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class 2-AV-1 Certificates are exchangeable for new Class 2-AV-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-3

FORM OF CLASS 2-AV-2 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS 2-AV-2
(Variable Certificate Rate)
(subject to the Group II Net WAC Cap)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: 2-AV-2-1		63860K AC6 CUSIP
$100,700,000 Original Class 2-AV-2 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date

CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class 2-AV-2 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class 2-AV-2 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class 2-AV-2 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class 2-AV-2 (the “Class 2-AV-2 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class 2-AV-2 Certificates as of the close of business on the Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class 2-AV-2 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class 2-AV-2 Certificates.  The Percentage Interest of each Class 2-AV-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class 2-AV-2 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class 2-AV-2 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class 2-AV-2 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class 2-AV-2 Certificates are exchangeable for new Class 2-AV-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-4

FORM OF CLASS 2-AV-3 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS 2-AV-3
(Variable Certificate Rate)
(subject to the Group II Net WAC Cap)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: 2-AV-3-1		63860K AD4 CUSIP
$37,740,000 Original Class 2-AV-3 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date

CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class 2-AV-3 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class 2-AV-3 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class 2-AV-3 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class 2-AV-3 (the “Class 2-AV-3 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class 2-AV-3 Certificates as of the close of business on the Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class 2-AV-3 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class 2-AV-3 Certificates.  The Percentage Interest of each Class 2-AV-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class 2-AV-3 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class 2-AV-3 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class 2-AV-3 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class 2-AV-3 Certificates are exchangeable for new Class 2-AV-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-5

FORM OF CLASS 2-AV-4 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS 2-AV-4
(Variable Certificate Rate)
(subject to the Group II Net WAC Cap)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: 2-AV-4-1		63860K AE2 CUSIP
$57,306,000 Original Class 2-AV-4 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date

CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class 2-AV-4 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class 2-AV-4 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class 2-AV-4 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class 2-AV-4 (the “Class 2-AV-4 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class 2-AV-4 Certificates as of the close of business on the Business Day immediately preceding a Distribution Date, or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class 2-AV-4 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class 2-AV-4 Certificates.  The Percentage Interest of each Class 2-AV-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class 2-AV-4 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class 2-AV-4 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class 2-AV-4 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class 2-AV-4 Certificates are exchangeable for new Class 2-AV-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-6

FORM OF CLASS M-1 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-1
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-1-1		63860K AF9 CUSIP
$39,016,000 Original Class M-1 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-1 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-1 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-1 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-1 (the “Class M-1 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-1 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-1 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-1 Certificates.  The Percentage Interest of each Class M-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-1 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-1 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-1 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1 Certificates are exchangeable for new Class M-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-7

FORM OF CLASS M-2 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-2
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-2-1		63860K AG7 CUSIP
$28,886,000 Original Class M-2 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-2 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-2 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-2 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-2 (the “Class M-2 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-3 Certificates (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 Certificates (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 Certificates (the “Class M-7 Certificates”), Class M-8 Certificates (the “Class M-8 Certificates”), Class M-9 Certificates (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-2 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-2 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-2 Certificates. The Percentage Interest of each Class M-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-2 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-2 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-2 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2 Certificates are exchangeable for new Class M-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-8

FORM OF CLASS M-3 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-3
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-3-1		63860K AH5 CUSIP
$17,257,000 Original Class M-3 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-3 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-3 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-3 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-3 (the “Class M-3 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”). The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-3 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-3 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-3 Certificates.  The Percentage Interest of each Class M-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-3 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-3 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-3 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-3 Certificates are exchangeable for new Class M-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-9

FORM OF CLASS M-4 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-4
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-4-1		63860K AJ1 CUSIP
$14,256,000 Original Class M-4 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-4 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-4 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-4 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-4 (the “Class M-4 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”). The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-4 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-4 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-4 Certificates.  The Percentage Interest of each Class M-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-4 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-4 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-4 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-4 Certificates are exchangeable for new Class M-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-10

FORM OF CLASS M-5 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-5
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-5-1		63860K AK8 CUSIP
$12,005,000 Original Class M-5 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-5 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-5 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-5 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-5 (the “Class M-5 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-5 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-5 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-5 Certificates.  The Percentage Interest of each Class M-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-5 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-5 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-5 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-5 Certificates are exchangeable for new Class M-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-11

FORM OF CLASS M-6 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-6
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-6-1		63860K AL6 CUSIP
$6,752,000 Original Class M-6 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-6 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-6 Certificates.  Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-6 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-6 (the “Class M-6 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-6 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-6 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-6 Certificates. The Percentage Interest of each Class M-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-6 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-6 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-6 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-6 Certificates are exchangeable for new Class M-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-12

FORM OF CLASS M-7 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-7
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-7-1		63860K AM4 CUSIP
$12,005,000 Original Class M-7 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-7 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-7 Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-7 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-7 (the “Class M-7 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-7 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-7 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-7 Certificates. The Percentage Interest of each Class M-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-7 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-7 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-7 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-7 Certificates are exchangeable for new Class M-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-13

FORM OF CLASS M-8 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-8
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-8-1		63860K AN2 CUSIP
$6,753,000 Original Class M-8 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-8 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-8 Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-8 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-8 (the “Class M-8 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”). The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-8 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-8 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-8 Certificates.  The Percentage Interest of each Class M-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-8 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-8 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-8 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-8 Certificates are exchangeable for new Class M-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-14

FORM OF CLASS M-9 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IN THE CASE OF AN ERISA-RESTRICTED SWAP CERTIFICATE, PRIOR TO THE TERMINATION OF THE INTEREST RATE SWAP AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS (i) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (ii) THE ACQUISITION AND HOLDING OF THE ERISA-RESTRICTED SWAP CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-9
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (“Nationstar Home Equity Loan Trust 2007-C”) or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: M-9-1		63860K AP7 CUSIP
$11,629,000 Original Class M-9 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-9 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-9 Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-9 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY REPRESENTATIONS REQUIRED HEREIN SHALL BE DEEMED MADE BY THE OWNER OF A BOOK-ENTRY CERTIFICATE.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-9 (the “Class M-9 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-9 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-9 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-9 Certificates. The Percentage Interest of each Class M-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-9 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-9 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-9 Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $25,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-9 Certificates are exchangeable for new Class M-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT A-15

FORM OF CLASS M-10 CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

IF THIS CERTIFICATE IS AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), (II) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(C) OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO EMPLOYEE BENEFIT PLANS AND OTHER RETIREMENT ARRANGEMENTS).

TRANSFER OF THIS CLASS M-10 CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS M-10
(Variable Certificate Rate)

(Subject to the Subordinate Net WAC Cap)

Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

No: M-10-1		63860K AQ5 CUSIP
$13,506,000 Original Class M-10 Certificate Principal Balance	June 7, 2007 Date	June 25, 2037 Final Scheduled Distribution Date
CEDE & CO.
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

The Owner hereof is entitled to principal payments on each Distribution Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance of the Class M-10 Certificates over the period from the date of initial issuance of the Certificates to the Final Scheduled Distribution Date for the Class M-10 Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to July 25, 2007 (the first Distribution Date), be less than the original Certificate Principal Balance of the Class M-10 Certificates set forth above.

Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee.  The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Pooling and Servicing Agreement.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS.  THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 2007 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class M-10 (the “Class M-10 Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the “Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class X-IO (the “Class X-IO Certificates”), Class P (the “Class P Certificates”) and Class R (the “Class R Certificates”).  The Class 2-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class M-10 Certificates as of the close of business on the Business Day immediately preceding such Distribution Date or if Definitive Certificates have been issued, as of the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the Class Principal Distribution Amount relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

Each Owner of record of a Class M-10 Certificate will be entitled to receive such Owner’s Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class M-10 Certificates.  The Percentage Interest of each Class M-10 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-10 Certificate on the Startup Day by the aggregate Certificate Principal Balance of the Class M-10 Certificates on the Startup Day.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

 The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class M-10 Certificates are issuable only as registered Certificates in minimum denominations of $100,000 original Certificate Principal Balance and in integral multiples of $1,000 in excess of $100,000.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-10 Certificates are exchangeable for new Class M-10 Certificates of authorized denominations evidencing the same aggregate principal amount.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK, as Trustee

By:

Title:

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT B-1

FORM OF CLASS X-IO CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF A CLASS OF “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO EMPLOYEE BENEFIT PLANS AND OTHER RETIREMENT ARRANGEMENTS).

TRANSFER OF THIS CLASS X-IO CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
CLASS X-IO
(Regular Interest)
Representing Certain Interests Relating to two Pools of
Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the “Depositor”), Auburn Funding, LLC, as conduit seller (the “Conduit Seller”) or Nationstar Mortgage LLC, a Delaware limited liability company (the “Seller” or the “Servicer”).  This Certificate represents a fractional ownership interest in the Group I and Group II Home Equity Loans and certain other property held by the Trust.)

No: X-IO-[1][2]
Date: June 7, 2007
Percentage Interest [ ]%
Nationstar Residual LLC
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class X-IO (the “Class X-IO Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the Class M-4 Certificates”), Class M-5 (the “Class M-5 Certificates”), Class M-6 (the Class M-6 Certificates”), Class M-7 (the “Class M-7 Certificates”), Class M-8 (the “Class M-8 Certificates”), Class M-9 (the “Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class P (the "Class P Certificates") and Class R (the “Class R Certificates”).  The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, the Owners of the Class X-IO Certificates as of the close of business on the Business Day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive the amount distributable pursuant to subclause C.21. of Section 7.03(b) of the Pooling and Servicing Agreement relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Class X-IO Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class X-IO Certificates are issuable only as registered Certificates.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class X-IO Certificates are exchangeable for new Class X-IO Certificates evidencing the same Percentage Interest as the Class X-IO Certificates exchanged.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT B-2

FORM OF CLASS
P CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO EMPLOYEE BENEFIT PLANS AND OTHER RETIREMENT ARRANGEMENTS).

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (i) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) (ii) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING (AS DEFINED IN THE AGREEMENT), A REPRESENTATION LETTER THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60 OR (iii) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(c) OF THE AGREEMENT REFERRED TO HEREIN.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE CLASS P
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC or Nationstar Mortgage LLC, a Delaware limited liability company (the "Seller" or the "Servicer").  This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

No: P-[1][2]
Date: June 7, 2007
Percentage Interest [ ]%
Nationstar Residual LLC
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

THIS CERTIFICATE IS AN ASSET-BACKED CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class P (the “Class P Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the Class M-7 Certificates”), Class M-8 (the Class M-9 Certificates”), Class M-9 (the Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class X-IO (the “Class X-IO Certificates”) and Class R Certificates (the “Class R Certificates”). The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, each owner of a Class P Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the amounts distributable pursuant to Section 7.03(d) of the Pooling and Servicing Agreement, relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Class P Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class P Certificates are issuable only as registered Certificates.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates evidencing the same Percentage Interest as the Class P Certificates exchanged.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT C

FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF EACH OF THE SOLE CLASSES OF “RESIDUAL INTERESTS” IN EACH “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO EMPLOYEE BENEFIT PLANS AND OTHER RETIREMENT ARRANGEMENTS).

TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A “DISQUALIFIED ORGANIZATION” AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER’S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME.  NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION.  A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE.  A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS.  FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM “PASS-THROUGH” ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”) OR (II) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08(C) OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE REPRESENTS A RESIDUAL INTEREST IN EACH OF SUBSIDIARY REMIC AND THE MASTER REMIC FOR FEDERAL INCOME TAX PURPOSES.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATE CLASS R (Residual Interest)
Representing Certain Interests Relating to two Pools of Home Equity Loans Sold and Serviced by
NATIONSTAR MORTGAGE LLC

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC (the "Depositor") or Nationstar Mortgage LLC, a Delaware limited liability company (the "Seller" or the "Servicer").  This Certificate represents a fractional ownership interest in the Trust Estate as defined below.)

No: R-1
Date: June 7, 2007
Percentage Interest [ ]%
Nationstar Residual LLC
Registered Owner

The registered Owner named above is the registered beneficial Owner of such Owner’s fractional interest in (a) the Home Equity Loans listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement (as defined below) which the Seller and the Conduit Seller are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee, together with the related Home Equity Loan documents and the Depositor’s interest in any Property, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, together with investment earnings on such amounts, and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, inclusive of investment earnings thereon, whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) any amounts received by the Supplemental Interest Trustee on the Swap Agreement and such amounts as may be held by the Supplemental Interest Trustee in the Swap Account, excluding any investment earnings on such amounts; (d) such amounts as may be held by the Trustee in the Net WAC Cap Carryover Reserve Fund together with investment earnings on such amounts; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, flood insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates, in each case, as specified in the Pooling and Servicing Agreement ((a) - (e) above shall be collectively referred to herein as the “Trust Estate”).

THIS CERTIFICATE IS AN ASSET-BACKED CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

This Certificate is one of a Class of duly-authorized Certificates designated as Nationstar Home Equity Loan Trust 2007-C, Nationstar Home Equity Loan Asset-Backed Certificates, Class R (the “Class R Certificates”) and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) by and among Nationstar Mortgage LLC, in its capacity as a seller (the “Seller”) and as the servicer (the “Servicer”), Auburn Funding, LLC, as a seller, Nationstar Funding LLC, in its capacity as depositor (the “Depositor”), and The Bank of New York, in its capacity as the trustee (the “Trustee”), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.  Also issued under the Pooling and Servicing Agreement are Certificates designated as Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1 (the “Class 1-AV-1 Certificates”), Class 2-AV-1 (the “Class 2-AV-1 Certificates”), Class 2-AV-2 (the “Class 2-AV-2 Certificates”), Class 2-AV-3 (the “Class 2-AV-3 Certificates”), Class 2-AV-4 (the “Class 2-AV-4 Certificates”), Class M-1 (the “Class M-1 Certificates”), Class M-2 (the Class M-2 Certificates”), Class M-3 (the “Class M-3 Certificates”), Class M-4 (the “Class M-4 Certificates”), Class M-5 (the Class M-5 Certificates”), Class M-6 (the “Class M-6 Certificates”), Class M-7 (the Class M-7 Certificates”), Class M-8 (the Class M-9 Certificates”), Class M-9 (the Class M-9 Certificates”), Class M-10 (the “Class M-10 Certificates”), Class P (the “Class P Certificates”) and Class X-IO (the “Class X-IO Certificates”). The Class 1-AV-1 Certificates, the Class 2-AV-1 Certificates, the Class 2-AV-2 Certificates, the Class 2-AV-3 Certificates, the Class 2-AV-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates shall be together referred to as the “Offered Certificates” and the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates are together referred to herein as the “Certificates.”  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing July 25, 2007, each owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the “Record Date”) will be entitled to receive the amounts distributable pursuant to subclause C.22. of Section 7.03(b) of the Pooling and Servicing Agreement, relating to such Certificates on such Distribution Date.  Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.  Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans.  No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, Nationstar Funding LLC, Auburn Funding, LLC or Nationstar Mortgage LLC or any of their Affiliates.  This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement additionally provides that the Servicer may, at its option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date on or after the Clean-Up Call Date.  In addition, under certain circumstances relating to the qualification of any REMIC hereunder as a REMIC under the Code, the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

The Class R Certificates evidence ownership in the “residual interest” in each of the REMICs hereunder.  The registered Owner of a Class R Certificate will be entitled to separate such Certificate into such component parts.  The Trustee shall, upon delivery to it of this Class R Certificate and a written request of the registered Owner thereof to separate such Certificate into its component parts, issued to such registered Owner in exchange for such Class R Certificate (i) a separately transferable, certified and fully registered security (a “Class LT-R Certificate”) that will, from the date of its issuance, represent the Owner’s Percentage Interest in the residual interest in the Subsidiary REMIC and (ii) a separately transferable, certified and fully registered security (a “Class R-1 Certificate”) that will, from the date of its issuance, represent the Owner’s Percentage Interest in the residual interest in the Master REMIC.  The Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such exchange of this Class R Certificate.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

The Owners of the majority of the Percentage Interests represented by the Certificates have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller, the Conduit Seller and the Servicer at any time and from time to time, without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment.  Any such consent by the Owner of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

The Class R Certificates are issuable only as registered Certificates.  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

THE BANK OF NEW YORK,

as Trustee

By:

__________________________

Title:

__________________________

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:

Title:

EXHIBIT D
FORM OF CERTIFICATE RE: HOME EQUITY LOANS PREPAID IN FULL AFTER CUT-OFF DATE
CERTIFICATE RE: PREPAID LOANS

I, __________________________, ______________________ of Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar Mortgage”), hereby certify that between the “Cut-Off Date” (as defined in the Pooling and Servicing Agreement dated as of June 1, 2007  among Nationstar Funding LLC, as depositor, Nationstar Mortgage, as seller and servicer, and The Bank of New York, as trustee) and the “Startup Day,” the following schedule of “Home Equity Loans” (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.

Account Number	Name	Original Amount	Current Balance	Date Paid Off

Dated: June 7, 2007

By:

__________________________

Title:

__________________________

EXHIBIT E-1

FORM OF TRUSTEE’S ACKNOWLEDGMENT OF RECEIPT

Reference is made to that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among Nationstar Funding LLC, as depositor, Nationstar Mortgage LLC, a Delaware limited liability company, as seller and servicer, Auburn Funding, LLC, as a seller and The Bank of New York, as trustee (the “Trustee”).  Capitalized terms used herein but not defined herein have the meaning assigned to them in the Pooling and Servicing Agreement.

The Trustee hereby acknowledges the receipt of the sum of $___________, representing the net proceeds disbursed from the Underwriters.

Dated:  June 7, 2007

THE BANK OF NEW YORK

as Trustee

By:

____________________________

Name:

Title:

EXHIBIT E-2

FORM OF CUSTODIAN’S ACKNOWLEDGMENT OF RECEIPT
CUSTODIAN’S ACKNOWLEDGMENT OF RECEIPT

The Bank of New York Trust Company, National Association, in its capacity as custodian (the “Custodian”) under the Custodial Agreement dated as of June 1, 2007, among the Custodian, Nationstar Mortgage LLC, in its capacity as servicer, and The Bank of New York, in its capacity as trustee (the “Trustee”) under that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among Nationstar Funding LLC, as depositor (the “Depositor”), Nationstar Mortgage LLC, a Delaware limited liability company, as seller and servicer (“Nationstar Mortgage”), Auburn Funding, LLC, as a seller and the Trustee, as trustee, hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by Nationstar Mortgage with respect to the Home Equity Loans pursuant to Section 3.05(b)(i) of the Pooling and Servicing Agreement.

The Schedule of Home Equity Loans is attached to this receipt as Schedule I.

The Custodian hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) and 3.06(c) of the Pooling and Servicing Agreement as required thereby.

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION

as Custodian

By:

____________________________

Name:

Title:

Dated:  June 7, 2007

EXHIBIT E-3

FORM OF DELAYED DELIVERY CERTIFICATION

DELAYED DELIVERY CERTIFICATION

[DATE]

[Depositor]

[Servicer]

Re:

Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among Nationstar Funding LLC, as Depositor, Nationstar Mortgage LLC, as Seller and Servicer, Auburn Funding, LLC, as a seller and The Bank of New York, as Trustee, Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C         ____

Gentlemen:

[Reference is made to the Pool Certification of the Custodian on behalf of the Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as the Custodian on behalf of the Trustee, on the Startup Day in accordance with Section 3.06 of the above-captioned Pooling and Servicing Agreement.]  The undersigned hereby certifies that as to each Delayed Delivery Home Equity Loan listed on the Schedule A attached hereto (other than any Home Equity Loans paid in full or listed on Schedule B attached hereto) it has received:

1.

The original Note, endorsed by the Seller or the originator of such Home Equity Loan, without recourse in the following form:  “Pay to the order of ________________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Note was lost or destroyed, together with a copy of the related Note;

2.

In the case of each Home Equity Loan, a duly executed assignment of the Mortgage to “The Bank of New York, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2007, without recourse”.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Home Equity Loans.

The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.  The Custodian on behalf of the Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each File of any of the Home Equity Loans identified on the [Home Equity Loan Schedule][Loan Number and Borrower Identification Home Equity Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Home Equity Loans.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION

as Custodian

By:__________________________________

Name:

Title:

EXHIBIT F

FORM OF POOL CERTIFICATION
POOL CERTIFICATION

WHEREAS, the undersigned is an Authorized Officer of The Bank of New York Trust Company, National Association, in its capacity as custodian (the “Custodian”) under the Custodial Agreement dated June 1, 2007, among the Custodian, Nationstar Mortgage LLC, acting in its capacity as servicer, and The Bank of New York, acting in its capacity as trustee (the “Trustee”) of a certain pool of home equity loans heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 2007, (the “Pooling and Servicing Agreement”) among Nationstar Funding LLC, as depositor, Nationstar Mortgage LLC, a Delaware limited liability company, as seller and servicer, Auburn Funding, LLC, as a seller and the Trustee, as trustee; and

WHEREAS, the Custodian is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Files relating to the Home Equity Loans within a specified period following the Startup Day and to notify the Seller promptly of any defects with respect to the Home Equity Loans, and the Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Custodian to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

NOW, THEREFORE, the Custodian hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Home Equity Loans identified in the Schedule of Home Equity Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Home Equity Loans, any remedial action by the Seller pursuant to Section 3.06(b) of the Pooling and Servicing Agreement has been completed. The Custodian makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

          Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION

as Custodian

By:

____________________________

Name:

Title:

Dated:  _______________, 2007

EXHIBIT G

FORM OF DELIVERY ORDER
DELIVERY ORDER

The Bank of New York
101 Barclay St. 4W

New York, NY 10286

Attention:  Nationstar Home Equity Loan Trust 2007-C

Ladies and Gentlemen:

Pursuant to Section 4.01 of the pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among Nationstar Funding LLC, as depositor (the “Depositor”), Nationstar Mortgage LLC, a Delaware limited liability company, as seller and servicer, Auburn Funding, LLC, as a seller and The Bank of New York, as trustee (the “Trustee”), THE DEPOSITOR HEREBY CERTIFIES that all conditions precedent to the issuance of the Nationstar Home Equity Loan Trust 2007-C Home Equity Loan Asset-Backed Certificates, Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class X-IO, Class P and Class R (the “Certificates”), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order. Instructions regarding the registration of the Certificates are attached hereto.

Very truly yours,

NATIONSTAR FUNDING LLC

By:

____________________________

Title:

____________________________

Dated:  June 7, 2007

EXHIBIT H

FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
AFFIDAVIT PURSUANT TO SECTION 860E(e) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

STATE OF )
:	ss.:
COUNTY OF )

[NAME OF OFFICER], being first duly sworn, deposes and says:

That he is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _________] [the United States], on behalf of which he makes this affidavit.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated June 1, 2007, among Nationstar Funding LLC, as depositor, Nationstar Mortgage LLC, as Seller and Servicer, Auburn Funding, LLC, as a seller and The Bank of New York, as Trustee.

1.

That (i) the Investor is not a “disqualified organization” and will not be a “disqualified organization” as of [date of transfer] (For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers’ cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.); (ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

2.

That the Investor is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to a disqualified organization; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middle-man) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

3.

That the Investor is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

4.

That the Investor is aware that the Trustee will not register the Transfer of the Class R Certificates unless the transferee, or the transferees' agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Investor expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

5.

The Investor's Taxpayer Identification Number is [_________________].

6.

That no purpose of the Investor relating to the purchase of the Class R Certificates by the Investor is or will be to enable the transferor to impede the assessment or collection of tax within the meaning of Treasury Regulation 1.860E-1(c).

7.

That the Investor has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R Certificates remain outstanding and that it intends to pay such taxes as they become due.

8.

The Investor hereby agrees to cooperate with the Depositor and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of each REMIC created under the Pooling and Servicing Agreement.

9.

The Investor as transferee of the Class R Certificates has represented to the transferor that, if the Class R Certificates constitute a noneconomic residual interest, the Investor (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 2007.

[NAME OF INVESTOR]

By:

____________________________

[Name of Officer]

[Title of Officer]

[Corporate Seal]
Attest:

[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this __ day of ____________, 2007.

NOTARY PUBLIC
COUNTY OF

STATE OF

My commission expires the _ day of _______________, 20__.

EXHIBIT I-1

FORM OF CERTIFICATE REGARDING TRANSFER (ACCREDITED INVESTOR)
CERTIFICATE REGARDING TRANSFER (ACCREDITED INVESTOR)
[DATE]

The Bank of New York
101 Barclay St. 4W

New York, NY 10286

Attention:  Nationstar Home Equity Loan Trust 2007-C

Attention: Advanced Structured Products Services

Re:

Nationstar Home Equity Loan Trust 2007-C,

Nationstar Home Equity Loan Asset-Backed Certificates, Class ___

(“Certificates”)

Gentlemen:

In connection with our purchase on the date hereof of the above-referenced Certificates from ___________________ (“Seller”), [PURCHASER] (the “Purchaser”) hereby certifies that:

1.

The Purchaser is acquiring the Certificates for [investment purposes only for]1/ the Purchaser’s own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate Section 5 of the Securities Act of 1933, as amended (the “Act”), provided that the disposition of its property shall at all times be and remain within its control;

2.

The Purchaser understands that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

3.

The Purchaser has received a copy of the Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) pursuant to which the Certificates were issued, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which it has requested;

4.

The Purchaser believes it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that it is able to bear the economic risks of such an investment;

1/

Not required if the Purchaser is a broker/dealer.

5.

(a) With respect to an ERISA-Restricted Certificate, the Purchaser (i) is not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) nor is acting for, on behalf or with the assets of, any such plan or arrangement (collectively, a “Plan”) to effect such purchase, (ii) if the Class X-IO Certificate or Class P Certificate has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) is delivering herewith an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee, which Opinion of Counsel shall not be at the expense of either the Trustee, the Depositor, the Servicer or the Trust, to the effect that the purchase or holding of any ERISA-Restricted Certificates will not result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, and will not subject any of the above parties or the Trust to any obligation or liability in addition to those expressly undertaken under the Pooling and Servicing Agreement; and

(b)  In the case of an ERISA-Restricted Swap Certificate, prior to the termination of the Interest Rate Swap Agreement, either (i) the Purchaser  is not a Plan nor is a person acting for, on behalf of, or with the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption;

6.

If the Purchaser sells any of the Certificates, it will (i) obtain from any investor that purchases any Certificate from it a letter substantially in the form of Exhibit I-1 or I-2 to the Pooling and Servicing Agreement and (ii) to the extent required by the Pooling and Servicing Agreement, cause an Opinion of Counsel to be delivered, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

7.

For purposes of the Certificate Register, its address, including telecopier number and telephone number, is as follows:

telecopier:
telephone:

8.

The purchase of the Certificates by the Purchaser does not violate the provisions of the first sentence of Section 5.08(c) of the Pooling and Servicing Agreement; and

9.

Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this letter to be executed by its signatory, duly authorized, as of the date first above written.

[PURCHASER]

By:

_____________________________

Name:

_____________________________

Title:

_____________________________

EXHIBIT I-2

FORM OF CERTIFICATE REGARDING TRANSFER (RULE 114A)
CERTIFICATE REGARDING TRANSFER (RULE 144A)
[Date]

The Bank of New York
101 Barclay St. 4W

New York, NY 10286

Attention:  Nationstar Home Equity Loan Trust 2007-C

Attention: Advanced Structured Products Services

Re:

Nationstar Home Equity Loan Trust 2007-C,

Nationstar Home Equity Loan Asset-Backed Certificates,

Class ___-_____ (“Certificates”)

Dear Gentlemen or Ladies:

In connection with our purchase on the date hereof of the above-referenced Certificates from ______________________ (“Seller”), we hereby certify that:

1.

We are acquiring the Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the “Act”), provided that the disposition of our property shall at all times be and remain within our control;

2.

We understand that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

3.

We have received a copy of the Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which we have requested;

4.

We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that we are able to bear the economic risks of such an investment;

5.

If we sell any of the Certificates, at our option, we will either (i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and this paragraph 5 or (ii) deliver an Opinion of Counsel to such institutional investor, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

6.

(a) For the case of an ERISA-Restricted Certificate, we are acquiring the Certificates for our own account and the source of funds we (i) are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) nor are acting for, on behalf or with the assets of, any such plan for arrangement (collectively, a “Benefit Plan Investor”) to effect such purchase, (ii) if the Class X-IO Certificate or Class P Certificate has been the subject of an ERISA-Qualifying Underwriting (as defined in the Pooling and Servicing Agreement), we are an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) are delivering herewith an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Trustee, which Opinion of Counsel shall not be at the expense of either the Trustee, the Depositor, the Servicer or the Trust, to the effect that the purchase or holding of any ERISA-Restricted Certificates will not result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, and will not subject any of the above parties or the Trust to any obligation or liability in addition to those expressly undertaken under the Pooling and Servicing Agreement; and

(b)  In the case of an ERISA-Restricted Swap Certificate, prior to the termination of the Interest Rate Swap Agreement, either (i) the Purchaser  is not a Plan nor is a person acting for, on behalf of, or with the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption;

7.

For purposes of the Certificate Register, our address, including telecopier number and telephone number, is as follows:

telecopier:
telephone:

8.

If we sell any of the Certificates, we will obtain from any purchaser from us the same representations contained in the foregoing paragraph 6 and this paragraph 8;

9.

Our purchase of the Certificates does not violate the provisions of the first sentence of Section 5.08(c) of the Pooling and Servicing Agreement; and

10.

 Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, we have signed this certificate as of the date first written above.

By:

__________________________________

Name:

Title:

EXHIBIT J

HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS

Loan Number	Borrower Name	Original Loan Amount	Exception

EXHIBIT K

[RESERVED]

EXHIBIT L

[RESERVED]

EXHIBIT M

[RESERVED]

EXHIBIT N

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

___________________,

TO:

•

Re:

Custodial Agreement, dated as of June 1, 2007, by and among The Bank of New York, not individually, but solely as trustee (the “Trustee”), Nationstar Mortgage LLC (the “Servicer”) and The Bank of New York Trust Company, National Association (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

In connection with the administration of Home Equity Loans held by you as Custodian for the Trustee, we request the release, and acknowledge receipt, of the Note for the Home Equity Loan described below, for the reason indicated.  The Servicer hereby acknowledges that the Note or other documents released will be held by it in trust for the benefit of the Trustee on behalf of the Trust.  The Servicer agrees that it will return to the Custodian the Note and other documents when its need for such Note or other documents no longer exists but in any event within any time period required by the Pooling and Servicing Agreement.

Mortgagor’s Name, Address and Zip Code:

Home Equity Loan Number:

Reason for Requesting Document: (check one)

__

1.

Home Equity Loan Paid in Full.

(The Servicer hereby certifies that all amounts received in connection therewith have been finally received by and credited to the Trust as required by the Pooling and Servicing Agreement and Custodial Agreement).

__

2.

Home Equity Loan Repurchased.

(The Servicer hereby certifies that the repurchase price has been finally received by and credited to the Trust as required by the Pooling and Servicing Agreement and Custodial Agreement).

__

3.

Mortgage Loan Liquidation by

(The Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Trust as required by the Pooling and Servicing Agreement and the Custodial Agreement).

__

4.

Mortgage Loan in Foreclosure.

__

5.

Other (explain)

____________________________________________________

____________________________________________________

If box 1, 2 or 3 above is checked, and if the Note was previously released to us, please release to us our previous receipt on file.

If box 4 or 5 above is checked, upon our return of the Note to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

[Servicer]

_________________________________________

Name:

Title:

Documents returned to Custodian:

[ the Custodian ]

Name:

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

[RESERVED]

EXHIBIT R

SWAP AGREEMENT

EXHIBIT S

[RESERVED]

EXHIBIT T-1

(Trustee)

FORM OF PERFORMANCE CERTIFICATION

PERFORMANCE CERTIFICATION

Re:

The [           ] agreement dated as of [              l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

The Trustee (the “Company”), certifies to [the parties specified in the  Agreement], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

The Trustee has reviewed the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Estate (collectively, the “Distribution Date Statements”);

(2)

Assuming the accuracy and completeness of the information delivered to the Company by [the parties specified in the Pooling and Servicing Agreement] as provided in the Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-Ds included in the year covered by the annual report of such Trust Estate on Form 10-K for the calendar year 20[   ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

(3)

Based solely on the information delivered to the Company by [the parties specified in the Pooling and Servicing Agreement] as provided in the Agreement, (i) the distribution information required under the Agreement to be contained in the Trust Estate’s Distribution Date Statements and (ii) the servicing information required to be provided by [the parties specified in the Pooling and Servicing Agreement] to the Trustee for inclusion in the Trust Estate’s Distribution Date Statements, to the extent received by the Trustee from [the parties specified in the Pooling and Servicing Agreement] in accordance with the Agreement, is included in such Distribution Date Statements;

(4)

The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from [the parties specified in the Pooling and Servicing Agreement] and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by [the parties specified in the Pooling and Servicing Agreement]; and

(5)

The Servicing Assessment required to be provided by the Company pursuant to the Agreement, has been provided to [the parties specified in the Pooling and Servicing Agreement].  Any material instances of noncompliance described in such report have been disclosed to [the parties specified in the Pooling and Servicing Agreement].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such report.

Date: _________________________

By: _______________________________
Name:
Title:

EXHIBIT T-2

(Subservicer)

FORM OF ANNUAL CERTIFICATION

ANNUAL CERTIFICATION

Re:

The [           ] agreement dated as of [            l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the parties specified in the Agreement], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Home Equity Loans by the Company during 20[   ] that were delivered by the Company to [the parties specified in the Pooling and Servicing Agreement] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to [the parties specified in the Pooling and Servicing Agreement];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [the parties specified in the Pooling and Servicing Agreement].  Any material instances of noncompliance described in such reports have been disclosed to the [the parties specified in the Pooling and Servicing Agreement]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title:

EXHIBIT U

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT*

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

Reg. AB Item 1122(d) Servicing Criteria	DEPOSITOR	SELLER	SERVICER	TRUSTEE	CUSTODIAN
General Servicing Considerations
monitoring performance or other triggers and events of default			[X]	[X]
monitoring performance of vendors of activities outsourced			[X]
maintenance of back-up servicer for pool assets			[X]
fidelity bond and E&O policies in effect			[X]
Cash Collection and Administration
timing of deposits to custodial account			[X]	[X]
wire transfers to investors by authorized personnel			[X]	[X]
advances or guarantees made, reviewed and approved as required			[X]
accounts maintained as required			[X]	[X]
accounts at federally insured depository institutions			[X]	[X](1)
unissued checks safeguarded			[X]
monthly reconciliations of accounts			[X]	[X]
Investor Remittances and Reporting
investor reports			[X]	[X]
remittances			[X]	[X]
proper posting of distributions			[X]	[X]
reconciliation of remittances and payment statements			[X]	[X]
Pool Asset Administration
maintenance of pool collateral			[X]		[X]
safeguarding of pool assets/documents			[X]		[X]
additions, removals and substitutions of pool assets	[X]	[X]	[X]
posting and allocation of pool asset payments to pool assets			[X]
reconciliation of servicer records			[X]
modifications or other changes to terms of pool assets			[X]
loss mitigation and recovery actions			[X]
records regarding collection efforts			[X]
adjustments to variable interest rates on pool assets			[X]
matters relating to funds held in trust for obligors			[X]
payments made on behalf of obligors (such as for taxes or insurance)			[X]
late payment penalties with respect to payments made on behalf of obligors			[X]
records with respect to payments made on behalf of obligors			[X]
recognition and recording of delinquencies, charge-offs and uncollectible accounts			[X]
maintenance of external credit enhancement or other support	[X]	[X]

__________________

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

(1)  For 1122(d)(2)(v), the Trustee needs to provide only if it is a “custodial account” for purposes of these servicing criteria.  Subject to further clarification from the Commission.

EXHIBIT V

LIST OF ITEM 1119 PARTIES

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C

MORTGAGE PASS-THROUGH CERTIFICATES,
Series 2007-C

[Date]

Party and Affiliation	Contact Information

EXHIBIT W

FORM OF SARBANES-OXLEY CERTIFICATION

SARBANES-OXLEY CERTIFICATION

Re:

The [         ] agreement dated as of [              l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the parties specified in the Pooling and Servicing Agreement], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Home Equity Loans by the Company during 200[ ] that were delivered by the Company to [the parties specified in the Pooling and Servicing Agreement] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to [the parties specified in the Pooling and Servicing Agreement];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [the parties specified in the Pooling and Servicing Agreement].  Any material instances of noncompliance described in such reports have been disclosed to the [the parties specified in the Pooling and Servicing Agreement]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title: